                                                                    Exhibit 10.3



                              AMENDED AND RESTATED
                            GLOBAL CREDIT AGREEMENT

                            Dated as of July 8, 1998

                                     among

                              Ocean Energy, Inc.,
                            a Delaware Corporation,

                   Chase Bank of Texas, National Association,
                            as Administrative Agent,

                   Morgan Guaranty Trust Company Of New York,
                             as Syndication Agent,

                               Barclays Bank PLC,
                            as Documentation Agent,

                              ABN Amro Bank, N.V.,
                        Bank Of America National Trust &
                              Savings Association,
                                    Paribas,
                               Nationsbank, N.A.,
                      Societe Generale, Southwest Agency,
                                      and
                        Wells Fargo Bank (Texas), N.A.,
                                 as Co-Agents,

                                      and

                  The Lenders Now or Hereafter Parties Hereto

Chase Bank Of Texas, National Association   Morgan Guaranty Trust Company Of
                                                        New York
             Barclays Bank PLC                     Nationsbank, N.A.
                                  Co-Arrangers

                               TABLE OF CONTENTS

                                                                           Page

ARTICLE I Definitions and Accounting Matters..............................   1
  Section 1.01 Terms Defined in Recitals..................................   1
  Section 1.02 Certain Defined Terms......................................   1
  Section 1.03 Accounting Terms and Determinations........................  21

ARTICLE II Commitments....................................................  21
  Section 2.01 Loans and Letters of Credit................................  21
  Section 2.02 Borrowings, Continuations and Conversions; Issuance of
               Letters of Credit..........................................  23
  Section 2.03 Extensions and Changes of Commitments......................  27
  Section 2.04 Facility Fee and Other Fees................................  29
  Section 2.05 Lending Offices............................................  30
  Section 2.06 Several Obligations........................................  30
  Section 2.07 Notes......................................................  30
  Section 2.08 Prepayments................................................  30
  Section 2.09 Borrowing Base.............................................  32

ARTICLE III Payments of Principal and Interest............................  35
  Section 3.01 Repayment of Loans.........................................  35
  Section 3.02 Interest...................................................  35

ARTICLE IV Payments; Pro Rata Treatment; Computations; Etc................  36
  Section 4.01 Payments...................................................  36
  Section 4.02 Pro Rata Treatment.........................................  37
  Section 4.03 Computations...............................................  37
  Section 4.04 Non-receipt of Funds by the Administrative Agent...........  38
  Section 4.05 Sharing of Payments, Etc...................................  38
  Section 4.06 Assumption of Risks........................................  39
  Section 4.07 Obligation to Reimburse and to Prepay......................  40
  Section 4.08 Obligations for Letters of Credit..........................  41

ARTICLE V Yield Protection and Illegality.................................  42
  Section 5.01 Additional Costs...........................................  42
  Section 5.02 Limitation on Eurodollar Loans.............................  43
  Section 5.03 Illegality.................................................  43
  Section 5.04 Base Rate Loans pursuant to Sections 5.01, 5.02 and 5.03...  43
  Section 5.05 Compensation...............................................  43
  Section 5.06 Additional Cost in Respect of Tax..........................  44
  Section 5.07 Avoidance of Taxes and Additional Costs....................  45
  Section 5.08 Lender Tax Representation..................................  45
  Section 5.09 Limitation on Right to Compensation........................  46
  Section 5.10 Compensation Procedure.....................................  46

ARTICLE VI Conditions Precedent...........................................  47
  Section 6.01 Effectiveness..............................................  47
  Section 6.02 All Loans and Letters of Credit............................  48
  Section 6.03 Conditions Relating to Letters of Credit...................  49

ARTICLE VII Representations and Warranties................................  49
  Section 7.01 Corporate Existence........................................  49
  Section 7.02 Financial Condition........................................  49
  Section 7.03 Litigation.................................................  50
  Section 7.04 No Breach..................................................  50
  Section 7.05 Corporate Action; Binding Obligation.......................  50
  Section 7.06 Approvals..................................................  50
  Section 7.07 Use of Loans and Letters of Credit.........................  51
  Section 7.08 ERISA......................................................  51
  Section 7.09 Taxes......................................................  51
  Section 7.10 Insurance..................................................  51
  Section 7.11 Titles, etc................................................  51
  Section 7.12 No Material Misstatements..................................  52
  Section 7.13 Investment Company Act.....................................  52
  Section 7.14 Public Utility Holding Company Act.........................  52
  Section 7.15 Subsidiaries and Partnerships..............................  52
  Section 7.16 Location of Business and Offices...........................  52
  Section 7.17 Rate Filings...............................................  52
  Section 7.18 Environmental Matters......................................  53
  Section 7.19 Defaults...................................................  54
  Section 7.20 Compliance with the Law....................................  54
  Section 7.21 Risk Management Agreements.................................  54
  Section 7.22 Gas Imbalances.............................................  54
  Section 7.23 Solvency...................................................  54
  Section 7.24 Year 2000 Compliance.......................................  54

ARTICLE VIII Affirmative Covenants........................................  55
  Section 8.01 Financial Statements.......................................  55
  Section 8.02 Litigation.................................................  58
  Section 8.03 Corporate Existence, Etc...................................  58
  Section 8.04 Environmental Matters......................................  59
  Section 8.05 Engineering Reports........................................  59
  Section 8.06 Stock of Restricted Subsidiaries...........................  60
  Section 8.07 Further Assurances.........................................  60
  Section 8.08 Performance of Obligations.................................  61

ARTICLE IX Negative Covenants.............................................  61
  Section 9.01 Debt.......................................................  61
  Section 9.02 Liens......................................................  63
  Section 9.03 Investments, Loans and Advances............................  64

  Section 9.04  Dividends, Distributions and Redemptions..................  66
  Section 9.05  Financial Covenants.......................................  66
  Section 9.06  Nature of Business........................................  67
  Section 9.07  Limitation on Operating Leases and Sale-Leaseback
                Transactions..............................................  67
  Section 9.08  Mergers, Etc..............................................  67
  Section 9.09  Proceeds of Notes.........................................  68
  Section 9.10  ERISA Compliance..........................................  68
  Section 9.11  Sale or Discount of Receivables...........................  68
  Section 9.12  Risk Management Agreements................................  68
  Section 9.13  Transactions with Affiliates..............................  68
  Section 9.14  Negative Pledge Agreements................................  68
  Section 9.15  Subsidiaries and Partnerships.............................  69
  Section 9.16  Sale of Oil and Gas Properties............................  69
  Section 9.17  Environmental Matters.....................................  69
  Section 9.18  Payment Restrictions......................................  69
  Section 9.19  Subordinated and Long-Term Pari Passu Debt................  70
  Section 9.20  Maintenance of Deposits...................................  70
  Section 9.21  Unrestricted Subsidiaries.................................  71
  Section 9.22  Gas Imbalances, Take-or-Pay or Other Prepayments..........  71

ARTICLE X Events of Default...............................................  72
  Section 10.01 Events of Default.........................................  72
  Section 10.02 Cash Collateral for Letters of Credit.....................  74

ARTICLE XI The Agents.....................................................  74
  Section 11.01 Appointment, Powers and Immunities........................  74
  Section 11.02 Reliance by Agents........................................  75
  Section 11.03 Defaults..................................................  75
  Section 11.04 Rights as a Lender........................................  75
  Section 11.05 Indemnification...........................................  76
  Section 11.06 Non-Reliance on Agents and other Lenders..................  76
  Section 11.07 Action by Agents..........................................  77
  Section 11.08 Resignation or Removal of Agents..........................  77

ARTICLE XII Miscellaneous.................................................  78
  Section 12.01 Waiver....................................................  78
  Section 12.02 Notices...................................................  78
  Section 12.03 Payment of Expenses, Indemnities, etc.....................  78
  Section 12.04 Amendments, Etc...........................................  80
  Section 12.05 Successors and Assigns....................................  80
  Section 12.06 Assignments and Participations............................  80
  Section 12.07 Invalidity................................................  82
  Section 12.08 Entire Agreement..........................................  82
  Section 12.09 References................................................  82
  Section 12.10 Survival..................................................  82
  Section 12.11 Captions..................................................  82

  Section 12.12 Counterparts..............................................  83
  Section 12.13 GOVERNING LAW; SUBMISSION TO JURISDICTION.................  83
  Section 12.14 Confidentiality...........................................  84
  Section 12.15 Interest..................................................  84
  Section 12.16 Effectiveness.............................................  85
  Section 12.17 Survival of Obligations...................................  85
  Section 12.18 Debt Characterization for Indenture Purposes; Specified or
                Designated Senior Indebtedness............................  86
  Section 12.19 EXCULPATION PROVISIONS....................................  86

ANNEX, EXHIBITS AND SCHEDULES

Annex I       --   List of U.S. Commitments and Canadian Subcommitment; Global
                   Commitment Percentages

Exhibit A-1   --   Form of Conventional Loan Note
Exhibit A-2   --   Form of Bid Rate Loan Note
Exhibit B-1   --   Form of Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
Exhibit B-2   --   Form of Opinion of Onebane, Bernard, Torian, Diaz, McNamera &
                   Abell
Exhibit C-1   --   Form of Borrowing Request
Exhibit C-2   --   Form of Competitive Bid Request
Exhibit C-3   --   Form of Bid Loan Quote/Response to Competitive Bid Request
Exhibit D     --   Restricted and Unrestricted Subsidiaries
Exhibit E     --   Partnerships
Exhibit F     --   Loan Documents
Exhibit G     --   Form of Assignment and Acceptance

Schedule 2.01 --   Assumed Letters of Credit
Schedule 7.03 --   Litigation
Schedule 7.18 --   Environmental Matters
Schedule 7.21 --   Risk Management Agreements
Schedule 7.22 --   Gas Imbalances

     This Amended And Restated Global Credit Agreement dated as of July 8, 1998 is among: Ocean Energy, Inc., a corporation duly organized and validly existing under the laws of the state of Delaware (the "Company"); each of the financial institutions that is now or hereafter a signatory hereto (individually, a "Lender" and, collectively, the "Lenders"); Chase Bank of Texas, National Association, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), Morgan Guaranty Trust Company Of New York, as Syndication Agent for the Lenders (in such capacity, the "Syndication Agent"), Barclays Bank PLC, as Documentation Agent for the Lenders (in such capacity, the "Documentation Agent"), and ABN Amro Bank, N.V., Bank of America National Trust & Savings Association, Paribas, Nationsbank, N.A., Societe Generale, Southwest Agency and Wells Fargo Bank (Texas), N.A., as Co-Agents for the Lenders (in such capacity, the "Co-Agents").

                                    Recitals

     A. The Company, as guarantor, Ocean Energy, Inc., a Louisiana corporation ("OEI-Louisiana"), as borrower, and certain of the Agents and the Lenders entered into that certain Global Credit Agreement dated as of March 27, 1998 (such credit agreement, the "Prior Credit Agreement").

     B. For their own corporate purposes and not at the request of the Lenders or the Agents, the Company and OEI-Louisiana have requested that the Agents and the Lenders (i) amend, restate and restructure the Prior Credit Agreement such that, under the credit facilities evidenced by this Agreement, the Company will assume all of the obligations and liabilities as borrower under the Prior Credit Agreement and OEI-Louisiana will cease to be liable as the borrower and become liable as a guarantor and (ii) make credit available on the terms and conditions stated herein.

     C. The Agents and the Lenders, subject to the terms and conditions stated herein, are willing to amend, restate and restructure the Prior Credit Agreement and to make such credit facilities available.

     D. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING MATTERS

     SECTION 1.01 TERMS DEFINED IN RECITALS. As used in this Agreement, the terms defined in the Recitals shall have the meanings indicated in the Recitals.

     SECTION 1.02 CERTAIN DEFINED TERMS. As used herein, including the Recitals, the following terms shall have the following meanings:

     "Absolute Rate" shall mean, with respect to any Bid Rate Loan, such rate of interest as a Lender may offer the Company for any given Interest Period therefor, which rate shall be fixed for the duration of such Interest Period.

     "Absolute Rate Loans" shall mean Bid Rate Loans which bear interest at the Absolute Rate.

     "Additional Costs" shall have the meaning assigned to that term in Section 5.01(a).

     "Affected Loans" shall have the meaning assigned to that term in Section 5.04.

     "Affiliate" of any Person shall mean (a) any Person directly or indirectly controlled by, controlling or under common control with such first Person and
(b) any director or executive officer of such first Person.

     "Affiliated Canadian Lender" shall mean, with regard to any Lender, the Canadian Lender designated as such on Annex I, if any.

     "Agent" shall mean any one or more of the Administrative Agent, the Paying Agent, the Syndication Agent, the Documentation Agent, the Technical Agents, the Competitive Bid Auction Agent and/or the Co-Agents, or if the context so indicates, all of the foregoing collectively. References to any Agent shall include its successors.

     "Aggregate Commitments" at any time shall equal the sum of the Commitments of all of the Lenders.

     "Agreement" shall mean this Amended and Restated Global Credit Agreement, as amended, supplemented or modified from time to time.

     "Allocated Canadian Borrowing Base" shall mean, as of any date, an amount in U.S. Dollars designated as such by the Company pursuant to Section 2.09(a)(iii). A Canadian Lender's Share of the Allocated Canadian Borrowing Base shall equal such Canadian Lender's Canadian Commitment Percentage of the Allocated Canadian Borrowing Base.

     "Allocated U.S. Borrowing Base" shall mean an amount equal to the Borrowing Base then in effect minus the Allocated Canadian Borrowing Base. A Lender's Share of the Allocated U.S. Borrowing Base shall equal such Lender's Commitment Percentage of the Allocated U.S. Borrowing Base.

     "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office at which its Loans of such Type are to be made and maintained.

     "Applicable Margin" shall mean, with respect to Conventional Loans, as of any date of determination, the following rate per annum as is applicable based upon the Percentage Usage as of such date of determination:


Percentage Usage           Eurodollar Applicable Margin    Base Rate Applicable Margin
---------------------------------------------------------------------------------------------------
Less than or equal to 50%              0.700%                             0.000%
---------------------------------------------------------------------------------------------------
Greater than 50%, but Less
 than or equal to  60%                 0.850%                             0.000%
---------------------------------------------------------------------------------------------------
Greater than 60%, but Less
 than or equal to 75%                  0.950%                             0.000%
---------------------------------------------------------------------------------------------------
Greater than 75%                       1.275%                             0.000%
---------------------------------------------------------------------------------------------------

     "Assignment and Acceptance" shall have the meaning assigned such term in
Section 12.06(b).

     "Available Canadian Subcommitment" shall mean, as of any date of determination, the lesser of (a) the Canadian dollar amount of the Allocated Canadian Borrowing Base (converted from U.S. Dollars to Canadian dollars by multiplying the exchange ratio of Canadian dollars to U.S. Dollars in effect on such date of determination, as determined in good faith by the Administrative Agent on such date pursuant to the following sentence, and the Allocated Canadian Borrowing Base); or (b) the aggregate Canadian Subcommitments as then in effect. The exchange ratio shall be calculated (i) on the date a reallocation pursuant to Section 2.09(a) between the Available Canadian Borrowing Base and Available U.S. Borrowing Base occurs, (ii) on each Redetermination Date, or (iii) in any event, at ninety (90) day intervals following the most recent Redetermination Date.

     "Available U.S. Commitment" shall mean the obligation of the Lenders to make Loans to the Company and to participate in Letters of Credit issued by the Administrative Agent for the account of the Company and its Subsidiaries in an aggregate amount not to exceed the lesser of either (a) the Aggregate Commitments, as then in effect, or (b) the then applicable Allocated U.S. Borrowing Base.

     "Bankers Acceptances" shall mean any banker's acceptance issued to any of the Canadian Lenders pursuant to the Canadian Credit Agreement.

     "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (a) the Federal Funds Rate for any such day plus 1/2 of 1% or (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

     "Base Rate Loans" shall mean Loans which bear interest at rates based upon the Base Rate.

     "Bid Loan Quote" shall mean an offer by any Lender to make Bid Rate Loans pursuant to Section 2.01(c), such offer being substantially in the form of Exhibit C-3.

     "Bid Rate" shall mean, with respect to any Bid Rate Loan, the rate per annum offered by any Lender in its sole discretion to the Company pursuant to
Section 2.01(c) for any Bid Rate Loan, which rate shall be either (a) determined on the basis of the rates referred to in the definition of "Eurodollar Rate" in this Section 1.02 or (b) an Absolute Rate.

     "Bid Rate Loan" shall mean any loan made pursuant to Section 2.01(c) under the procedures set forth in Section 2.02(g).

     "Bid Rate Note" shall mean a promissory note, described in Section 2.07(b) and being substantially in the form of Exhibit A-2, issued by the Company to the order of a Lender evidencing Bid Rate Loans made to the Company by such Lender.

     "Borrowing Base" shall mean at any time an amount equal to the amount determined in accordance with Section 2.09.

     "Borrowing Base Deficiency" shall have the meaning assigned to that term in
Section 2.08(c).

     "Business Day" shall mean any day on which commercial banks are not authorized or required to close in Houston, Texas; and where such term is used in the definition of "Quarterly Date" in this Section 1.02 or if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation of, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, continuation, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Canadian Agent" shall mean The Chase Manhattan Bank of Canada, as administrative agent for the Canadian Lenders, together with its successors in such capacity.

     "Canadian Commitment Percentage" shall mean a Canadian Lender's share, expressed as a percentage, of the Canadian Subcommitments as set forth under the caption "Canadian Subcommitment Percentage" in Annex I, as modified from time to time to reflect any assignments permitted by Section 12.03(b) of the Canadian Credit Agreement.

     "Canadian Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of even date herewith among Ocean Canada, the Canadian Agent and the Canadian Lenders, as the same may be amended, restated, supplemented or modified from time to time.

     "Canadian Indebtedness" shall mean an amount, converted into U.S. Dollars using the exchange ratio specified in the definition of "Available Canadian Subcommitment", of the loans made and Bankers Acceptances issued and accepted to or for Ocean Canada pursuant to the Canadian Credit Agreement.

     "Canadian Lenders" shall mean the lenders now or hereafter parties to the Canadian Credit Agreement.

     "Canadian Subcommitments" shall mean the "Commitments" of the Canadian Lenders (in Canadian dollars) under the Canadian Credit Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commitment" shall mean, as to each Lender, the obligation of such Lender to make Conventional Loans to the Company and to participate in the Letters of Credit issued by the Administrative Agent for the account of the Company or any of its Subsidiaries, in an aggregate amount at any one time outstanding equal to the amount set forth opposite such Lender's name on Annex I under the caption "U.S. Commitment", as the same may be reduced pursuant to Section 2.03 or may be modified pursuant to Assignment and Acceptances pursuant to Section 12.06(b).

     "Commitment Percentage" shall mean, as of any date of determination, as to any Lender, the percentage of the Commitments to be provided by a Lender under this Agreement as indicated on Annex I under the caption "U.S. Commitment Percentage", as modified from time to time to reflect any assignments permitted by Section 12.06(b).

     "Competitive Bid Auction Agent" shall mean The Chase Manhattan Bank in its capacity as bid administrator under Section 2.02(g).

     "Competitive Bid Request" shall have the meaning assigned such term in
Section 2.02(g)(i).

     "Consolidated Net Income" shall mean, for any period, the consolidated net income (or loss) of the Company and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding, without duplication, (a) any extraordinary or non-recurring net gains or losses together with any related provision for taxes on such gain or loss, realized in connection with any extraordinary or nonrecurring gains or losses, (b) any expenses associated with the Merger to the extent such expenses occur prior to December 31, 1998 and are not in excess of $40,000,000 in the aggregate, (c) the amount of noncash write downs of long-lived assets in compliance with GAAP or SEC guidelines, and (d) foreign currency translation adjustments.

     "Consolidated Restricted Subsidiary" shall mean a Consolidated Subsidiary that is a Restricted Subsidiary.

     "Consolidated Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person (whether now existing or hereafter acquired) whose financial statements should be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

     "Consolidated Tangible Net Worth" shall mean, with respect to the Company and its Consolidated Subsidiaries, the sum of preferred stock (if any), par value of common stock, capital in excess of par value of common stock and retained earnings, less treasury stock (if any), goodwill, cost in excess of fair value of net assets acquired and all other assets that are properly classified as intangible assets, but plus any expenses associated with the Merger occurring prior to December 31, 1998 and not in excess of $40,000,000 in the aggregate, the amount of noncash write downs of long-lived assets in compliance with GAAP or SEC guidelines, and excluding any extraordinary or non-recurring net gains or losses together with any related provision for taxes on such gain or loss, realized in connection with any extraordinary or nonrecurring gains or losses, and plus or minus, as appropriate, foreign currency translation adjustments, all as determined on a consolidated basis. Notwithstanding the foregoing, "Consolidated Tangible Net Worth" shall not be reduced to reflect redemptions or repurchases of equity securities permitted by the terms of Section 9.04.

     "Conventional Loan Note" shall mean a promissory note, described in Section 2.07(a) and being substantially in the form of Exhibit A-1, issued by the Company to the order of any Lender evidencing the Conventional Loans made to the Company by such Lender.

     "Conventional Loans" shall mean the loans made pursuant to Section 2.01(a).

     "Debt" shall mean, for any Person the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; (c) all obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable (other than for borrowed money) arising in the ordinary course of business of such Person; (d) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise; (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, provided that if such Debt is Non-recourse except with respect to the asset subject to such Lien, then only that portion of such Debt equal to the lesser of the amount of such Debt and the fair market value of such asset; (f) all Debt of others guaranteed by such Person or upon which such Person is otherwise liable as a partner or otherwise to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or other liability; (g) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (h) obligations to deliver goods or services including Hydrocarbons in consideration of advance payments other than (1) obligations to sell or purchase Hydrocarbons, (2) obligations with pipelines for firm transportation of natural gas of such Person, and (3) oil and gas balancing agreements, take or pay agreements or other prepayment obligations in respect of Hydrocarbons, in each case, incurred in the ordinary course of business and which are customary in the oil and gas industry.

     "Debt Coverage Ratio" shall mean the ratio, calculated as of any date of determination, of (a) Total Debt as of such date of determination to (b) EBITDA of the Company and its Consolidated Restricted Subsidiaries for the immediately preceding four (4) fiscal quarters of the Company and its Consolidated Restricted Subsidiaries ending on the date of determination, after giving effect to the pooling of interests treatment of the Merger.

     "Default" shall mean an event which with notice or lapse of time or both would become an Event of Default.

     "Dollars", "U.S. Dollars" and "$" shall mean lawful money of the United States of America.

     "EBITDA" shall mean, with respect to the Company and its Consolidated Restricted Subsidiaries, net earnings (excluding, without duplication, gains and losses resulting from the sale or retirement of assets, non-cash write downs, charges resulting from accounting convention changes and any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with any extraordinary or nonrecurring gains or losses, any expenses associated with the Merger occurring prior to December 31, 1998 and not in excess of $40,000,000 in the aggregate, and foreign currency translation adjustments) before deduction for taxes, interest expenses, exploration expenses, depreciation, and depletion and amortization expenses, all determined on a consolidated basis in accordance with GAAP; provided that if the Company or any Restricted Subsidiary shall acquire any Person or sell any Subsidiary or acquire or dispose of any Properties outside the ordinary course of business or engage in any other material transaction, EBITDA for the preceding four fiscal quarter period prior to such transaction may be determined on a pro forma basis using or excluding, as applicable, the revenue attributable to such Properties or Person's Properties, as appropriate, net of operating expenses, severance and ad valorem taxes incurred with respect to such Properties during the relevant period, as appropriate, and otherwise as if such transaction had occurred at the start of such four fiscal quarter period.

     "Effective Date" shall have the meaning assigned such term in Section
12.16.

     "Engineering Reports" shall have the meaning assigned to that term in
Section 2.09(c).

     "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which the Company or any of its Subsidiaries are conducting or at any time have conducted business, or where any Property of the Company or any of its Subsidiaries is located, or where any hazardous substances generated by or disposed of by the Company or any of its Subsidiaries are located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended. For purposes of this definition, the term "oil" shall have the meaning specified in OPA; the terms "hazardous substance," "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided that, in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment with respect to all provisions of this Agreement other than Article VII hereof, and provided further that, to the extent the laws of the state in which any Property of the Company or its Subsidiaries is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

     "Eurodollar Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Rate" in this Section 1.02.

     "Eurodollar Rate" shall mean, with respect to a Eurodollar Loan, the rate per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) quoted by the Administrative Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two (2) Business Days prior to the first day of the Interest Period for such Loan for the offering by the Administrative Agent to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the Lenders for such Interest Period.

     "Event of Default" shall have the meaning assigned to that term in Section 10.01.

     "Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate action; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action; (iii) (A) vendors', carriers', operators', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction, maritime, landlords' and other like Liens arising by operation of law and (B) Liens arising by agreement (provided that no such Liens secure any obligations constituting Debt for borrowed money or contingent obligations relating to borrowed money), in each case, in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties (including without limitation, Liens created in the ordinary course of business under oil and gas leases, farm-out agreements, divisions orders, partnership agreements, production sharing contracts or other petroleum concessions, licenses or similar agreements, royalty agreements, contracts for the sale or transportation of Hydrocarbons, operating agreements, development agreements or compulsory pooling or unitization orders, declarations and agreements and contractual landlord's liens), in any such case, in respect of obligations which have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings; (iv) Liens securing the performance of bids, tenders, contracts (other than for the repayment of borrowed money or for the deferred purchase price of Property or services), leases (other than leases which constitute Debt) and government contracts, statutory or regulatory obligations, surety and appeal bonds, and other Liens of like nature, in each case made in the ordinary course of business; (v) any Liens securing Debt, neither assumed nor guaranteed by the Company or any of its Subsidiaries nor on which any one of them pays interest, existing upon real estate or rights in or relating to real estate acquired by the Company or any Subsidiary for substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line or right of way purposes, and any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause
(v) does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Company or such Subsidiary;
(vi) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Company or any of its Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Company or any of its Subsidiaries; (vii) inchoate Liens on pipelines or pipeline facilities that arise by operation of law which have not attached to the Property subject of such Lien, (viii) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any of its Subsidiaries or on deposit with or in the possession of such banks, and (ix) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceedings that are currently being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been made to the extent required by GAAP.

     "Excluded Taxes" shall have the meaning assigned such term in Section 5.01(a).

     "Facility Fee Rate" shall mean, as of any date of determination, the following rate per annum as is applicable based upon the Percentage Usage as of such date of determination:

       Percentage Usage                 Facility Fee Rate
-----------------------------------------------------------
Less than or equal to 50%                     0.200%
-----------------------------------------------------------
Greater than 50%, but less
 than or equal to 60%                         0.250%
-----------------------------------------------------------
Greater than 60%, but less
 than or equal to 75%                         0.300%
-----------------------------------------------------------
Greater than 75%                              0.375%
-----------------------------------------------------------

     "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions for the next preceding day as so published on the next succeeding Business Day, and

(ii) if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such similar transactions as determined by the Administrative Agent.

     "Fee Letters" shall mean (i) that certain letter agreement dated March 3, 1998 among, inter alia, the Company, the Administrative Agent and an Affiliate of the Administrative Agent; and (ii) that certain letter agreement dated March 27, 1998 among, inter alia, the Company and Morgan Guaranty Trust Company of New York.

     "Financial Statements" shall mean the annual consolidated financial statements of the Company and its Consolidated Subsidiaries described or referred to in Section 7.02(a).

     "GAAP" shall mean generally accepted accounting principles as in effect on the Effective Date.

     "Global Commitment Percentage" shall mean, as to any Lender, the percentage of the Indebtedness (plus, without duplication, if such Lender is also a Canadian Lender or has an Affiliated Canadian Lender, the Dollar amount of Canadian Indebtedness) to be provided by such Lender under this Agreement (and, as applicable, by such Lender or its Affiliated Canadian Lender under the Canadian Credit Agreement) as indicated on Annex I, as modified from time to time to reflect any assignments permitted by Section 12.06(b) and Section 12.03(b) of the Canadian Credit Agreement and any decreases pursuant to Section
2.03 or Section 2.03 of the Canadian Credit Agreement.

     "Governmental Authority" shall mean (a) any governmental authority wherever located, including the federal governments of the United States, Canada and any other foreign country or nation, and any state, county, parish, province, municipal and political subdivisions in which any Property of the Company or any of its Subsidiaries is located or which exercises jurisdiction over any such Property; and (b) any court, agency, department, commission, board, bureau or instrumentality of any of them which exercises jurisdiction over any such Person or Property.

     "Governmental Requirement" shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

     "Guaranty Agreement" shall mean the guaranty agreement executed by OEI-Louisiana in form and substance satisfactory to the Administrative Agent and the Documentation Agent guarantying payment of the Indebtedness.

     "Havre" shall mean Havre Pipeline Company, LLC, a limited liability company established under the laws of the State of Texas of which the Company or a Subsidiary of the Company is the manager and a majority member.

     "Havre Credit Facility" shall mean that certain Credit Agreement, dated as of September 29, 1995, by and between Union Bank and Havre, the promissory notes described therein, the Pledge and Estoppel Agreement executed by OEI-Louisiana (as successor by merger to UMC), as assumed by OERI, in connection therewith, all guarantees of any of the foregoing and all amendments, restatements, refinancings (whether with the same lender or other lenders) and other modifications (including increases so long as the aggregate principal amount owing in connection therewith is less than $20,000,000) to the foregoing from time to time.

     "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     "Hydrocarbon Interests" shall mean all rights, titles, interests and estates in and to oil and gas leases; oil, gas and mineral leases; other liquid or gaseous hydrocarbon leases; production sharing contracts or other petroleum concessions, licenses or similar agreements made by or on behalf of a sovereign; mineral fee interests; overriding royalty and royalty interests; net profit interests and production payment interests in Hydrocarbons, including any reserve or residual interest of whatever nature.

     "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals.

     "Indebtedness" shall mean any and all amounts owing or to be owing by the Company or OEI-Louisiana to any Agent and/or the Lenders in connection with the Notes or any Loan Document, including this Agreement and the Letter of Credit Agreements, and all renewals, extensions and/or rearrangements thereof, but excluding the Canadian Indebtedness.

     "Indemnity Matters" shall mean actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands, causes of action, costs, losses, liabilities, damages or expenses of any kind or nature whatsoever.

     "Indentures" shall mean any or all of the following, as the context requires: (a) the 95 Indenture, (b) the 96 Indenture, (c) the 97 Indenture and
(d) the 98 Indentures.

     "Initial Funding" shall mean the funding of the initial Loans pursuant to
Section 6.01.

     "Initial Reserve Reports" shall mean: the reports of (a) Ryder Scott Company Petroleum Engineers and McDaniel & Associates Consultants Ltd. with respect to Oil and Gas Properties formerly owned by UMC evaluating such Properties as of January 1, 1998; (b) McDaniel & Associates Consultants Ltd. with respect to the Oil and Gas Properties of Ocean Canada evaluating such Properties as of January 1, 1998; (c) Netherland, Sewell & Associates, Inc. with respect to the Oil and Gas Properties of certain Subsidiaries of the Company named therein conducting operations in Africa evaluating such Properties as of January 1, 1998; (d) Netherland, Sewell & Associates with respect to the Oil and Gas Properties of the Company evaluating such Properties as of December 31, 1997; and (e) the chief petroleum engineer of the Company with respect to its Oil and Gas Properties evaluating such Properties as of December 31, 1997.

     "Intercreditor Agreement" shall mean that certain Amended and Restated Intercreditor Agreement of even date herewith among the Agents, the Lenders, the Canadian Agent, the Canadian Lenders, the Company, OEI-Louisiana and Ocean Canada, as amended from time to time.

     "Interest Coverage Ratio" shall mean the ratio, calculated as of the last day of any fiscal quarter of the Company, of (a) EBITDA for the immediately preceding four (4) fiscal quarters of the Company and its Consolidated Restricted Subsidiaries ending on the date of determination to (b) interest expenses (including capitalized interest expenses and excluding to the extent included in the calculation of interest expenses, amortization of capitalized debt issuance costs of the Company and its Consolidated Restricted Subsidiaries) on all Debt of the Company and its Consolidated Restricted Subsidiaries for the immediately preceding four (4) fiscal quarters of the Company and its Consolidated Restricted Subsidiaries ending on the date of determination, after giving effect to the pooling of interests treatment of the Merger; provided that if the Company or any Restricted Subsidiary shall acquire any Person or dispose of any Subsidiary or acquire or dispose of any Properties outside the ordinary course of business or engage in any other material transaction, interest expense for the preceding four fiscal quarter period prior to such transaction may be determined on a pro forma basis as if such transaction had occurred at the start of such four fiscal quarter period.

     "Interest Period" shall mean:

     (a) with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made or converted from a Base Rate Loan or the last day of the next preceding Interest Period with respect to such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 2.02 (or, in the case of a Conventional Loan that is a Eurodollar Loan, such longer period as may be requested by the Company and agreed to by all of the Lenders, and, in the case of a Bid Rate Loan that is a Eurodollar Loan, nine or twelve months as may be requested by the Company and agreed to by the Lender making such Loan), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and

     (b) with respect to any Absolute Rate Loan, the period commencing on the date such Loan is made and ending on such day thereafter, of not less than seven
(7) days and not more than 360 days, as the Company may select as provided in
Section 2.02(g).

     Notwithstanding the foregoing (unless, in the case of a Conventional Loan that is a Eurodollar Loan, agreed to by the Company and all of the Lenders, or, in the case of a Bid Rate Loan, the Company and the Lender making such Loan):
(i) no Interest Period for a Loan may end after the Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day; and (iii) notwithstanding clause (i) above, no Interest Period for any Eurodollar Loans shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be a shorter period, such Loans shall not be available hereunder.

     "LC Exposure" shall mean at any time the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate of all amounts drawn under Letters of Credit and not yet reimbursed or funded as a Loan pursuant to Section 4.07(b), minus the aggregate face amount of all letters of credit issued for the benefit of the Company or the Administrative Agent, which in each instance has been specifically accepted by the Administrative Agent as acceptable collateral supporting the Letters of Credit.

     "LC Fee Rate" shall mean, as of any date of determination, the Applicable Margin for Eurodollar Loans as of such date.

     "Lender Group" shall mean collectively the Agents, the Lenders, the Canadian Agent and the Canadian Lenders.

     "Letter of Credit Agreements" shall mean the written agreements between the Company and the Administrative Agent or one of its Affiliates executed or hereafter executed in connection with the issuance by the Administrative Agent or its Affiliate of the Letters of Credit, such agreements to be on the Administrative Agent's or such Affiliate's customary form for letters of credit of comparable amount and purpose, as from time to time in effect or as otherwise agreed to by the Company and the Administrative Agent or its Affiliate.

     "Letters of Credit" shall mean: (a) the letters of credit hereafter issued by the Administrative Agent or one of its Affiliates on behalf of the Lenders pursuant to Section 2.01(b), (b) all letters of credit heretofore issued by the Administrative Agent, as agent, or one of its Affiliates under the Prior Credit Agreement, which are outstanding on the date of the Initial Funding, and (c) all reimbursement obligations pertaining to any such letters of credit; and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligation pertaining thereto.

     "Liens" shall mean, with respect to any asset, any mortgage, lien, pledge, charge (including, without limitation, production payments and the like payable out of Oil and Gas Properties), security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company and its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Lion" shall mean Lion GPL, S.A.

     "Loan Documents" shall mean this Agreement, the Notes, the Letter of Credit Agreements, the Guaranty Agreement, the Fee Letters, the agreements or instruments described or referred to in Exhibit F, and any and all other agreements or instruments now or hereafter executed and delivered by the Company or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness or Canadian Indebtedness) in connection with, or as security for the payment or performance of, the Notes, the Letter of Credit Agreements or this Agreement, as such agreements may be amended or supplemented from time to time.

     "Loans" shall mean the Conventional Loans and Bid Rate Loans provided for by Section 2.01.

     "Long-Term Pari Passu Debt" shall mean, as of any date of determination, any Pari Passu Debt that has no amortization of principal prior to maturity and an initial final maturity of twenty (20) years or more as of the date such Debt is issued, including, without limitation, the 8-1/4% $125,000,000 Senior Notes due 2018 issued by the Company pursuant to the 98 Senior (20-year) Indenture.

     "Majority Lenders" shall mean: (a) if no Event of Default has occurred and is continuing, Lenders and Canadian Lenders (who are not in default of their obligations under this Agreement or the Canadian Credit Agreement ) having, without duplication, greater than fifty percent (50%) of the sum of the Aggregate Commitments and the Canadian Subcommitments; and (b) if an Event of Default has occurred and is continuing, Lenders and Canadian Lenders holding (or, as to Letters of Credit, participating in) greater than fifty percent (50%) of the outstanding aggregate principal amount of the Conventional Loans, Canadian Indebtedness and Letters of Credit (without regard to any sale by a Lender or a Canadian Lender of a participation in any Loan, Canadian Indebtedness or Letter of Credit). For purposes of this determination, Canadian dollar amounts shall be converted to Dollars at an exchange ratio specified in the definition of "Available Canadian Subcommitment".

     "Material Adverse Effect" shall mean any material and adverse effect on:
(a) the business, condition (financial or otherwise), results of operations, assets, liabilities or prospects of the Company and its Restricted Subsidiaries on a consolidated basis, (b) the ability of the Company and its Restricted Subsidiaries to perform their obligations under the Loan Documents to which they are party, taken as a whole, or (c) the rights and remedies of the Agents and the Lenders under the Loan Documents, taken as a whole.

     "Merger" shall mean the merger pursuant to the Merger Agreement of United Meridian into the Company, with the Company being the surviving Person.

     "Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of December 22, 1997 between the Company and United Meridian, as amended by amendments thereto dated as of January 7, 1998 and February 20, 1998.

     "Multiemployer Plan" shall mean a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "95 Indenture" shall mean that certain Indenture among the Company (as successor by merger to United Meridian), as issuer, OEI-Louisiana (as successor by merger to UMC), as initial subsidiary guarantor, and U.S. Bank Trust National Association (formerly known as First Bank of New York, National Association), as trustee, dated as of October 30, 1995, providing for the issuance of the Company's $150,000,000 10-3/8% Senior Subordinated Notes due 2005, as amended by the First Supplemental Indenture thereto dated as of November 4, 1997 and the Second Supplemental Indenture thereto dated as of March 27, 1998, and all notes or securities issued under any of the foregoing, any subsidiary guarantees issued pursuant to the terms of any of the foregoing, and all amendments and supplements to the foregoing permitted under Section 9.19(b) or a consent thereunder.

     "96 Indenture" shall mean that certain Indenture dated as of September 26, 1996 among the Company (formerly known as Flores & Rucks, Inc.), as issuer, the subsidiaries guarantors named therein, and State Street Bank and Trust Company, as trustee, providing for the issuance of the Company's $160,000,000 9-3/4% Senior Subordinated Notes due 2006, as amended by the First Supplemental Indenture thereto dated as of March 27, 1998, and all notes or securities issued under any of the foregoing, any subsidiary guarantees issued pursuant to the terms of any of the foregoing, and all amendments and supplements to the foregoing permitted under Section 9.19(b) or a consent thereunder.

     "97 Indenture" shall mean that certain Indenture dated as of July 2, 1997 among the Company, as issuer, the subsidiary guarantors named therein, and State Street Bank and Trust Company, as trustee, providing for the issuance of the Company's $200,000,000 8-7/8% Senior Subordinated Notes due 2007, as amended by the First Supplemental Indenture thereto dated as of March 27, 1998, and all notes or securities issued under any of the foregoing, any subsidiary guarantees issued pursuant to the terms of any of the foregoing, and all amendments and supplements to the foregoing permitted under Section 9.19(b) or a consent thereunder.

     "98 Indentures" shall mean the 98 Senior (7-year) Indenture, 98 Senior (20-year) Indenture and the 98 Senior Subordinated Indenture.

     "98 Senior (7-year) Indenture" shall mean shall mean that certain Indenture dated as of July 8, 1998 among the Company, as issuer, the subsidiary guarantors named therein, and Norwest Bank Minnesota, National Association, as trustee, providing for the issuance of the Company's $125,000,000 7-5/8% Senior Notes due 2005 and all notes or securities issued under any of the foregoing, any subsidiary guarantees issued pursuant to the terms of any of the foregoing, and all amendments and supplements to the foregoing permitted under Section 9.19(b) or a consent thereunder.

     "98 Senior (20-year) Indenture" shall mean shall mean that certain Indenture dated as of July 8, 1998 among the Company, as issuer, the subsidiary guarantors named therein, and Norwest Bank Minnesota, National Association, as trustee, providing for the issuance of the Company's $125,000,000 8-1/4% Senior Notes due 2018 and all notes or securities issued under any of the foregoing, any subsidiary guarantees issued pursuant to the terms of any of the foregoing, and all amendments and supplements to the foregoing permitted under Section 9.19(b) or a consent thereunder.

     "98 Senior Subordinated Indenture" shall mean that certain Indenture dated as of July 8, 1998 among the Company, as issuer, the subsidiary guarantors named therein, U.S. Bank Trust National Association, as trustee, providing for the issuance of the Company's $250,000,000 8-3/8% Senior Subordinated Notes due 2008 and all notes or securities issued under any of the foregoing, any subsidiary guarantees issued pursuant to the terms of any of the foregoing, and all amendments and supplements to the foregoing permitted under Section 9.19(b) or a consent thereunder.

     "Non-recourse" with respect to an obligation and a Person shall mean that such Person has no liability to the holder of such obligation for the payment or repayment of such obligation, except that such Person may have liability to the holder of such obligation for damages with respect to such obligation arising out of fraudulent acts or omissions, willful misrepresentations, willful misconduct and similar acts or omissions by such Person.

     "Non-Recourse Debt" shall mean Debt as to which neither the Company nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Debt), or (b) is directly or indirectly liable (as guarantor or otherwise), in each case, other than Debt permitted by Section 9.01(m).

     "Notes" shall mean the Conventional Loan Notes and Bid Rate Notes, together with any and all renewals, extensions for any period, increases, rearrangements or replacements thereof.

     "Ocean Canada" shall mean Ocean Energy Resources Canada, Ltd., a company amalgamated under the laws of the Province of British Columbia.

     "OEI-Louisiana" shall mean Ocean Energy, Inc., a corporation duly formed and existing under the laws of the state of Louisiana, which is a wholly-owned Subsidiary of the Company.

     "OERI" shall mean Ocean Energy Resources, Inc., a Delaware corporation, formerly known as Norfolk Holdings Inc., which is the parent of Ocean Canada and a Subsidiary of OEI-Louisiana.

     "Oil and Gas Properties" shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization or pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

     "Pari Passu Debt" shall mean, as of any date of determination, any Debt of the Company or OEI-Louisiana that is pari passu in right of payment to the Indebtedness.

     "Partnerships" shall mean the general and limited partnerships listed on Exhibit E.

     "Paying Agent" shall mean Chase Bank of Texas, National Association, in its capacity as the Paying Agent under the Intercreditor Agreement.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Percentage Usage" shall mean as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the sum of Loans, the LC Exposure and the Canadian Indebtedness outstanding as of such date of determination and the denominator of which is the Borrowing Base in effect as of such date of determination.

     "Person" shall mean any individual, corporation, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

     "Plan" shall mean an employee pension benefit or other plan established or maintained by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

     "Pledge of Production and Trust Agreements" shall mean collectively, (i) that certain Pledge of Production Proceeds and Trust Agreements dated as of May 12, 1993 among Shell Offshore Inc., OEI-Louisiana and First National Bank of Commerce, New Orleans, Louisiana, as Trustee, as the same may from time to time be amended, and (ii) that certain Pledge of Production Proceeds and Trust Agreements dated as of May 12, 1992 among Shell Offshore Inc., OEI-Louisiana and First National Bank of Commerce, New Orleans, Louisiana, as Trustee, as amended, and as the same may be further amended from time to time.

     "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Company or OEI-Louisiana under this Agreement, any Note or any Loan Document which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full or the default is cured or waived equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate; provided that, if such amount in default is principal of a Eurodollar Loan or Absolute Rate Loan and the due date is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period commencing on the due date and ending on the last day of the Interest Period therefor, 2% per annum above the interest rate for such Loan as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate, and thereafter, the rate provided for above in this definition.

     "Prime Rate" shall mean the rate of interest from time to time announced by the Administrative Agent at the Principal Office as its prime commercial lending rate. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as it may deem appropriate, it being understood that many of the Administrative Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

     "Principal Office" shall mean the principal office of the Administrative Agent, presently located at 707 Travis, Houston, Texas 77002.

     "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Quarterly Dates" shall mean the last day of each March, June, September and December in each year, commencing September 30, 1998; provided that if any such day is not a Business Day, then such Quarterly Date shall be the next succeeding Business Day.

     "Redetermination Date" shall mean the annual, semi-annual or other date that the redetermined Borrowing Base becomes effective.

     "Redetermination Period" shall mean the period between any two consecutive Redetermination Dates, regardless of the length of such period.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

     "Regulations T, U and X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

     "Regulatory Change" shall mean, with respect to any Lender, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders or insurance companies, including such Lender or its Applicable Lending Office, of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Required Lenders" shall mean: (a) if no Event of Default has occurred and is continuing, Lenders and Canadian Lenders (who are not in default of their obligations under this Agreement or the Canadian Credit Agreement ) having, without duplication, greater than sixty-six and two-thirds percent (66-2/3%) of the sum of the Aggregate Commitments and the Canadian Subcommitments; and (b) if an Event of Default has occurred and is continuing, Lenders and Canadian Lenders holding (or, as to Letters of Credit, participating in) greater than sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Conventional Loans, Canadian Indebtedness and Letters of Credit (without regard to any sale by a Lender or a

Canadian Lender of a participation in any Loan, Canadian Indebtedness or Letter of Credit). For purposes of this determination, Canadian dollar amounts shall be converted to Dollars at an exchange ratio specified in the definition of "Available Canadian Subcommitment".

     "Required Payment" shall have the meaning assigned to that term in Section 4.04.

     "Reserve Report" shall mean a report, in form and substance reasonably satisfactory to the Technical Agents, setting forth, as of each January 1 and July 1 (or such other date in the event of an unscheduled redetermination): (i) the oil and gas reserves attributable to Oil and Gas Properties of the Company and its Restricted Subsidiaries which the Company desires to include in the Borrowing Base, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time; and (ii) such other information as the Technical Agents may reasonably request. The term "Reserve Report" shall also include the information to be provided by the Company pursuant to Section 8.05(c).

     "Restricted Subsidiary" shall at all times mean OEI-Louisiana, OERI, Ocean Canada and any other Subsidiary of the Company, whether existing on or after the Effective Date, unless such Subsidiary is (i) an Unrestricted Subsidiary as of the Effective Date or is thereafter designated as an Unrestricted Subsidiary in accordance with Section 9.21 or (ii) a Subsidiary of an Unrestricted Subsidiary.

     "Risk Management Agreements" shall mean any commodity, interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement or other exchange, price or rate protection or risk management agreements or any option with respect to any such transaction.

     "SEC" shall mean the Securities and Exchange Commission or any successor agency thereto.

     "SEC Value" shall mean the future net revenues before income taxes from proved reserves, estimated assuming that oil and natural gas prices and production costs remain constant, then discounted at the rate of 10% per year to obtain the present value.

     "Share" of the Allocated Canadian Borrowing Base or the Allocated U.S. Borrowing Base shall have the meaning set forth within such terms.

     "Short-Term Pari Passu Debt" shall mean, as of any date of determination, any Pari Passu Debt that is not Long Term Pari Passu Debt (including, without limitation, 7-5/8% $125,000,000 Senior Notes due 2005 issued by the Company pursuant to the 98 Senior (7-year) Indenture).

     "Subordinated Debt" shall mean: (a) the Debt of the Company and OEI-Louisiana under the 95 Indenture, the 96 Indenture, the 97 Indenture, the 98 Senior Subordinated Indenture and other Debt permitted under Section 9.01(e)(i);
(b) the obligations under or in connection with the Pledge of Production and Trust Agreements; and (c) any Debt of the Company or OEI-Louisiana incurred in accordance with the terms of Section 9.01(e)(iii).

     "Subsidiary" shall mean, with respect to any Person, any corporation or limited liability company of which at least a majority of the outstanding shares of stock or interests having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation or a manager of such limited liability company (irrespective of whether or not at the time stock or interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of the Subsidiaries.

     "Tax" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement (or, if applicable in the context, the Canadian Credit Agreement) other than a stamp, registration, documentation or similar tax.

     "Tax Partnerships" shall mean partnerships or joint ventures arising out of routine joint operating agreements or farmout agreements entered into with the Company or any of its Restricted Subsidiaries with respect to Oil and Gas Properties.

     "Technical Agents" shall mean the Administrative Agent, the Syndication Agent and the Documentation Agent.

     "Termination Date" shall mean March 31, 2003, unless the Commitments are sooner terminated pursuant to Section 2.03(b) or Section 10.01, or extended pursuant to Section 2.03(a).

     "Total Debt" shall mean as of any date of determination, all Debt of the Company and its Consolidated Restricted Subsidiaries of the types described in clauses (a), (b) (but only letters of credit and bankers' acceptances), (c),
(d), (e) and (f) of the definition of "Debt", determined on a consolidated basis in accordance with GAAP.

     "Type" shall mean, with respect to any Loan, an Absolute Rate Loan, a Eurodollar Loan or a Base Rate Loan, each being a "Type" of Loan.

     "UMC" shall mean UMC Petroleum Corporation, a Delaware corporation which merged into OEI-Louisiana in connection with the Merger Agreement.

     "United Meridian" shall mean United Meridian Corporation, a Delaware corporation which merged into the Company pursuant to the Merger Agreement.

     "Unrestricted Subsidiary" shall mean, as of the Effective Date, each Subsidiary of the Company specified as such on Exhibit D, and any other Subsidiary of the Company which (i) the Board of Directors of the Company has determined will be designated an Unrestricted Subsidiary as provided in Section
9.21 and (ii) is a Subsidiary of an Unrestricted Subsidiary.

     "Voting Stock" shall mean, with respect to any Person, any class or classes of capital stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any

Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Wholly Owned Restricted Subsidiary" shall mean any Restricted Subsidiary to the extent (i) all of the capital stock or other ownership interests in such Restricted Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individuals or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining capital stock or ownership interest in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Subsidiary.

     SECTION 1.03 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to any Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements. Unless otherwise specified, all amounts referred to herein and in the other Loan Documents (other than the Canadian Credit Agreement and any guaranty executed in connection with the Canadian Credit Agreement) are in Dollars.

                                  ARTICLE II
                                  COMMITMENTS

     SECTION 2.01 LOANS AND LETTERS OF CREDIT.

     (A)  CONVENTIONAL LOANS.

          (i) Each Lender severally agrees, on the terms and conditions of this Agreement, to make revolving credit loans (each a "Conventional Loan") to the Company during the period from and including the Effective Date to and including the Termination Date, in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (1) such Lender's Commitment and (2) the amount of such Lender's Share of the Allocated U.S. Borrowing Base as then in effect; provided that the aggregate principal amount of all Conventional Loans and all Bid Rate Loans made by all of the Lenders hereunder at any one time outstanding shall not exceed the Available U.S. Commitment, as then in effect, minus the LC Exposure then outstanding. Subject to the terms of this Agreement, during the period from the Effective Date to and including the Termination Date, the Company may borrow, repay and reborrow the amount of the Available U.S. Commitment as then in effect. Conventional Loans may be Base Rate Loans or Eurodollar Loans.

          (ii) Unless consented to in writing by the Administrative Agent, no more than seven (7) Eurodollar Loans that are Conventional Loans may be outstanding from each

     Lender at any time. For purposes of this Section 2.01(a)(ii), Eurodollar Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

     (B) LETTERS OF CREDIT.

          (i) During the period from and including the Effective Date to and including the Termination Date, the Administrative Agent agrees, on behalf of the Lenders, to extend credit to the Company by issuing, renewing, extending or reissuing Letters of Credit for the account of the Company or any of its Subsidiaries; provided that the aggregate LC Exposure at any one time outstanding shall not exceed the lesser of (A) the Available U.S. Commitment as then in effect minus the aggregate amount of all Conventional Loans and Bid Rate Loans then outstanding or (B) $50,000,000.

          (ii) Each of the Letters of Credit shall (A) be issued by the Administrative Agent or The Chase Manhattan Bank, an Affiliate of the Administrative Agent, (B) contain such terms and provisions as are reasonably required by the Administrative Agent in accordance with its customary procedures, (C) be for the account of the Company or one of its Subsidiaries, and (D) expire not later than the earlier of three (3) years after the issue date of such Letter of Credit or five (5) days before the Termination Date.

          (iii) In conjunction with the issuance of a Letter of Credit, the Company shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Company, the Agents and the Lenders hereby agree that the provisions of this Agreement shall govern. Such conflicts include, without limitation, provisions in a Letter of Credit Agreement providing for an interest rate different from the interest rate provided in this Agreement and provisions in a Letter of Credit Agreement requiring or relating to collateral to secure the obligations thereunder.

     (C) BID RATE LOANS.

          (i) Each Lender severally agrees that the Company from time to time may request one or more of the Lenders to make loans to the Company on a non-pro rata basis (each a "Bid Rate Loan") in the manner set forth in
     Section 2.02(g) during the period from and including the Effective Date to and including the Termination Date; provided that (A) no Lender shall be obligated to make Bid Rate Loans to the Company unless such Lender has irrevocably offered to make a Bid Rate Loan pursuant to Section 2.02(g)(iii); and (B) following the making of any Bid Rate Loan by any Lender, the aggregate principal amount of all Conventional Loans and all Bid Rate Loans made by all of the Lenders hereunder at any one time outstanding shall not exceed the Available U.S. Commitment, as then in effect, minus the LC Exposure then outstanding. Bid Rate Loans may be Eurodollar Loans or Absolute Rate Loans. For purposes of this Section 2.01(c)(i) and Section 2.02(g), Bid Rate Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

          (ii) The making of any Bid Rate Loan to the Company by any Lender shall not be deemed to be a utilization of such Lender's Commitment (although it shall be deemed to be a utilization of the Available U.S. Commitment to effect the above stated limitation and for all other purposes of this Agreement).

     (D) LOANS UNDER PRIOR CREDIT AGREEMENT. On the Effective Date:

          (i) the Company shall pay all accrued and unpaid fees outstanding under the Prior Credit Agreement for the account of each "Lender" under the Prior Credit Agreement;

          (ii) to the extent outstanding on the Effective Date, each "Base Rate Loan" and "Eurodollar Loan" under the Prior Credit Agreement shall be repaid and the Company shall pay to the lenders thereunder any amounts due under Section 5.05 of the Prior Credit Agreement;

          (iii) all letters of credit issued under the Prior Credit Agreement (which are scheduled on Schedule 2.01) shall be deemed to be issued under
     Section 2.02(d) hereof as of the Effective Date; and

          (iv) the Prior Credit Agreement and the commitments thereunder shall be superseded by this Agreement and such commitments shall be amended and restated as set forth herein.

     SECTION 2.02 BORROWINGS, CONTINUATIONS AND CONVERSIONS; ISSUANCE OF LETTERS OF CREDIT.

     (A) BORROWINGS. The Company shall give the Administrative Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing, continuation, and conversion hereunder of a Conventional Loan, which shall specify the aggregate amount of such borrowing, continuation or conversion, the Type and date (which shall be a Business Day) of the Conventional Loans to be borrowed, continued or converted, and (in the case of Eurodollar Loans) the duration of the Interest Period therefor.

     (B) MINIMUM AMOUNTS. All Base Rate Loans (as part of the same borrowing) shall be in aggregate amounts among all Lenders of at least $1,000,000 (or whole multiples thereof) or the remaining unused portion of the Commitments. All Eurodollar Loans (as part of the same borrowing) shall be in aggregate amounts among all Lenders of at least $3,000,000 (or a whole multiple of $1,000,000 in excess thereof). All Bid Rate Loan borrowings under Section 2.02(g) shall be in amounts of at least $5,000,000.

     (C) NOTICES, ETC. FOR CONVENTIONAL LOANS. All borrowings, continuations and conversions relating to Conventional Loans shall require advance written notice from the Company to the Administrative Agent, in the form of Exhibit C-1, or such other form as may be accepted by the Administrative Agent from time to time, which in each case shall be irrevocable and effective only upon receipt by the Administrative Agent not later than (i) in the case of a Base Rate Loan, 11:00 a.m. Houston time on the date of such borrowing, continuation or conversion; and (ii) in the case of a Eurodollar Loan, 12:00 noon Houston time on a day which is not less than three (3) Business Days prior to the date of such borrowing, continuation or conversion. Not later than 12:00 noon Houston time on the date specified for each borrowing hereunder of a Conventional Loan, each Lender shall make available the amount of the Conventional Loan to be made by such Lender on such date to the Administrative Agent, at an account maintained by the Administrative Agent at the Principal Office, in immediately available funds for the account of the Company. The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company and maintained with the Administrative Agent at the Principal Office.

     (D) LETTERS OF CREDIT. The Company shall give the Administrative Agent (which shall promptly notify the Lenders) advance notice as provided in Section 2.02(c) not less than one (1) Business Day prior thereto of each request for the issuance, renewal, or extension of a Letter of Credit hereunder which request shall specify the amount of such Letter of Credit, the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, the duration thereof, the beneficiary thereof, and such other terms as the Administrative Agent may reasonably request, all of which shall be reasonably satisfactory to the Administrative Agent. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Administrative Agent shall issue such Letter of Credit to the beneficiary thereof.

     (E) CONTINUATION OPTIONS. Subject to the terms of this Agreement, the Company may elect to continue all or any part of any Eurodollar Loan that is a Conventional Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice to the Administrative Agent of such election, specifying the amount of such Eurodollar Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Company shall be deemed to have elected to convert such Eurodollar Loan to a Base Rate Loan. All or any part of any Eurodollar Loan may be continued as provided herein, provided that (i) the principal amount of all or any part of a Loan so continued shall be not less than $3,000,000 in the aggregate for all Lenders and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each Eurodollar Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto. The Company may not continue Bid Rate Loans.

     (F) CONVERSION OPTIONS. The Company may elect to convert any Eurodollar Loan that is a Conventional Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Administrative Agent of such election. Subject to the terms of this Agreement, the Company may elect to convert all or any part of a Base Rate Loan that is a Conventional Loan at any time and from time to time to a Eurodollar Loan by giving advance notice to the Administrative Agent of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that any conversion of any Base Rate Loan into a Eurodollar Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in the principal amount not less than $3,000,000 in the aggregate for all Lenders. If no Default shall have occurred and be continuing, each Loan may be converted as provided in this Section. If a Default shall have occurred and be continuing, no Loan may be converted into a Eurodollar Loan. The Company may not convert Bid Rate Loans.

     (G) BID RATE LOANS. The procedure for making Bid Rate Loans shall be as follows:

          (i) The Company may request Bid Rate Loans pursuant to this Section 2.02(g) from time to time from the Lenders by giving to the Competitive Bid Auction Agent a notice of a proposed bid rate borrowing in substantially the form of Exhibit C-2 hereto (a "Competitive Bid Request"), which notice shall be given not later than 10:00 a.m., Houston time, on a Business Day not less than four (4) Business Days prior to the proposed date the Bid Rate Loans are to be borrowed if such Bid Rate Loans are Eurodollar Loans and not less than one (1) Business Day prior to the proposed date the Bid Rate Loans are to be borrowed if such Bid Rate Loans are Absolute Rate Loans. The Competitive Bid Request shall specify the proposed date of the Bid Rate Loans to be borrowed (which shall be a Business Day), the aggregate amount of the proposed Bid Rate Loans to be made, which shall be not less than $5,000,000, the duration therefor, the Type, the interest payment date or dates relating thereto, and any other terms to be applicable to such Bid Rate Loan. The Company may request offers to make Bid Rate Loans for up to three (3) different Interest Periods in a single Competitive Bid Request. The terms of a Competitive Bid Request may not waive or modify any of the conditions precedent set forth herein. The Competitive Bid Auction Agent, as bid administrator, shall promptly notify the Administrative Agent and each Lender of the Company's request for Bid Rate Loans by sending each Lender a copy of the Competitive Bid Request.

          (ii) Each Competitive Bid Request must be in writing and may be delivered (whether by the Company or the Competitive Bid Auction Agent as bid administrator) by telegraph, telex, telecopy, other facsimile transmission or other suitable means. All responses to any Competitive Bid Request shall be in writing and may be delivered to the Competitive Bid Auction Agent by telegraph, telex, telecopy, other facsimile transmission or other suitable means.

          (iii) Upon receipt of such Competitive Bid Request, each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Bid Rate Loans to the Company at a rate or rates of interest specified by such Lender in its sole discretion by notifying the Competitive Bid Auction Agent, as bid administrator (which shall promptly convey such response to the Company), in writing by supplying a Bid Rate Quote in substantially the form of Exhibit C-3 hereto of its decision not later than 2:00 p.m., Houston time, on the Business Day not less than four
     (4) Business Days prior to the proposed date the Bid Rate Loans are to be borrowed if such Bid Rate Loans are Eurodollar Loans and before 10:00 a.m. Houston time on the same Business Day as the Bid Rate Loans are to be borrowed if such Bid Rate Loans are Absolute Rate Loans (provided that if the Administrative Agent, in its capacity as a Lender, desires to submit a Bid Rate Quote, it shall on the relevant date submit its quote not later than 1:45 p.m. and 9:45 a.m., respectively), of the minimum amount and maximum amount of each Bid Rate Loan such Lender would be willing to make as part of such proposed Bid Rate Loan (which shall be not less than $5,000,000), the rate or rates of interest therefor, the

     Applicable Lending Office therefor, if different, and the period of time during which such Lender's offer with respect to such rate or rates of interest shall remain open. Such rate or rates of interest may be either an Absolute Rate or based on the definition of "Eurodollar Rate," adding or subtracting any margin which such Lender deems appropriate. Unless otherwise agreed by the Competitive Bid Auction Agent and the Company, no Bid Rate Quote shall contain qualifying, conditional or similar language, propose terms other than or in addition to those set forth in the relevant Competitive Bid Request, or be conditioned upon acceptance by the Company of all of the Bid Rate Loans for which such offer is being made. Bid Rate Quotes not in compliance with this clause (iii) may be disregarded by the Company in its sole discretion.

          (iv) The Company shall, in turn, not later than the expiration of the period of time specified by such Lender during which its offer would remain open (but in no event later than 10:30 a.m. Houston time on the Business Day that is three (3) Business Days prior to the proposed borrowing date if such Bid Rate Loans are Eurodollar Loans and not later than 11:00 a.m. Houston time on the proposed borrowing date if such Bid Rate Loans are Absolute Rate Loans), in its sole discretion, either (A) cancel its request by giving the Competitive Bid Auction Agent, as bid administrator, notice to that effect, or (B) accept one or more offers made by Lenders to make one or more Bid Rate Loans, in its sole discretion, by giving notice to the Competitive Bid Auction Agent, as bid administrator, of the amount of each Bid Rate Loan to be made by such Lender (which amount shall be equal to or greater than the minimum amount and less than or equal to the maximum amount, that such Lender specified to the Company for such Bid Rate Loan pursuant to clause (iii) above, but in no event shall such amount be less than $5,000,000). In the event the Company fails to cancel its request or to accept the offer of a Lender to make one or more Bid Rate Loans within the time periods specified in this clause (iv), the Company shall be deemed to have canceled its request for such Bid Rate Loan. Upon notice that a Competitive Bid Request has been canceled, the Competitive Bid Auction Agent, as bid administrator, shall give prompt notice thereof to the Administrative Agent and the Lenders.

          (v) The Company shall have no obligation to accept any offers, but if the Company accepts offers, it shall do so on the basis of the lowest Bid Rate offered; and in the event bids are equal, the Company may accept any such offers in its sole discretion. If the Company accepts one or more of the offers made by the Lenders, the Competitive Bid Auction Agent, as bid administrator, shall promptly notify the Administrative Agent and each Lender whose offer was accepted of the date and aggregate amount of such Bid Rate Loan and shall promptly notify all other Lenders whose offers were not accepted of such fact. The benefit of any notice or time periods specified above in this Section 2.02(g) relating to Bid Rate Loans from any Lender may be waived by the Company or such Lender, as the case may be, without the consent or approval of the Competitive Bid Auction Agent or any other Lender.

          (vi) Not later than 1:00 p.m., Houston time, on the date specified for each borrowing hereunder of a Bid Rate Loan, each Lender that has had its bids accepted shall make available the amount of such Bid Rate Loan to be made by it on such date to the Administrative Agent, at an account maintained by the Administrative Agent at the

     Principal Office, in immediately available funds, for the account of the Company. The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, including without limitation the satisfaction of all conditions precedent specified in Section 6.02, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company, designated by the Company, maintained with the Administrative Agent at the Principal Office.

          (vii) If any Lender makes a new Bid Rate Loan hereunder on a day on which the Company is to repay all or any part of any outstanding Bid Rate Loan from such Lender, such Lender shall apply the proceeds of its new Bid Rate Loan to make such repayment and only an amount equal to the difference (if any) between such amount being borrowed and such amount being repaid shall be made available by such Lender to the Company or remitted by the Company to such Lender, as the case may be.

          (viii) The indebtedness of the Company resulting from each Bid Rate Loan made to the Company shall be evidenced by the records of each Lender making a Bid Rate Loan and by the Bid Rate Note therefor. Such records shall be presumed correct; provided that the failure of any Lender to make any such notation on its Bid Rate Note shall not affect the Company's obligations in respect of its Bid Rate Loan from such Lender.

          (ix) All notices to any Lender required by this Section 2.02(g) shall be made in accordance with Section 12.02 and the Competitive Bid Administrative Questionnaire most recently placed on file by each Lender with the Competitive Bid Auction Agent or the Administrative Agent.

          (x) The Chase Manhattan Bank, an Affiliate of the Administrative Agent, hereby agrees to be a party to this Agreement for the sole purpose of acting as Competitive Bid Auction Agent and performing all duties assigned to the Competitive Bid Auction Agent as the bid administrator hereunder.

SECTION 2.03  EXTENSIONS AND CHANGES OF COMMITMENTS.

     (A) EXTENSION OF TERMINATION DATE.

          (i) At any time during the 60-day period beginning February 1st of a year and ending on April 1st of such year, the Company may request in writing that, in connection with the forthcoming redetermination of the Borrowing Base, the Lenders and the Canadian Lenders extend the Termination Date for a period of one (1) additional year; provided, that any such extension shall require the consent of all of the Lenders and the Canadian Lenders, which consent may be withheld in each such Person's sole discretion; and provided, further, that if any Lender or Canadian Lender has not responded to such request in writing within 45 days after receipt of the written request of the Company by the Administrative Agent, such failure shall be deemed a denial of said request.

          (ii) Notwithstanding the foregoing clause (i), if the Required Lenders (but not all Lenders and Canadian Lenders) have agreed to extend the then applicable Termination Date as provided in Section 2.03(a)(i), then the Company (or Ocean Canada) may terminate, in whole but not in part, the Commitment of any Lender or the Canadian Subcommitment of any Canadian Lender which has refused to grant such extension (a "Terminated Lender") upon five (5) Business Days' notice, during the period commencing on the expiration of the 45-day notice period referred to above (or, if earlier, the date of receipt by the Company of notice of such Terminated Lender's refusal) and ending on the date thirty
     (30) days after the end of such 45-day period, by giving written notice to the Terminated Lender and the Administrative Agent (or the Canadian Agent) (such notice referred to herein as a "Notice of Termination"). In order to effect the termination of the Commitment (or Canadian Subcommitment) of the Terminated Lender, the Company (or Ocean Canada) shall: (1) obtain an agreement with one or more Lenders (or Canadian Lenders) to increase its respective Commitment (or Canadian Subcommitment) and/or (2) request any one or more other financial institutions to become parties to this Agreement (or the Canadian Credit Agreement) in place of such Terminated Lender; provided, that any such financial institution is reasonably acceptable to the Administrative Agent (or the Canadian Agent) and becomes party to this Agreement (or the Canadian Credit Agreement) by executing an Assignment and Acceptance (or its equivalent under the Canadian Credit Agreement) (the Lender or other financial institutions that agree to accept in whole or in part the Commitment (or Canadian Subcommitment) of the Terminated Lender being referred to herein as the "Replacement Lender") and to assume the Loans of the Terminated Lender, such that the aggregate increased and/or accepted Commitments (or Canadian Subcommitments) of the Replacement Lender(s) under clauses (1) and (2) equal the Commitment (or Canadian Subcommitment) of the Terminated Lender. If the Company (or Ocean Canada) is unable to obtain one or more Replacement Lenders to accept the Commitment (or Canadian Subcommitment) and to assume the Loans of the Terminated Lender, then, if no Default or Event of Default has occurred at the time of such proposed extension, the Company shall either elect by written notice to the Administrative Agent to forego the requested extension or reduce the Aggregate Commitments (or, if applicable, the aggregate Canadian Subcommitments) by an amount equal to the Commitment (or Canadian Subcommitment) of the Terminated Lender. (The failure to give such notice will be deemed an election by the Company to forego the requested extension.) If a Default or Event of Default has occurred and is continuing, no extension will be permitted without the consent of all Lenders and the Canadian Lenders. Any assignment to a Replacement Lender shall be effected pursuant to Section 12.06(b) or Section 12.03(b) of the Canadian Credit Agreement, as applicable.

     (B) OPTIONAL REDUCTION. The Company shall have the right to terminate or to reduce the Aggregate Commitments at any time or from time to time upon not less than one (1) Business Day's prior written notice to the Administrative Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $5,000,000, or any whole multiple of $1,000,000 in excess thereof). Such notice shall be irrevocable and effective only upon receipt by the Administrative Agent.

     (C) REINSTATEMENT. The Aggregate Commitments once terminated or reduced may not be reinstated. The amount of the Available U.S. Commitment may increase or decrease from time to time in accordance with the terms hereof, including, but not limited to Section 2.09.

     SECTION 2.04  FACILITY FEE AND OTHER FEES.

     (A) FACILITY FEE. The Company shall pay to the Administrative Agent for the account of the Lenders a facility fee (the "Facility Fee") in an aggregate amount equal to the Facility Fee Rate times an amount equal to the average daily Available U.S. Commitment. The Facility Fee will accrue for the period from and including the Effective Date to and including the Termination Date, without regard to the outstanding principal amount of Loans outstanding. Accrued Facility Fees shall be payable in arrears on each Quarterly Date and on the Termination Date.

     (B) LETTER OF CREDIT FEE. The Company agrees to pay to the Administrative Agent for the account of the Lenders a quarterly fee for issuing the Letters of Credit, calculated separately for each Letter of Credit, in an aggregate amount for each Letter of Credit equal to 1/4 of the product of (i) the LC Fee Rate, as then in effect, and (ii) the daily average balance during such quarter of the amount of the Letter of Credit upon which drafts may be drawn from time to time commencing on the date of issuance of such Letter of Credit (or on the date of Initial Funding for Letters of Credit issued under the Prior Credit Agreement and outstanding on the date of Initial Funding); provided that each respective Letter of Credit shall bear an aggregate minimum quarterly fee equal to $350, or such other fee as may be specifically agreed by the Company and the Administrative Agent in each respective Letter of Credit Agreement. All fees for all Letters of Credit (including all fees incurred for any amendments to Letters of Credit) shall be payable in arrears on each Quarterly Date.

     (C) ISSUING FEE. In addition to the fees described in Section 2.04(b), the Company shall pay to the Administrative Agent for its own account a quarterly fee for issuing each Letter of Credit, calculated separately for each Letter of Credit, in an aggregate amount for each Letter of Credit equal to 1/4 of the product of (i) .125% per annum and (ii) the daily average balance during such quarter of the amount of the Letter of Credit upon which drafts may be drawn from time to time commencing on the date of issuance of such Letter of Credit (or on the date of Initial Funding for Letters of Credit issued under the Prior Credit Agreement and outstanding on the date of Initial Funding). All fees for all Letters of Credit (including all fees incurred for any amendments to Letters of Credit) shall be payable in arrears on each Quarterly Date.

     (D) COMPETITIVE BID ADMINISTRATION FEE. Upon delivery of each Competitive Bid Request to the Administrative Agent, the Company shall pay to the Competitive Bid Auction Agent, as bid administrator, for its own account, a bid administration fee of $1,000, which fee shall be due and payable regardless of whether or not the Company cancels its request or accepts any offers from any Lender.

     (E) BORROWING BASE INCREASES. Upon any increase in the Borrowing Base to an amount greater than $300,000,000 and on the occasion of each increase in the amount of the Borrowing Base thereafter, the Company shall pay to the Administrative Agent for the account of the Lenders a one-time aggregate additional non-refundable facility fee of 0.15% of such increase on each Redetermination Date on which the Borrowing Base shall increase above the highest Borrowing Base outstanding under this Agreement prior to such date.

     (F) FEE LETTERS. The Company shall pay to the Administrative Agent and its Affiliates and the Syndication Agent such other amounts as are set forth in the Fee Letters on the dates set forth therein.

     SECTION 2.05 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

     SECTION 2.06 SEVERAL OBLIGATIONS. The failure of any Lender to make any Loan to be made by such Lender or to provide funds for disbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide such funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

     SECTION 2.07 NOTES.

     (A) CONVENTIONAL NOTES. The Conventional Loans made by each Lender shall be evidenced by a single promissory note of the Company in substantially the form of Exhibit A-1, dated as of the Effective Date or such later date that a Lender becomes a party hereto, payable to the order of such Lender in a principal amount equal to the maximum amount of its Commitment as originally in effect and otherwise duly completed. The date, amount, Type and interest rate of each Conventional Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Conventional Loan Note held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of a Lender to make any notation shall not affect the Company's obligations in respect of such Loan.

     (B) BID RATE NOTES. The Bid Rate Loans made by each Lender shall be evidenced by a single promissory note of the Company in substantially the form of Exhibit A-2, dated as of the Effective Date or such later date that a Lender becomes a party hereto, payable to such Lender and otherwise duly completed. The date, amount, Type, interest rate and maturity date of each Bid Rate Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Bid Rate Note held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of a Lender to make any notation shall not affect the Company's obligations in respect of such Loan.

     (C) NO RIGHT TO SUBDIVIDE. No Lender shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Lender's Commitment, Loans and Notes pursuant to Section 12.06(b).

     SECTION 2.08 PREPAYMENTS.

     (A) OPTIONAL PREPAYMENTS. The Company may prepay Conventional Loans on any Business Day upon notice to the Administrative Agent (which shall promptly notify the Lenders), which notice (i) shall be given by the Company not later than 12:00 noon Houston time on such Business Day, (ii) shall specify the amount of the prepayment (which shall be not less than $1,000,000 or the remaining balance of Base Rate Loans outstanding, if less) and (iii) shall be irrevocable and effective only upon receipt by the Administrative Agent. Interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. Any prepayment of any Eurodollar Loans shall be subject to the provisions of Section 5.05. The Company may not prepay Bid Rate Loans; provided that the foregoing shall not prevent an acceleration of the maturity of a Bid Rate Loan upon the occurrence and continuance of an Event of Default.

     (B) MANDATORY PREPAYMENT UPON REDUCTION OF COMMITMENT. If, after giving effect to any termination or reduction of the Aggregate Commitments pursuant to
Section 2.03, the sum of the outstanding aggregate principal amount of the Loans and the LC Exposure exceeds the Aggregate Commitments, then the Company shall on the date of such termination or reduction pay or prepay the amount of such excess for application first, towards reduction of all amounts previously drawn under Letters of Credit, but not yet funded as a Conventional Loan pursuant to
Section 4.07(b) or reimbursed, second, if necessary, towards reduction of the outstanding principal balance of the Conventional Loan Notes by prepaying Base Rate Loans, if any, then outstanding, third, if necessary, toward a reduction of the outstanding principal balance of the Conventional Loan Notes by prepaying Eurodollar Loans, if any, then outstanding, fourth, if necessary, paying such amount to the Administrative Agent as cash collateral for outstanding Letters of Credit, which amount shall be held by the Administrative Agent as cash collateral to secure the Company's obligation to reimburse the Administrative Agent and the Lenders for drawings under the Letters of Credit and fifth, if necessary, paying such amount to the Administrative Agent as cash collateral for outstanding Bid Rate Loans, which amount shall be held by the Administrative Agent as cash collateral to secure the Company's obligation under such Loans. The Company shall on the date of such termination or reduction also pay any amounts payable pursuant to Section 5.05 in connection therewith.

     (C) MANDATORY PREPAYMENT UPON REDETERMINATION. Upon any adjustment or redetermination of the amount of the Borrowing Base in accordance with (i)
Section 2.09, (ii) 8.05(d), (iii) 9.01(e), (iv) 9.01(h)(ii), (v) Section
9.01(o), (vi) Section 9.16(b) or (vii) Section 9.21 or otherwise, if the adjusted or redetermined Borrowing Base is less than the sum of the aggregate outstanding principal amount of the Loans, the LC Exposure and the Canadian Indebtedness (a "Borrowing Base Deficiency"), then the Company shall within 90 days of receipt of written notice thereof either (i) take such steps as may be approved by the Administrative Agent to increase the Borrowing Base by an amount equal to or greater than the amount of such Borrowing Base Deficiency or (ii) prepay the amount of such Borrowing Base Deficiency for application first, towards reduction of all amounts previously drawn under Letters of Credit, but not yet funded as a Conventional Loan pursuant to Section 4.07(b) or reimbursed, second, if necessary, towards reduction of the outstanding principal balance of the Conventional Loan Notes and Canadian Indebtedness by prepaying Base Rate Loans, as defined herein and as defined in the Canadian Credit Agreement, if any, then outstanding, third, if necessary, towards prepayment of Bankers' Acceptances issued and outstanding under the Canadian Credit Agreement, fourth, if necessary, towards a reduction of the outstanding principal balance of the Conventional Loan Notes by prepayment of Eurodollar Loans, if any, then outstanding, fifth, if necessary, towards payment of such amount to the Administrative Agent as cash collateral for outstanding Letters of Credit, which amount shall be held by the Administrative Agent as cash collateral to secure the Company's obligation to reimburse the Administrative Agent and the

Lenders for drawings under the Letters of Credit and sixth, if necessary, towards payment of such amount to the Administrative Agent as cash collateral for outstanding Bid Rate Loans, which amount shall be held by the Administrative Agent as cash collateral to secure the Company's obligation under such Loans. The Company shall also pay any amounts payable pursuant to Section 5.05 in connection therewith.

     (D) PREPAYMENT FOLLOWING REALLOCATION. Upon any reallocation of the Borrowing Base in accordance with Section 2.09, if either (i) the Available U.S. Commitment is less than the sum of the aggregate outstanding principal amount of the Loans and the LC Exposure or (ii) the Available Canadian Subcommitment is less than the Canadian Indebtedness, then in either case, the Company shall within 90 days of receipt of written notice thereof, prepay the amount of such excess in a manner consistent with the application order specified in Section 2.08(c).

     (E) NO PENALTY OR PREMIUMS. Subject to compensation requirements of Section 5.05, all prepayments shall be without premium or penalty.

     SECTION 2.09 BORROWING BASE.

     (A) ALLOCATION. (i) For the period from and including the Effective Date to but not including the first Redetermination Date, the amount of the Borrowing Base shall be $300,000,000. The Borrowing Base may not exceed the Aggregate Commitments.

          (ii) Subject to the terms of Section 2.09(a)(i), the Borrowing Base shall be determined in accordance with Sections 2.09(b), (c) and (d) by the Technical Agents with the approval or deemed approval of the Required Lenders (provided that any increase in the Borrowing Base shall require the approval or deemed approval of all the Lenders and the Canadian Lenders). The Borrowing Base will be redetermined semi-annually on May 1st and November 1st of each year in accordance with Section 2.09(b), commencing May 1, 1999. Upon any redetermination of the Borrowing Base, such redetermination shall remain in effect until the next successive Redetermination Date.

          (iii) The Borrowing Base may be allocated between the Company under this Agreement and Ocean Canada under the Canadian Credit Agreement. Subject to the other terms of this Agreement, the Allocated U.S. Borrowing Base in effect from time to time shall represent the maximum amount of credit in the form of Loans and Letters of Credit (subject to the Aggregate Commitments and the other provisions of this Agreement) that the Lenders will extend to the Company at any one time prior to the Termination Date. On the Effective Date, the Allocated Canadian Borrowing Base shall be $7,000,000 resulting in an initial Allocated U.S. Borrowing Base of $293,000,000.

          (iv) The Company at any time shall have the right to request in writing to the Administrative Agent, Canadian Agent and the Canadian Lenders that the Canadian Lenders, in their sole discretion, increase the Allocated Canadian Borrowing Base; provided that any such increase shall require the approval of all of the Canadian Lenders; and provided further that the Company may not make such request more than three (3) times during any twelve month period. Within ten (10) Business Days of the receipt by the Canadian Lenders of such request, the Canadian Lenders shall give written notice to the Company and the Administrative Agent of their approval or disapproval of such increase. If such increase is approved, each Lender which is also a Canadian Lender (or who has an Affiliated Canadian Lender) shall have its pro rata share of the Allocated U.S. Borrowing Base reduced by an amount equal to its corresponding increase in the Allocated Canadian Borrowing Base. The revised Allocated U.S. Borrowing Base and Allocated Canadian Borrowing Base (and, if applicable, Commitment Percentages) shall become effective upon the distribution by the Administrative Agent to the Company, all Lenders and all Canadian Lenders of written notice thereof which shall occur not later than three (3) Business Days after its receipt of the notice of increase.

          (v) The Company at any time shall have the right to request in writing to the Administrative Agent, the Canadian Agent and the Lenders who are also Canadian Lenders (or who have Affiliated Canadian Lenders) that such Lenders who are also Canadian Lenders (or who have Affiliated Canadian Lenders), in their sole discretion, permit the Company to decrease the Allocated Canadian Borrowing Base; provided that any such change shall require the approval of all of such Lenders; and provided further that the Company may not make such request more than three (3) times during any twelve month period. Within ten (10) Business Days of the receipt by such Lenders of such request, such Lenders shall give written notice to the Company and the Administrative Agent of their approval or disapproval of such change. If such decrease is approved, each such Lender shall have its pro rata share of the Allocated U.S. Borrowing Base increased by an amount equal to its corresponding decrease in the Allocated Canadian Borrowing Base. The revised Allocated U.S. Borrowing Base and Allocated Canadian Borrowing Base (and, if applicable, Commitment Percentages) shall become effective upon the distribution by the Administrative Agent to the Company, all Lenders and all Canadian Lenders of written notice thereof which shall occur not later than three (3) Business Days after its receipt of the notice of increase.

          (vi) Reallocations of the Allocated U.S. Borrowing Base and Allocated Canadian Borrowing Base may affect the Commitment Percentage set forth on Annex I, but shall not, without the prior agreement of all the Lenders and the Company, affect the Global Commitment Percentage.

     (B) REDETERMINATION. On or before April 1st and October 1st of each year, commencing April 1, 1999, the Technical Agents shall propose in writing to the Company, the Lenders and the Canadian Lenders a new Borrowing Base in accordance with Section 2.09(c) (assuming receipt by the Technical Agents of the Engineering Reports in a timely and complete manner). After having received notice of such proposal by the Technical Agents, each Lender and each Canadian Lender shall have ten (10) days to agree with such proposal or disagree by proposing an alternate Borrowing Base. If at the end of ten (10) days, any Lender or Canadian Lender has not communicated its approval or disapproval, such silence shall be deemed to be an approval. If, however, at the end of such 10-day period, the Required Lenders have not approved or deemed to have approved, as aforesaid, the proposed Borrowing Base, then the Borrowing Base shall be determined in accordance with Section 2.09(d). After such redetermined Borrowing Base is approved by the Required Lenders or is otherwise determined as provided in Section 2.09(d), it shall become effective and applicable to the Company, the Agents, the

Lenders and the Canadian Lenders as of the next succeeding May 1st or November 1st, as applicable.

     (C) ENGINEERING REPORTS. Upon receipt of the Reserve Reports and such other reports, data, and supplemental information as may, from time to time, be reasonably requested by the Required Lenders (the "Engineering Reports"), together with a certificate from the President or chief financial officer of the Company that, to the best of his knowledge and in all material respects, (i) the information contained in the Engineering Reports is true and correct, (ii) the certificate identifies the Properties covered by the Engineering Reports that have not been previously included in any prior Engineering Reports, and (iii) no other Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all Oil and Gas Properties sold or disposed of in compliance with Section 9.16 (or pursuant to a waiver thereof) and in such detail as reasonably required by the Technical Agents, the Technical Agents will evaluate such information. The Technical Agents, with the approval or deemed approval of the Required Lenders as set forth in Section 2.09(b), but subject to the terms of Section 2.09(d), shall redetermine the Borrowing Base based upon such information and such other information (including, without limitation, the Indebtedness) as the Technical Agents deem appropriate and consistent with their normal oil and gas lending criteria as it exists at the particular time (including, without limitation, the status of title information with respect to Properties in the Engineering Reports and the existence of any other Debt including, without limitation, the Debt of Ocean Canada under the Canadian Credit Agreement). Such redetermination shall be accomplished not later than and effective as of the first (1st) day of each May and November of each calendar year, assuming that the Company shall have furnished the Engineering Reports in a timely and complete manner.

     (D) CONSENSUS AND FAILURE OF CONSENSUS. Except as hereinafter provided, the decision of the Required Lenders with respect to any Borrowing Base determination shall control; however, if the Required Lenders have not approved or are not deemed to have approved the Borrowing Base as of the date such a determination is called for in Section 2.09(b), the Technical Agents shall poll the Lenders and the Canadian Lenders to ascertain the highest Borrowing Base then acceptable to a number of Lenders and Canadian Lenders sufficient to constitute the Required Lenders for purposes of this Section 2.09 and such amounts shall then become the Borrowing Base for the next Redetermination Period. Notwithstanding the foregoing, however, any increase in the Borrowing Base shall require the consent of all the Lenders and the Canadian Lenders.

     (E) INTERIM REDETERMINATIONS. The Company may, at its option one time during a 12 month period, initiate an interim redetermination of the Borrowing Base. The Administrative Agent (at the direction of the Required Lenders, in their option) may, one time during any 12 month period, initiate an interim redetermination of the Borrowing Base.

     (F) SHORT-TERM PARI PASSU DEBT; OTHER ADJUSTMENTS.

          (i) The Technical Agents shall calculate the Borrowing Base for any Redetermination Period by reducing the amount which would have been the Borrowing Base in the absence of any Short-Term Pari Passu Debt by an amount equal to the amount of Short-Term Pari Passu Debt outstanding as of the Redetermination Date for such Redetermination Period. In addition, if during any Redetermination Period, any Short-Term Pari Passu Debt is incurred or assumed, the amount of the then effective Borrowing Base shall automatically reduce for the remainder of such Redetermination Period by an amount equal to the amount of Short-Term Pari Passu Debt so incurred or assumed.

          (ii) The Borrowing Base is also subject to adjustment as set forth in Sections 8.05(d), 9.01(e)(iii), 9.01(h)(ii), 9.01(o), 9.16(b) and 9.21.

                                  ARTICLE III
                       PAYMENTS OF PRINCIPAL AND INTEREST

     SECTION 3.01 REPAYMENT OF LOANS. The Company will pay on the Termination Date to the Administrative Agent for the account of each Lender the then-outstanding principal amount of each Conventional Loan made by such Lender. Notwithstanding the foregoing sentence, each Bid Rate Loan will mature and be payable in full on the last day of the Interest Period therefor and the Company agrees to pay to the Administrative Agent for the account of the Lender making such Bid Rate Loan the amount of such Bid Rate Loan in full on such day.

     SECTION 3.02 INTEREST.

     (a) The Company will pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (i) if such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin for Base Rate Loans, but in no event to exceed the Highest Lawful Rate;

          (ii) if such Loan is a Eurodollar Loan that is a Conventional Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan plus the Applicable Margin for Eurodollar Loans that are Conventional Loans, but in no event to exceed the Highest Lawful Rate;

          (iii) if such Loan is a Eurodollar Loan that is a Bid Rate Loan, for each Interest Period relating thereto, the Eurodollar Rate for Eurodollar Loans plus or minus any margin as may be agreed between the Company and the Lender making such Bid Rate Loan, but in no event to exceed the Highest Lawful Rate; and

          (iv) if such Loan is an Absolute Rate Loan, for each Interest Period relating thereto, such rate per annum as may be agreed between the Company and the Lender making such Bid Rate Loan, but in no event to exceed the Highest Lawful Rate.

     Notwithstanding the foregoing, the Company will pay to the Administrative Agent for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and, to the fullest extent permitted by law, on any other amount payable by the Company or OEI-Louisiana hereunder or under any Loan Document, that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full, but in no event to exceed the Highest Lawful Rate.

     (b) Accrued interest on each Base Rate Loan shall be payable quarterly on each Quarterly Date. Accrued interest on each Eurodollar Loan and Absolute Rate Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months or ninety (90) days, at three-month or ninety (90) day intervals, as appropriate, following the first day of such Interest Period. In any event, interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Eurodollar Loan that is converted into a Base Rate Loan pursuant to Section 5.04 shall be payable on the date of conversion (but only to the extent so converted).

     (c) Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Company and the Lenders to which such interest is payable thereof. Upon notice to the Administrative Agent of the incurrence of Debt pursuant to Section 8.01(g), the incurrence of any Pari Passu Debt or Subordinated Debt and/or any change in the amount of the Indebtedness (including the LC Exposure) outstanding hereunder or the amount of the Canadian Indebtedness under the Canadian Credit Agreement, the Administrative Agent shall promptly determine the Percentage Usage and, in the event such circumstances result in a change in the Applicable Margin, the Facility Fee Rate and the LC Fee Rate, the Administrative Agent shall notify the Lenders and the Company. Such new Applicable Margin, the Facility Fee Rate and the LC Fee Rate will be applicable until the next day on which events described in this Section 3.02(c) result in a change and notice thereof is given by the Administrative Agent.

                                  ARTICLE IV
                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

     SECTION 4.01 PAYMENTS. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement, the Notes and other Loan Documents shall be made in Dollars, in immediately available funds, to the Administrative Agent at an account maintained by the Administrative Agent at the Principal Office, not later than 1:00 p.m. Houston time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Company shall, subject to Section 4.02, at the time of making each payment under this Agreement, any Note or any other Loan Document, specify to the Administrative Agent the Loans, Letters of Credit or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that it fails to so specify, and such day is not a Quarterly Date or other day on which a payment of either interest or principal is due, then such payments shall be applied in the following order: first, to interest accrued on Conventional Loans maintained as Base Rate Loans, second, any excess to reduce the aggregate principal amount then outstanding on Conventional Loans maintained as Base Rate Loans, third, any excess to interest accrued on Conventional Loans maintained as Eurodollar Loans, and fourth any excess to reduce the aggregate principal amount then outstanding on Conventional Loans maintained as Eurodollar Loans; provided that if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the

Lenders in such manner as it or the Majority Lenders may determine to be appropriate, subject to Section 4.02). Each payment received by the Administrative Agent under this Agreement, any Note or any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan, Letter of Credit or other amount in respect of which such payment is made. Except as provided in clause (ii) of the provisions of the definition of Interest Period, if the due date of any payment under this Agreement, any Note or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

     SECTION 4.02 PRO RATA TREATMENT. Except with respect to Bid Rate Loans made by any Lender, as set forth in Sections 2.03(a)(ii) or Section 5.07(b) or to the extent otherwise provided herein: (a) (i) each borrowing from the Lenders under
Section 2.01 shall be made from the Lenders in such amounts as may be necessary so that, after giving effect to such borrowing, the outstanding Conventional Loans shall have been made pro rata by the Lenders based on their respective Commitment Percentages as then in effect, (ii) each payment of Facility Fee or other fees under Sections 2.04(a) and (b) shall be made for the account of the Lenders pro rata according to their respective Commitment Percentages, and (iii) each termination or reduction of the amount of the Commitments under Section
2.03 shall be applied to the Commitments of the Lenders pro rata according to their respective Global Commitment Percentages (or, if there is a contemporaneous and corresponding termination or reduction of the amount of the Canadian Subcommitments, such amounts as may be necessary so that, after giving effect to such reduction, the Global Commitment Percentages shall have been reduced pro rata); (b) each payment of principal of Conventional Loans by the Company shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Conventional Loans held by the Lenders; (c) each payment of interest on Conventional Loans by the Company shall be made for the account of the Lenders pro rata in accordance with the amounts of interest due and payable on such Conventional Loans to the respective Lenders; and (d) each reimbursement by the Company of disbursements under Letters of Credit shall be made for the account of the Lenders pro rata in accordance with the amounts of reimbursement obligations due and payable on such Letters of Credit to the respective Lenders. If, on any day on which payments on account of one or more Bid Rate Loans are due, payments on account of Conventional Loans or on account of other items otherwise under this Agreement are also due and the Administrative Agent has received insufficient funds to pay all amounts due and owing on such date, then the Administrative Agent shall distribute all funds so received first pro rata among the Lenders in accordance with the unpaid amounts due on such day, and thereafter to the payment of such Bid Rate Loans, pro rata.

     SECTION 4.03 COMPUTATIONS. Interest on Eurodollar Loans and Absolute Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable (unless such calculation would result in a rate of interest that would exceed the Highest Lawful Rate for any Lender in which event such calculation for such Lender shall be computed on the basis of a year of 365 or 366 days, as the case may be). Interest on Base Rate Loans and fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

     SECTION 4.04 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have been notified by a Lender or the Company prior to the date on which a payment is scheduled to be made to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by it hereunder or under a Letter of Credit or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called a "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date. If such Lender or the Company (as the case may be) has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Base Rate for such day, but in no event to exceed the Highest Lawful Rate.

     SECTION 4.05 SHARING OF PAYMENTS, ETC.

     (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled (after consultation with the Administrative Agent), at its option, during the existence of an Event of Default, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder or under any other Loan Document which is not paid when due (regardless of whether such balances are then due to the Company), in which case such Lender shall promptly notify the Company and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

     (b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Company under this Agreement or payment of any reimbursement obligation under a Letter of Credit Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest or reimbursement obligation then due hereunder or under the respective Letter of Credit Agreement, as the case may be, by the Company to such Lender than the percentage received by any other Lenders, such Lender shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by such other Lenders (or in interest due thereon, as the case may be) or reimbursement obligations under the Letter of Credit Agreements in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders or pro rata in accordance with the unpaid reimbursement obligation owed to each of the Lenders. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Company agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) or in the reimbursement obligations owed to the other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or reimbursement obligations, as the case may be, in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section
4.05 to share the benefits of any recovery on such secured claim.

     (c) Without limitation of the last sentence of Section 4.02, if an Event of Default has occurred and is continuing and the Notes have been declared to be immediately due and payable, the Administrative Agent shall distribute funds received pro rata among the Lenders in accordance with the respective unpaid principal amounts of the Loans (whether Conventional Loans or Bid Rate Loans) held by the Lenders.

     SECTION 4.06 ASSUMPTION OF RISKS. The Company assumes all risks of the acts or omissions of beneficiaries of any of the Letters of Credit with respect to its use of the Letters of Credit. Except in the case of gross negligence or willful misconduct on the part of such Person or any of its employees, neither the Administrative Agent, the Administrative Agent's correspondents, any other Agent, nor any Lender shall be responsible: (a) for the validity or genuineness of certificates or other documents, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged; (b) for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; (c) for errors in translation or for errors in interpretation of technical terms; or (d) for any other consequences arising from causes beyond the Administrative Agent's control. In addition, neither the Administrative Agent, any other Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Administrative Agent's correspondents which were chosen in good faith; and none of the above shall affect, impair or prevent the vesting of any of the Administrative Agent's rights or any Lender's rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Administrative Agent and the Administrative Agent's correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation. In furtherance and not in limitation of the foregoing provisions, the Company agrees that any action, inaction or omission taken or not taken by the Administrative Agent or any correspondent in the absence of gross negligence or willful misconduct by the Administrative Agent or any correspondent in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Company and shall not put the Administrative Agent or its correspondents or any Lender under any resulting liability to the Company.

     SECTION 4.07 OBLIGATION TO REIMBURSE AND TO PREPAY.

     (a) If any draft or claim shall be presented for payment under a Letter of Credit, after confirming that such draft or claim complies with all requirements of the relevant Letter of Credit, the Administrative Agent shall promptly notify the Company and each Lender orally (confirming such notice promptly in writing) of the date and the amount of the draft or claim presented for payment, the Business Day on which such draft or claim is to be honored and, in the case of each Lender, the ratable share of such draft or claim attributable to such Lender on the basis of its Commitment Percentage then in effect.

     (b) If a disbursement by the Administrative Agent is made under any Letter of Credit and no Default under this Agreement shall have occurred and be continuing, the Company may elect, and if no election is made, the Company shall be deemed to have elected, to have the amount of such disbursement up to the amount of the Available U.S. Commitment then available treated as a Conventional Loan to the Company as provided in Section 2.01(a), subject to the terms and conditions set forth in this Agreement. With respect to any disbursement under a Letter of Credit after and during the continuance of a Default, the amount of such disbursement shall be due and payable immediately and the Company shall pay to the Administrative Agent, promptly after notice of such disbursement is received by the Company, in federal or other immediately available funds, the amount of such disbursement, together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the Base Rate (as in effect from time to time) plus the Applicable Margin for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the first Business Day following the date of such disbursement and (ii) the Post-Default Rate for Base Rate Loans for the period from and including the second Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount.

     (c) The Company's obligation to make each such payment shall be absolute and unconditional and shall not be subject to any defense or be affected by any right of setoff, counterclaim or recoupment which the Company may now or hereafter have against any beneficiary of any Letter of Credit, the Administrative Agent, any other Agent, any Lender or any other Person for any reason whatsoever (but, without prejudice to any other provisions hereof, any such payment shall not waive, impair or otherwise adversely affect any claim, if any, that the Company may have against any beneficiary of a Letter of Credit, the Administrative Agent, any other Agent, any Lender or any other Person).

     (d) If an Event of Default shall have occurred and be continuing, the Company shall, upon request of the Majority Lenders, pay to the Paying Agent as cash collateral an amount equal to the LC Exposure. The Company's obligation to provide such cash collateral shall be absolute and unconditional without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit. In addition, the Company's obligation shall not be subject to any defense or be affected by a right of setoff, counterclaim or recoupment which the Company may now or hereafter have against any such beneficiary, any Agent, any Lender or any other Person for any reason whatsoever (but, without prejudice to any other provisions hereof, any such payment shall not waive, impair or otherwise adversely affect any claim, if any, that the Company may have against any beneficiary of a Letter of Credit, the Administrative Agent, any other Agent, any Lender or any other Person). The Company hereby grants to the Paying Agent, for the benefit of the Agents and the Lenders, a security interest in all such cash to secure the LC Exposure and any and all other Indebtedness now or hereafter owing hereunder. If the Company shall provide cash collateral under this Section 4.07 or shall prepay any Letter of Credit pursuant to Section
2.08 and thereafter either (i) drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, or (ii) such Event of Default shall have been waived or cured, then the Agents and the Lenders agree that the Paying Agent is hereby authorized, without further action by any other Agent or Lender, to release the Lien in such cash and will direct the Paying Agent to remit to the Company amounts for which the contingent obligations evidenced by such Letters of Credit have ceased.

     SECTION 4.08 OBLIGATIONS FOR LETTERS OF CREDIT.

     (a) Immediately, (i) upon issuance of any Letter of Credit by the Administrative Agent and (ii) effective on the date of the Initial Funding with respect to Letters of Credit outstanding under the Prior Credit Agreement on the date of Initial Funding, each Lender shall be deemed to be a participant through the Administrative Agent in the obligation of the Administrative Agent under such Letter of Credit. Upon the delivery by such Lender to the Administrative Agent of funds requested for a disbursement pursuant to Section 4.08(c), such Lender shall be deemed as having purchased a participating interest in the Company's reimbursement obligations with respect to such Letter of Credit in an amount equal to such funds delivered to the Administrative Agent.

     (b) Each Lender severally agrees with the Administrative Agent and the Company that it shall be unconditionally liable to the Administrative Agent, without regard to the occurrence of any Default or Event of Default, for its pro rata share, based upon its Commitment Percentage, of disbursements under any Letter of Credit, and agrees to reimburse on demand the Administrative Agent for its pro rata share of each such disbursement.

     (c) The Administrative Agent shall promptly request from each Lender its ratable share of any disbursement under any Letter of Credit that the Company has not elected hereunder to treat as a Conventional Loan pursuant to Section 4.07, which amount shall be made available by each Lender to the Administrative Agent at the Principal Office in immediately available funds no later than 2:00 p.m. Houston time on the date requested. If such amount due to the Administrative Agent is made available later than 2:00 p.m. Houston time on the date requested, then such Lender shall pay to the Administrative Agent such amount with interest thereon in respect of each day during the period commencing on the date such amount was requested until the date the Administrative Agent receives such amount at a rate per annum equal to the Base Rate (but not to exceed the Highest Lawful Rate).

                                   ARTICLE V
                        YIELD PROTECTION AND ILLEGALITY

SECTION 5.01  ADDITIONAL COSTS.

     (A) EURODOLLAR REGULATIONS. The Company shall pay directly to each Lender such amounts as such Lender may determine to be necessary to compensate it for any increased costs incurred by the Lender which such Lender determines are attributable to its making or maintaining any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:
(i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (other than franchise taxes, taxes on capital and/or gross receipts or taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office ("Excluded Taxes")); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section
1.02 hereof), or any Commitment of such Lender; or (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or Commitment.

     (B) SUSPENSION OF EURODOLLAR LOANS. If any Lender requests compensation from the Company under Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable). Without limiting the effect of the foregoing provisions of this Section 5.01(b), in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, such Lender may elect by notice to the Company (with a copy to the Administrative Agent), to suspend its obligation to make additional Eurodollar Loans until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

     (C) CAPITAL ADEQUACY. Without limiting the effect of Section 5.01(a) and
(b), but without duplication, after any Regulatory Change, the Company shall pay directly to each Lender such amounts as such Lender may reasonably determine to be necessary as a result of such Regulatory Change to compensate such Lender (or its parent or holding company) for any costs which it determines are attributable to the maintenance by such Lender (or its parent or holding company or its Applicable Lending Office) of its capital in respect of its Commitment, its Note, any Loans and/or any interest held by it in any Letter of Credit. Such compensation shall include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office) to a level below that which such Lender (or any Applicable Lending Office) could have achieved but for such law, regulation, interpretation, directive or request.

     SECTION 5.02 LIMITATION ON EURODOLLAR LOANS. Notwithstanding any other provision of this Agreement, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

     (a) the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section
1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

     (b) the Administrative Agent shall determine (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.02 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining Eurodollar Loans;

then the Administrative Agent shall give the Company and each Lender prompt notice thereof and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

     SECTION 5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Lender's obligation to make Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

     SECTION 5.04 BASE RATE LOANS PURSUANT TO SECTIONS 5.01, 5.02 AND 5.03. If the obligation of any Lender to make Eurodollar Loans shall be suspended pursuant to Section 5.01, 5.02 or 5.03 ("Affected Loans"), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.03 has occurred and such Lender so requests by notice to the Company with a copy to the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice). To the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to the Loans so converted.

     SECTION 5.05 COMPENSATION. The Company shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines are attributable to:

     (a) any payment, prepayment or conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.01) on a date other than the last day of the Interest Period for such Loan; or

     (b) any failure by the Company for any reason (including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied, but excluding failures arising out of the negligence, gross negligence or wilful misconduct of a Lender or Agent) to borrow, continue or convert a Eurodollar Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice of borrowing given pursuant to Section 2.02.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (x) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or converted for the period from the date of such payment, prepayment or conversion to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date specified for such borrowing, conversion or continuation) at the applicable rate of interest for such Loan provided for herein over (y) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

     SECTION 5.06 ADDITIONAL COST IN RESPECT OF TAX.

     (A) PAYMENTS FREE AND CLEAR. Each payment to be made by the Company hereunder or in connection herewith to any Agent or Lender or any other Person shall be made free and clear of and without deduction for or on account of any Tax unless the Company is required to make such payment subject to the deduction or withholding of Tax, in which case (except for Excluded Taxes) the sum payable by the Company in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, such Person receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had not such deduction or withholding been made or required to be made.

     (B) OBLIGATION TO INDEMNIFY. If (i) any Agent or Lender is required by law to make any payment on account of any Tax (except for Excluded Taxes) on or in relation to any sum received or receivable hereunder by such Agent or Lender or
(ii) any liability in respect of any such payment is asserted, imposed, levied or assessed against such Agent or Lender, then the Company shall promptly pay to such Agent or Lender, as the case may be, any additional amounts necessary to compensate it for such payment together with any interest, penalties and expenses payable or incurred in connection therewith. If an Agent or a Lender has paid over on account of Tax (other than Excluded Taxes) an amount paid to it by the Company pursuant to the foregoing indemnification and the amount so paid over is subsequently refunded to the recipient

Agent or Lender, in whole or in part, then the recipient Agent or Lender shall promptly remit such amount refunded to the Company.

     (C) NOTICE OF CHANGES; PROOF OF PAYMENT. If at any time the Company is required by law to make any deduction or withholding from any sum payable by it hereunder or in connection herewith (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), the Company shall promptly notify the Administrative Agent thereof. If the Company makes any payment hereunder or in connection herewith for which it is required by law to make any deduction or withholding, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Administrative Agent within thirty (30) days after it has made such payment to the applicable authority (i) a receipt issued by such authority or (ii) other evidence reasonably satisfactory to the Administrative Agent evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

     SECTION 5.07 AVOIDANCE OF TAXES AND ADDITIONAL COSTS.

     (A) CHANGE APPLICABLE FUNDING OFFICE. If a Lender makes any claim under
Section 5.01 or Section 5.06 in respect of Additional Costs of Taxes, such Lender shall be obligated to use reasonable efforts to designate a different Applicable Lending Office for the Commitment or the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation or the imposition of any Taxes and will not, in the sole opinion of such Lender, be disadvantageous to such Lender; provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States.

     (B) REPLACEMENT. If any Lender claims (i) payment of Additional Costs, (ii) the inability to make or maintain the Eurodollar Rate for its Loans pursuant to
Section 5.01 or 5.03 (when such inability is not then being claimed by substantially all of the Lenders) or (iii) payment of any Taxes pursuant to
Section 5.06, then the Company shall have the right, upon payment of such requested Additional Costs or Taxes, if applicable, to (i) prepay the Loans made by such Lender and terminate the Commitment of such Lender on a non pro rata basis or (ii) subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed), find one or more Persons willing to assume the Loans, Commitment and other obligations of such Lender and replace such Lender pursuant to an Assignment and Acceptance. Any such assumption shall be effected pursuant to Section 12.06(b). The Company shall not, however, be entitled to replace any Lender if an event which with notice or lapse of time, or both, would constitute a Default or an Event of Default exists at the time.

     SECTION 5.08 LENDER TAX REPRESENTATION. Each Lender represents that it is either (a) a corporation organized under the laws of the United States of America or any state thereof or (b) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement, the Notes and the other Loan Documents (i) under an applicable provision of a tax convention to which the United States of America is a party or (ii) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Company and the Administrative Agent on the Effective Date, or on the date of its delivery of the Assignment and Acceptance pursuant to which it becomes a Lender, and at such other times as required by United States law, two accurate and complete original signed copies of either Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business or Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder. If a Lender determines, as a result of any Regulatory Change or other change in its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 5.08, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Company and the Administrative Agent of such fact.

     SECTION 5.09 LIMITATION ON RIGHT TO COMPENSATION. Any demand for compensation pursuant to Article V (other than Section 5.06) must be made on or before six (6) months after the Lender incurs the expense, cost or economic loss referred to or such Lender shall be deemed to have waived the right to such compensation. Any demand for compensation pursuant to Section 5.06 must be made on or before twelve (12) months after the Lender incurs the expense, cost or economic loss referred to or such Lender shall be deemed to have waived the right to such compensation.

     SECTION 5.10 COMPENSATION PROCEDURE. Each Lender will notify the Administrative Agent and the Company of any event occurring after the date of this Agreement which will entitle such Lender to compensation or indemnification pursuant to this Article V as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Each Lender will furnish the Administrative Agent and the Company with a certificate setting forth the basis and amount of each request by such Lender for compensation or indemnification and specify the Section pursuant to which it is claiming compensation or indemnitication. Such certificate shall also include (i) calculations in reasonable detail computing such claim, and (ii) a statement from such Lender that it is asserting its right for indemnity or compensation not solely with respect to the Indebtedness outstanding under this Agreement, but is generally making such claims with respect to similar borrowers in connection with transactions similar to the one contemplated in this Agreement. Determinations and allocations by any Lender for purposes of this Article V of the effect of any Regulatory Change pursuant to Sections 5.01(a) or (b) or, of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or issuing or participating in Letters of Credit or its obligation to make Loans or issue or participate in Letters of Credit, or on amounts receivable by it in respect of Loans or such obligations, and of the additional amounts required to compensate such Lender under Section 5.01, 5.05 or 5.06, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

                                  ARTICLE VI
                             CONDITIONS PRECEDENT

     SECTION 6.01 EFFECTIVENESS. The effectiveness of this amendment and restatement of the Prior Credit Agreement is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Administrative Agent in form and substance unless otherwise indicated:

     (a) A certificate of the Secretary or Assistant Secretary of the Company setting forth (i) that the resolutions of its board of directors attached to such certificate are in full force and effect with respect to the authorization of the execution, delivery and performance of the obligations contained in the Notes, this Agreement and the other Loan Documents to which it is a party, (ii) that the officers of the Company specified in such Secretary's Certificate are authorized to sign this Agreement, the Notes, and the other Loan Documents to which it is a party and who, until replaced by another officer or officers duly authorized for that purpose, will act as the Company's representative(s) for the purposes of signing documents and giving notices and other communications in connection with this Agreement, the other Loan Documents to which it is a party and the transactions contemplated hereby and thereby, (iii) specimen signatures of the officers so authorized, and (iv) that no amendments or modifications have been made to the certificate of incorporation and the bylaws of the Company since March 27, 1998. The Agents and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Company to the contrary.

     (b) A certificate of the Secretary or Assistant Secretary of OEI-Louisiana setting forth (i) that the resolutions of its board of directors attached to such certificate are in full force and effect with respect to the authorization of the execution, delivery and performance of the obligations contained in the Loan Documents to which it is a party, (ii) that the officers specified in such Secretary's Certificate are authorized to sign the Loan Documents to which it is a party and who, until replaced by another officer or officers duly authorized for that purpose, will act as its representative(s) for the purposes of signing documents and giving notices and other communications in connection with such Loan Documents and the transactions contemplated thereby, (iii) specimen signatures of the officers so authorized, and (iv) that no amendments or modifications have been made to the articles or certificate of incorporation and the bylaws of OEI-Louisiana since March 27, 1998. The Agents and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Company to the contrary.

     (c) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Company, OEI-Louisiana and certain material Restricted Subsidiaries in certain specified jurisdictions.

     (d) The Notes, the Guaranty Agreement and the other Loan Documents listed on Exhibit F, each duly completed and executed.

     (e) The following opinions:

          (i) an opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to the Company, substantially in the form of Exhibit B-1.

          (ii) an opinion of Onebane, Bernard, Torian, Diaz, McNamera & Abell, special Louisiana counsel to OEI-Louisiana, substantially in the form of Exhibit B-2.

     (f) All conditions to closing the Canadian Credit Agreement shall have been satisfied or waived contemporaneously with the Initial Funding.

     (g) Appropriate UCC search certificates of the Company and its Restricted Subsidiaries reflecting no Liens on any of their Properties except for such Liens permitted by Section 9.02.

     (h) The Lender Group shall have received all fees due and payable pursuant to Section 2.04 on or prior to the Effective Date.

     (i) Such other documents as the Administrative Agent or Technical Agents or special counsel to the Administrative Agent may reasonably request.

     SECTION 6.02 ALL LOANS AND LETTERS OF CREDIT.

     (A) GENERALLY. The obligation of the Lenders to make Loans to the Company upon the occasion of each borrowing hereunder (other than Base Rate Loans which are made pursuant to the terms hereof solely to replace existing Eurodollar Loans which have matured in the normal course on the last day of an Interest Period therefor or pursuant to Section 5.03) or of the Administrative Agent to issue Letters of Credit is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing; (ii) no event or circumstance having a Material Adverse Effect shall have occurred since the date of the Financial Statements, and (iii) the representations and warranties made by the Company and OEI-Louisiana in Article VII and the Loan Documents shall be true in all material respects on and as of the date of the making of such Loans or the issuance of such Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing or issuance, except as such representations and warranties are modified to give effect to transactions expressly permitted hereby or to the extent expressly limited to an earlier date.

     (B) CERTIFICATION AS TO REPRESENTATIONS. Each notice of borrowing, conversion or continuation and selection of an Interest Period (other than Base Rate Loans which are made pursuant to the terms hereof solely to replace existing Eurodollar Loans which have matured in the normal course on the last day of an Interest Period therefor or pursuant to Section 5.03) or request for the issuance, renewal, extension or reissuance of a Letter of Credit by the Company hereunder shall constitute a certification by the Company to the effect set forth in Section 6.02(a) (both as of the date of such notice and, unless the Company otherwise notifies the Administrative Agent prior to the date of or immediately following such borrowing or such issuance, as of the date of such borrowing or issuance, as the case may be).

     (C) CERTIFICATE REGARDING INCURRENCE OF DEBT UNDER INDENTURES. The obligation of the Lenders to make Loans to the Company or of the Administrative Agent to issue Letters of

Credit, if, after giving effect thereto, the aggregate principal amount of all the Loans then outstanding, the LC Exposure and the Canadian Indebtedness would be in excess of $100,000,000, is subject to the further condition precedent that the Company deliver a certificate from an authorized officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that, as of the date of incurrence, the Company is permitted to incur such Indebtedness or Canadian Indebtedness under the Indentures and setting forth in reasonable detail calculations to support the certification.

     SECTION 6.03 CONDITIONS RELATING TO LETTERS OF CREDIT. In addition to the satisfaction of all other conditions precedent set forth in this Article VI, the issuance, renewal, extension or reissuance of the Letters of Credit referred to in Section 2.01(b) is subject to the following conditions precedent:

     (a) At least one (1) Business Day prior to the date of the issuance, renewal, extension or reissuance of each Letter of Credit, the Administrative Agent shall have received a written request for a Letter of Credit as described in Section 2.02.

     (b) The Company shall have duly and validly executed and delivered to the Administrative Agent a Letter of Credit Agreement pertaining to the Letter of Credit.

                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Agents and the Lenders as follows:

     SECTION 7.01 CORPORATE EXISTENCE. The Company, OEI-Louisiana, Ocean Canada and each Restricted Subsidiary: (a) is duly organized and validly existing under the laws of the jurisdiction of its formation (or, if appropriate, the laws of the jurisdiction under which it is continued); (b) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

     SECTION 7.02 FINANCIAL CONDITION.

     (a) The unaudited pro forma combined balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 1997, consolidated for the preceding fiscal year of the Company and United Meridian, which is presented to give effect to the Merger under the pooling of interests method of accounting, as reflected in SEC Form S-4, and the related consolidated statement of income of the Company and its Consolidated Subsidiaries for the fiscal period ended on said date, heretofore furnished to each of the Lenders, fairly present in all material respects the consolidated financial condition of the Company and its Consolidated Subsidiaries and the consolidated results of their operations as at said date and for the period stated (subject to the absence of a statement of changes in stockholders' equity and cash flows). The Company believes that its assumptions contained in the foregoing unaudited pro forma financial statements are reasonable for presenting the significant financial and accounting effects attributable to the Merger in accordance with SEC rules for such pro forma financial statements.

     (b) The Company and its Consolidated Subsidiaries, as of December 31, 1997, had no material events of loss or casualties, material contingent liabilities, liabilities for taxes, Liens, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or otherwise contemplated by this Agreement. Since December 31, 1997, there has been no change or event which has had or could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.03 LITIGATION. Except as disclosed on Schedule 7.03, there are no legal or arbitral proceedings or any proceedings by or before any Governmental Authority, now pending or (to the knowledge of the Company) threatened against the Company or any of its Restricted Subsidiaries or against any of their respective Property which could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.04 NO BREACH. The execution and delivery by the Company and its Restricted Subsidiaries of this Agreement, the Notes, the other Loan Documents, the consummation of the transactions herein or therein contemplated and the compliance with the terms and provisions hereof will not (a) conflict with or result in a breach of, or require any consent under (i) the respective charter or by-laws of such Person, or (ii) any applicable law or regulation, or any order, writ, injunction or decree of any court or other Governmental Authority, or any agreement or instrument to which any such Person is a party or by which it is bound or to which it is subject, in each case in such manner as could reasonably be expected to have a Material Adverse Effect; or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or Property of such Person, in each case in such manner as could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.05 CORPORATE ACTION; BINDING OBLIGATION. Each of the Company and OEI-Louisiana has all necessary corporate power and authority to execute, deliver and perform its respective obligations under this Agreement, the Notes and the Loan Documents to which it is a party; and the execution, delivery and performance by each of the Company and OEI-Louisiana of this Agreement, the Notes and the Loan Documents to which it is party have been duly authorized by all necessary corporate action on its part. This Agreement, the Notes and the Loan Documents to which it is a party constitute the legal, valid and binding obligation of each of such Person, enforceable against it in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights and general principles of equity.

     SECTION 7.06 APPROVALS. Other than (i) Approvals heretofore obtained, (ii) the Approvals described in the last sentence of this Section 7.06 and (iii) Approvals the absence of which could not reasonably be expected to have a Material Adverse Effect, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority ("Approvals") are necessary for the execution, delivery or performance by the Company or OEI-Louisiana of this Agreement, the Notes, the Loan Documents to which it is a party or for the validity or enforceability thereof. It is understood that continued performance by the Company and its Subsidiaries of this Agreement and the other Loan Documents to which such Persons are a party will require various Approvals, such as filings related to environmental matters, ERISA matters, Taxes and intellectual property, filings required to maintain corporate and similar standing and existence, filings pursuant to the Uniform Commercial Code and other security filings and recordings, filings required by the SEC, routine filings in the ordinary course of business, and filings required in connection with the exercise by the Lenders and the Agents of remedies in connection with the Loan Documents.

     SECTION 7.07 USE OF LOANS AND LETTERS OF CREDIT. The proceeds of the Loans and the Letters of Credit shall be used by the Company for general corporate purposes of the Company and its Subsidiaries, including without limitation, (i) the acquisition of Oil and Gas Properties and related Property and Persons owning Oil and Gas Properties and related Property; (ii) the financing of the Company's and its Subsidiaries' share of North American and international oil and gas exploration, development and production costs; (iii) the financing of ongoing working capital requirements of the Company and its Subsidiaries; and
(iv) the making of other payments as otherwise permitted under this Agreement. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock within the meaning of Regulation T, U or X and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

     SECTION 7.08 ERISA. Each of the Company and the ERISA Affiliates (a) have fulfilled its respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan, (b) are in compliance, with respect to each Plan, in all material respects with the presently applicable provisions of ERISA and the Code, and (c) have not incurred any liability to the PBGC or any Plan or Multiemployer Plan. The Company and its Subsidiaries have no ERISA Affiliates.

     SECTION 7.09 TAXES. Each of the Company and its Subsidiaries has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except for such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.

     SECTION 7.10 INSURANCE. The Company has, and has caused all its Restricted Subsidiaries to, have (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements, and (b) insurance coverage in at least such amounts and against such risks (including public liability) that are usually insured against by companies similarly situated engaged in the same or a similar business for the assets and operations of the Company and its Restricted Subsidiaries.

     SECTION 7.11 TITLES, ETC. The Company and its Restricted Subsidiaries own the material Oil and Gas Properties included in the Borrowing Base, free and clear of all Liens except Liens permitted under Section 9.02. Other than Liens permitted under Section 9.02, the Company (directly or indirectly through its Restricted Subsidiaries) will own in the aggregate, in all material respects, the net interests in production attributable to the wells and units evaluated in the Initial Reserve Reports. The ownership of such Properties shall not in the aggregate in any material respect obligate the Company and its Restricted Subsidiaries to bear the costs and expenses relating to the maintenance, development and operations of such Properties in an amount materially in excess of the working interest of such Properties set forth in the Initial Reserve Reports. The Company has, or has caused its Restricted Subsidiaries to, pay all royalties payable under the Hydrocarbon Interests to which it is operator, except those contested in accordance with the terms of the applicable joint operating agreement or otherwise contested in good faith by appropriate proceedings. Upon delivery of each Reserve Report furnished to the Lenders pursuant to Sections 8.05(a) or
(b), the statements made in the preceding sentences of this Section 7.11 shall be true with respect to such Reserve Reports. All information contained in the Initial Reserve Reports is true and correct in all material respects as of the date thereof.

     SECTION 7.12 NO MATERIAL MISSTATEMENTS. At the time delivery is made, no information, exhibit or report furnished to any Agent or Lender by the Company or any of its Restricted Subsidiaries in connection with the negotiation of this Agreement or any Loan Document contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading. Notwithstanding the foregoing, the financial statements described in Section 7.02 and Section 8.01 shall be subject to the standards set forth in Section 7.02.

     SECTION 7.13 INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 7.14 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 7.15 SUBSIDIARIES AND PARTNERSHIPS. Except as shown in Exhibit D,
(a) the Company has no Subsidiaries, (b) the Company owns 100% of all of the issued and outstanding shares of each class of stock issued by each of its Subsidiaries, and (c) all Subsidiaries of the Company are Restricted Subsidiaries. The Company and its Subsidiaries have no interest in any partnerships other than Tax Partnerships and the partnerships identified in Exhibit E.

     SECTION 7.16 LOCATION OF BUSINESS AND OFFICES. The principal place of business and chief executive offices of the Company and each its Subsidiaries are located at either the address stated on the signature page of this Agreement or on Exhibit D.

     SECTION 7.17 RATE FILINGS. To the best of the Company's knowledge, (a) neither the Company nor any of its Restricted Subsidiaries have violated any provisions of The Natural Gas Act or any other Federal or State law or any of the regulations thereunder, including those of any Governmental Authority having jurisdiction over the Oil and Gas Properties of the Company or such Restricted Subsidiary, which violation could reasonably be expected to have a Material Adverse Effect; and (b) the Company and its Restricted Subsidiaries have made all necessary rate filings, certificate applications, well category filings, interim collection filings and notices, and any other filings or certifications, and have received all necessary regulatory authorizations

(including without limitation necessary authorizations, if any, with respect to any processing arrangements conducted by any one of them or others respecting said Oil and Gas Properties or production therefrom) required under said laws and regulations with respect to all of the Oil and Gas Properties or production therefrom so as not to have a Material Adverse Effect. To the best of the Company's knowledge, said material rate filings, certificate applications, well category filings, interim collection filings and notices, and other filings and certifications contain no untrue statements of material facts nor do they omit any statements of material facts necessary in said filings.

     SECTION 7.18 ENVIRONMENTAL MATTERS. Except as provided in Schedule 7.18 or as would not have a Material Adverse Effect (or with respect to (c), (d), and (e) below, where the failure to take such actions would not have such a Material Adverse Effect):

     (a) Neither any Property of the Company and its Subsidiaries nor the operations conducted thereon violate any Environmental Laws or order of any court or Governmental Authority with respect to Environmental Laws;

     (b) Without limitation of Section 7.18(a), no Property of the Company and its Subsidiaries nor the operations conducted thereon (including operations by any prior owner or operator of such Property), are in violation of or subject to any existing, pending or (to the knowledge of the Company) threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority with respect to Environmental Laws or to any remedial obligations under Environmental Laws;

     (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Company and its Subsidiaries, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed;

     (d) All hazardous substances generated at any and all Property of the Company and its Subsidiaries have in the past been transported, treated and disposed of only by carriers maintaining valid permits under RCRA and any other Environmental Law and only at treatment, storage and disposal facilities maintaining valid permits under RCRA and any other Environmental Law, which carriers and facilities (to the best knowledge of the Company) have been and are operating in compliance with such permits;

     (e) The Company and its Subsidiaries have taken all steps necessary to determine and have determined that no hazardous substances or solid waste have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Company and its Subsidiaries except in compliance with Environmental Laws; and

     (f) The Company and its Subsidiaries have no material liability in connection with any release or threatened release of any hazardous substance or solid waste into the environment.

     (g) To the extent applicable, the Company and its Subsidiaries have complied with all financial responsibility, spill prevention facility design, operation and equipment requirements imposed by OPA or will comply with such requirements scheduled to be imposed by OPA in the future during the term of this Agreement; and the Company has no reason to believe that either it or its Subsidiaries will not be able to maintain compliance with all applicable OPA requirements during the term of this Agreement.

     SECTION 7.19 DEFAULTS. The Company and its Restricted Subsidiaries are not in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any agreement or other instrument to which either the Company or any of its Restricted Subsidiaries is a party or by which it is bound in any manner that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default hereunder has occurred and is continuing.

     SECTION 7.20 COMPLIANCE WITH THE LAW. The Company and its Restricted Subsidiaries have not violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of their respective Properties or the conduct of their respective business which violation or failure could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.21 RISK MANAGEMENT AGREEMENTS. Schedule 7.21 sets forth, as of the Effective Date, a true and complete list of all Risk Management Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Company and its Restricted Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

     SECTION 7.22 GAS IMBALANCES. As of the Effective Date, except as set forth on Schedule 7.22 or on the most recent certificate delivered pursuant to Section 8.05(c), on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Company and its Restricted Subsidiaries' Oil and Gas Properties which would require the Company or such Subsidiary to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving substantially full payment therefor exceeding 10,000,000 mcf of gas in the aggregate.

     SECTION 7.23 SOLVENCY. The Company (a) is not insolvent and will not be rendered insolvent as a result of the execution, delivery and performance of the Notes and this Agreement or the making of the Loans or issuance of Letters of Credit hereunder, (b) is not engaged in business or a transaction, or about to engage in a business or a transaction, for which it has unreasonably small capital, and (c) does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature.

     SECTION 7.24 YEAR 2000 COMPLIANCE. Except where failure to do so would not have a Material Adverse Effect, any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the computer systems of the Company and its Subsidiaries and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of the Company and its Subsidiaries interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by August 1, 1999. The cost to the Company and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or Event of Default or otherwise have a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Company and its Subsidiaries to conduct their business without Material Adverse Effect.

                                 ARTICLE VIII
                             AFFIRMATIVE COVENANTS

     The Company agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Company or OEI-Louisiana hereunder or any Loan
Document:

     SECTION 8.01 FINANCIAL STATEMENTS. The Company shall deliver, and shall cause Ocean Canada to cause to be delivered to each of the Lenders:

     (a) As soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of each of the Company and Ocean Canada, consolidated statements of income (including cost summaries of general and administrative expenses in detail satisfactory to the Administrative Agent), changes in stockholders' equity and cash flows of the Company and its Consolidated Subsidiaries and Ocean Canada and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, and commencing March 31, 1999, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificates of the respective senior financial officers of the Company and Ocean Canada, which certificates shall respectively state that said financial statements fairly present, in all material respects, the respective consolidated financial conditions and results of operations of the Company and Ocean Canada and their respective Consolidated Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to the absence of footnotes and normal year-end audit adjustments).

     (b) As soon as available and in any event within 120 days after the end of each fiscal year of the Company and Ocean Canada, consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Consolidated Subsidiaries and Ocean Canada and its Consolidated Subsidiaries for such year and the related consolidated balance sheets as at the end of such year, and commencing December 31, 1999, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements fairly present, in all material respects, the respective consolidated financial condition and results of operations of the

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

Company and Ocean Canada and their respective Consolidated Subsidiaries as at the end of, and for, such fiscal year.

     (c) Promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company or any of its Subsidiaries shall have filed with the SEC or any national securities exchange.

     (d) As soon as possible, and in any event within ten (10) days after the Company knows that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

          (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

          (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

          (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

          (iv) the complete or partial withdrawal by the Company or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that is in reorganization or insolvency pursuant to
     Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

          (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce
     Section 515 of ERISA, which proceeding is not dismissed within 30 days.

     (e) As soon as available and in any event within 60 days after the end of each fiscal quarterly period of each fiscal year of the Company, for such quarterly period, the detailed monthly financial reports of the Company and its Consolidated Subsidiaries, containing production, revenue and cost information reports for such quarterly period with respect to the Oil and Gas Properties owned by the Company and its Consolidated Subsidiaries, which report shall be in such form as may be accepted by the Administrative Agent and the Technical Agents from time to time.

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

     (f) Promptly after the Company knows that a Default or Event of Default has occurred and is continuing, a notice of such Default or Event of Default describing the same in reasonable detail and what action, if any, the Company intends to take in response thereto.

     (g) Prior to the issuance of any Pari Passu Debt under Section 9.01(h), written notice of such event describing the amount of Debt to be incurred and the maturity of such Pari Passu Debt, and such other information as the Administrative Agent may reasonably request. In connection with the foregoing, the Company shall also deliver a copy of the instruments and agreements evidencing or governing such Pari Passu Debt, certified as true and complete by the Company.

     (h) Promptly after the Company or any of its Restricted Subsidiaries is aware of any event of force majeure or other event, circumstance or condition materially and adversely affecting the Oil and Gas Properties of any Restricted Subsidiary of the Company, notice of such event, circumstance or condition.

     (i) Promptly after the Company or any of its Restricted Subsidiaries is aware that any Loan Document, after delivery thereof, has for any reason, except to the extent permitted by the terms of this Agreement or thereof, ceased to be in full force and effect and valid, binding and enforceable in accordance with its terms (subject to customary exceptions therefrom), notice of such event or condition.

     (j) At the time the Company furnishes a Reserve Report under Section 8.05(a), a report, in form and substance satisfactory to the Administrative Agent, setting forth as of the day of such Reserve Report, a true and complete list of all Risk Management Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Company and each of its Restricted Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.21, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

     (k) At the time the Company furnishes each set of financial statements pursuant to Section 8.01(a) or (b), a report, in form and substance satisfactory to the Administrative Agent, setting forth as of the last day of such fiscal quarter or year, the amount of investments, loans and advances made to its Unrestricted Subsidiaries pursuant to Section 9.03(p).

     (l) From time to time such other information regarding the business, affairs or financial condition of the Company and its Restricted Subsidiaries as any Lender or the Administrative Agent may reasonably request.

The Company shall furnish to each Lender, at the time it furnishes each set of financial statements pursuant to Section 8.01(a) or (b), a certificate of a senior financial officer of the Company: (i) to the effect that no Default or Event of Default has occurred and is continuing (or, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and what action, if any, the Company intends to take in response thereto); and

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

(ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 9.01(h), 9.03(c), 9.03(p), 9.04, 9.05, 9.12 and 9.16(b) as of the end of the respective fiscal quarter or fiscal year.

     SECTION 8.02 LITIGATION. The Company shall, and shall cause Ocean Canada to, promptly give to the Administrative Agent notice of all legal or arbitral proceedings, and of all proceedings before any Governmental Authority, affecting the Company or any of its Restricted Subsidiaries except proceedings which could not reasonably be expected to have a Material Adverse Effect.

     SECTION 8.03 CORPORATE EXISTENCE, ETC.

     (a) Except as permitted by Section 9.08, the Company shall, and shall cause each of its Restricted Subsidiaries to: (i) preserve and maintain its corporate existence and all of its material rights, privileges and franchises; (ii) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities if failure to comply with such requirements could reasonably be expected to have a Material Adverse Effect; (iii) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; (iv) permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, inspect its Properties, and discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be); and (v) keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

     (b) The Company shall, and shall cause each of its Restricted Subsidiaries to: (i) do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of the Oil and Gas Properties owned by the Company or any Restricted Subsidiary of the Company including, without limitation, all equipment, machinery and facilities, and (ii) make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of the Oil and Gas Properties owned by the Company and its Restricted Subsidiaries will be fully preserved and maintained, except to the extent a portion of such Oil and Gas Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts, as determined by the Company in its sole judgment.

     (c) The Company and its Restricted Subsidiaries will promptly pay and discharge or cause to be paid and discharged all delay rentals, royalties, expenses and indebtedness accruing under, and perform or cause to be performed each and every act, matter or thing required by, each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting their interests in their Oil and Gas Properties and will do all other things necessary to keep unimpaired the Company's or any Restricted Subsidiary's rights with respect thereto and prevent any forfeiture thereof or a default thereunder, except (i) to the extent a portion of such Oil and Gas Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts as determined by the Company in its sole judgment, (ii) for sales or other dispositions of Oil and Gas Properties permitted by Section 9.16, and (iii) if such failure to comply could not reasonably be expected to have a Material Adverse Effect.

     (d) The Company and its Restricted Subsidiaries will operate their Oil and Gas Properties or cause or use commercially reasonably efforts to cause such Oil and Gas Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (e) The Company will, and will cause its Subsidiaries to, maintain accounting procedures, books and records to permit the preparation of financial statements of the Company and its Subsidiaries in accordance with GAAP.

     (f) The Company or any of its Restricted Subsidiaries may upon thirty (30) days' prior notice to the Administrative Agent change its principal place of business and chief executive offices from that listed on Exhibit D.

     SECTION 8.04 ENVIRONMENTAL MATTERS. The Company shall, and shall cause each of its Subsidiaries to, promptly notify the Administrative Agent and the Lenders in writing of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority (of which the Company or any of its Subsidiaries has actual knowledge) in connection with any Environmental Laws, excluding routine testing and corrective action, which would involve a violation of any Environmental Law or remedial obligation (individually or in the aggregate) sufficient to have a Material Adverse Effect.

     SECTION 8.05 ENGINEERING REPORTS.

     (a) On or before March 15 of each year commencing March 15, 1999, the Company shall furnish to the Technical Agents and the Lenders a Reserve Report as of the preceding January 1st in form and substance reasonably satisfactory to the Technical Agents. The January 1 Reserve Report of each year shall be comprised of two reports; one being prepared by or under the supervision of certified independent petroleum engineers or other independent petroleum consultant(s) reasonably acceptable to the Technical Agents and evaluating Oil and Gas Properties comprising not less than eighty percent (80%) of the SEC Value of the Oil and Gas Properties of the Company and its Restricted Subsidiaries which Properties the Company desires to have included in the Borrowing Base, and the other being prepared by or under the supervision of the chief petroleum engineer of the Company (utilizing substantially similar procedures to those used by its independent petroleum engineers) and evaluating the Oil and Gas Properties comprising the remaining SEC Value of the Oil and Gas Properties of the Company and its Restricted Subsidiaries which Properties the Company desires to have included in the Borrowing Base. Notwithstanding the foregoing, the January 1 Reserve Report relating to any Oil and Gas Properties not located in the geographical boundaries of the United States of America and Canada and surrounding waters shall be prepared by certified independent petroleum engineers or other independent petroleum consultant(s) reasonably acceptable to the Technical Agents.

     (b) On or before September 15 of each year commencing September 15, 1998, the Company shall furnish to the Technical Agents and the Lenders a Reserve Report prepared as of the immediately preceding July 1 by the chief engineer of the Company (who shall certify such report to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report), which shall further evaluate the Oil and Gas Properties evaluated in the immediately preceding Reserve Report. For any unscheduled redetermination pursuant to Section 2.09(d), the Company shall provide such Reserve Report (which shall be prepared by its chief engineer) with an "as of" date as specified by the Required Lenders, as soon as possible, but in any event no later than 75 days following the receipt of the request by the Administrative Agent.

     (c) With the delivery of each Reserve Report required in Section 8.05(a) and (b), the Company shall provide to the Lenders a statement reflecting (i) any material changes in the net revenue interest of each well or lease as reflected in the Reserve Report delivered for the prior period, after giving effect to all encumbrances listed therein from the net revenue interests as reflected in such report, along with an explanation as to any material discrepancies between the two net revenue interest disclosures, and (ii) except as set forth on an exhibit thereto, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to their Oil and Gas Properties evaluated in such Reserve Report which would require the Company or any of its Restricted Subsidiaries to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

     (d) If the Technical Agents desire to exclude an Oil and Gas Property included in the Borrowing Base on the basis that title to such Oil and Gas Property is unsatisfactory, the Administrative Agent shall give the Company written notice thereof and the Company shall have 90 days to cure such defect. If the Company is unable to cure any such title defect requested to be cured within the 90-day period, such default shall not be a Default or an Event of Default, but instead, if the aggregate value of all such Oil and Gas Properties which have unsatisfactory title defects (and which have not previously resulted in the invocation of the remedy set forth in this Section) constitutes 5% or more of the then current amount of the Borrowing Base, the Technical Agents shall have the right, by sending written notice to the Company, to reduce the then outstanding Borrowing Base by an amount as reasonably determined by the Technical Agents to reflect the impairment to the Borrowing Base caused by such title defect. This adjustment to the Borrowing Base shall become effective immediately after receipt of such notice.

     SECTION 8.06 STOCK OF RESTRICTED SUBSIDIARIES. Except as provided in
Section 9.08 and Exhibit D, the Company will at all times own all issued and outstanding shares of all classes of stock of its Restricted Subsidiaries as listed on Exhibit D and the Company will at all times own all issued and outstanding shares of all classes of stock of its Restricted Subsidiaries listed on Exhibit D.

     SECTION 8.07 FURTHER ASSURANCES. The Company shall, and shall cause its Restricted Subsidiaries to, cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Loan Documents, including this Agreement. The Company and its

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

Restricted Subsidiaries will at their expense promptly execute and deliver to the Administrative Agent upon request all such other and further documents, agreements and instruments (a) in compliance with or accomplishment of the covenants and agreements of the Company and OEI-Louisiana in the Loan Documents, including this Agreement, (b) to further evidence and more fully describe the collateral, if any, intended as security for the Notes, (c) to correct any omissions in the Loan Documents, or more fully state the security obligations set out herein or in any of the Loan Documents, (d) to perfect, protect or preserve any Liens created pursuant to any of the Loan Documents, or (e) to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

     SECTION 8.08 PERFORMANCE OF OBLIGATIONS. The Company will pay the Notes according to the reading, tenor and effect thereof; and the Company will and will cause each Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under this Agreement and the other Loan Documents, at the time or times and in the manner specified.

                                  ARTICLE IX
                              NEGATIVE COVENANTS

     The Company agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Company or OEI-Louisiana hereunder or any Loan
Document:

     SECTION 9.01 DEBT. The Company will not and will not permit any of its Subsidiaries to incur, create, assume or suffer to exist any Debt, except the following (each of which exceptions is in addition to, and not in limitation of, the other; and the Company may elect to classify any item of Debt under any applicable exception, and such classification shall not be deemed to be a utilization of any other potentially applicable exception):

     (a) the Indebtedness and the Canadian Indebtedness and any guarantees thereof;

     (b) Debt of the Company and its Subsidiaries existing on the date of this Agreement which is reflected in the Financial Statements and any renewals, refinancings and extensions thereof;

     (c) Debt created under leases which, in accordance with GAAP are or should be recorded as capital leases, in an aggregate amount not to exceed $10,000,000 at any one time outstanding; provided that Ocean Canada may not incur, create, assume or suffer to exist any Debt under this Section 9.01(c) in an aggregate amount in excess of $2,000,000 at any one time outstanding;

     (d) Debt (i) of any Unrestricted Subsidiary that is Non-Recourse Debt, on terms approved by the Administrative Agent, the Syndication Agent and the Documentation Agent (which approval shall not be unreasonably withheld), provided that the Property of such Unrestricted Subsidiary is not included in the most recent calculation of the Borrowing Base, or (ii) of Persons who are not Subsidiaries of the Company which is Non-recourse to the Company and its Restricted Subsidiaries and any of their Property except for recourse constituting Debt permitted under Section 9.01(m);

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

     (e) (i) Subordinated Debt incurred pursuant to the 95 Indenture, the 96 Indenture, the 97 Indenture and the 98 Senior Subordinated Indenture and any refinancings permitted by Section 9.19(a) of this Agreement or a consent thereunder; provided that in no event may the aggregate principal amount of all Subordinated Debt under such Indentures exceed $760,000,000 at any one time outstanding without the consent of the Required Lenders, (ii) obligations under or in connection with the Pledge of Production and Trust Agreements, and (iii) other Subordinated Debt that is issued on terms reasonably satisfactory to each of the Administrative Agent, the Syndication Agent and the Documentation Agent with respect to maturity, interest rate, covenants and subordination language and any refinancings thereof permitted by Section 9.19(a) of this Agreement or a consent thereunder, provided that in connection with the issuance of any such Subordinated Debt under this clause (iii), the Borrowing Base is redetermined;

     (f) Debt (i) of the Company created, incurred or assumed after the date hereof; provided that the aggregate outstanding principal amount of such Debt shall not exceed $10,000,000 minus the amount of Debt outstanding under clause
(ii) at any one time outstanding and (ii) Debt of any Restricted Subsidiary created, incurred or assumed after the date hereof; provided that the aggregate outstanding principal amount of such Debt shall not exceed $1,000,000 at any one time outstanding of any Restricted Subsidiary;

     (g) Debt owed by the Company or any of its Restricted Subsidiaries to the Company or any of its Restricted Subsidiaries; provided such Debt is on terms (including, without limitation, subordination provisions) reasonably satisfactory to the Administrative Agent (which approval shall not be unreasonably withheld);

     (h) (i) the $125,000,000 7-5/8% Senior Notes due 2005 issued pursuant to the 98 Senior (7-year) Indenture; (ii) other Short-Term Pari Passu Debt, provided that prior to the issuance or incurrence of such Debt, the Company provides the Administrative Agent notice thereof as required by Section 8.01(g);
(iii) the $125,000,000 8-1/4% Senior Notes due 2018 issued pursuant to the 98 Senior (20-year) Indenture; and (iv) other Long-Term Pari Passu Debt that is issued on terms reasonably satisfactory to each of the Administrative Agent, the Syndication Agent and the Documentation Agent with respect to maturity, interest rate and covenants and any refinancings thereof permitted by Section 9.19(a) of this Agreement or a consent thereunder, provided that in connection with the issuance of any other Long-Term Pari Passu Debt under this clause (iv), the Borrowing Base is redetermined;

     (i) Debt, on terms approved by the Administrative Agent, the Syndication Agent and the Documentation Agent (which approval shall not be unreasonably withheld), incurred by partnerships, of which the Company or any Subsidiary is a general partner and which Debt is Non-recourse to the Company or such Subsidiary for the payment thereof (including no recourse to the Company's or such Subsidiary's interest in such partnership);

     (j) Debt under the Havre Credit Facility;

     (k) Debt not to exceed $10,000,000 in the aggregate at any one time outstanding under guarantees or other similar surety obligations with respect to Debt owed by the Government of Equatorial Guinea or any Person exercising rights of a sovereign on its behalf;

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

     (l) Debt of Lion not to exceed $12,000,000 in the aggregate at any one time outstanding incurred with respect to the Abidjan LPG plant and all guarantees or other surety obligations with respect to such Debt;

     (m) With respect to Debt described in Section 9.01(d) (the "Primary Obligation"), (i) Debt of the Company not to exceed $10,000,000 in the aggregate at any one time outstanding under guarantees of (or other surety obligations with respect to) such Primary Obligation, and (ii) Debt arising out of the grant of Liens on stock (or other equity interests) issued by the obligor on such Primary Obligation;

     (n) Debt associated with letters of credit, bank guarantees, bonds or surety obligations required by Governmental Requirements in connection with the usual and customary operation of the Oil and Gas Properties;

     (o) Debt in an aggregate amount at any one time outstanding not to exceed $250,000,000 of a Restricted Subsidiary engaged in the oil and gas business exclusively outside of North America (i) that is Non-recourse to the Company and any other Restricted Subsidiary of the Company and their respective Property (other than those guarantees or other surety obligations by the Company relating to such Debt to which the Technical Agents and the Required Lenders consent in writing), and (ii) that is on terms approved by the Technical Agents and the Required Lenders, provided that in connection with the issuance of any such Debt under this Section 9.01(o), (A) the Borrowing Base is redetermined, and (B) no further investments, loans and advances under Section 9.03 shall be made in or to such obligor without the prior consent of the Required Lenders; and

     (p) Endorsements of checks and other instruments in the ordinary course of business for purposes of collection.

     SECTION 9.02 LIENS. The Company will not and will not permit any of its Subsidiaries to create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

     (a) Liens securing the payment of any Indebtedness or the Canadian Indebtedness and any guarantees thereof;

     (b) Excepted Liens;

     (c) Liens existing on the date of this Agreement which have been disclosed to the Lenders in the Financial Statements, and any renewals and extensions thereof;

     (d) Liens securing Debt permitted by Section 9.01(c), provided that such Liens attach only to the Property subject to such lease;

     (e) Liens securing Debt permitted by Section 9.01(d) and Section
9.01(e)(ii);

     (f) Liens securing Debt permitted by Section 9.01(i), provided that such Liens attach only to Property of the partnership incurring such Debt;

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

     (g) Liens to secure the Debt permitted by Section 9.01(j) on any Property owned by Havre and on the ownership interest in Havre held by the Company and its Subsidiaries, and encumbrances under gas gathering agreements caused by the dedication by the Company or any Subsidiary to Havre of such Person's Oil and Gas Properties located adjacent to the gas gathering system owned by Havre; and

     (h) Liens securing Debt permitted by Sections 9.01(k), (l), (m), (n) and
(o).

     SECTION 9.03 INVESTMENTS, LOANS AND ADVANCES. The Company will not and will not permit any of its Restricted Subsidiaries to make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

     (a) investments, loans or advances reflected in the Financial Statements;

     (b) investments, loans or advances by the Company or by any of its Restricted Subsidiaries to or in the Company or any of its Restricted Subsidiaries, including, without limitation, purchases of outstanding equity interests in Restricted Subsidiaries held by Persons that are not Restricted Subsidiaries;

     (c) (i) investments by the Company or any of its Restricted Subsidiaries in additional Oil and Gas Properties and facilities related thereto, including gas gathering systems, and other investments, loans and advances made in the ordinary course of, and which are or become customary in, the oil and gas business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, storing, marketing or transporting oil and gas; (ii) investments, loans or advances in or to any Restricted Subsidiary of the Company for the investment by such Persons in Properties of the types described in clause (c)(i) above (whether now owned or hereafter acquired or developed) located in jurisdictions (A) in North America and (B) outside of North America; provided that such investments, loans or advances under this clause (c)(ii)(B) shall not exceed $150,000,000 annually, net of cash received during such period as a return of capital or return on investment from any such investment, loan or advance previously made, in the aggregate for each nation; and (iii) investments in unrelated development activities or businesses in countries in which any of its Restricted Subsidiaries has Oil and Gas Properties; provided that the aggregate amount of such investments under this clause (iii) do not exceed $10,000,000, net of cash received during such period as a return of capital or return on investment from any such investment, loan or advance previously made, in the aggregate during any twelve month period;

     (d) routine advances by the Company or any of its Restricted Subsidiaries to or on behalf of the Company or any of its Restricted Subsidiaries in the ordinary course of business for general and administrative expenses;

     (e) routine operating expenses advanced by the Company or any of its Restricted Subsidiaries as operator in the ordinary course of business for other working interest owners under operating agreements, which do not exceed $10,000,000 in the aggregate outstanding at any one time to all Persons combined;

     (f) investments required to satisfy obligations under any Plans;

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

     (g) accounts receivable of the Company or any of its Restricted Subsidiaries arising out of the sale of Hydrocarbons and other assets or services in the ordinary course of business;

     (h) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of purchase thereof; and repurchase agreements of any Lender or any commercial bank in the United States, if the commercial paper of such bank or of the bank holding company of which such bank is a wholly owned subsidiary is rated in one of the two highest rating categories of Standard & Poors Ratings Service, Moody's Investors Service, Inc. or any other rating agency satisfactory to the Majority Lenders, that are fully secured by securities described in this Section 9.03(h);

     (i) commercial paper rated in one of the two highest grades by Standard & Poors Rating Service or Moody's Investors Service, Inc.;

     (j) demand deposits and certificates of deposit maturing within one year from the date of acquisition thereof with any Lender or any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and which has capital, surplus and undivided profits aggregating at least $500,000,000 (as of the date of such bank or trust company's most recent financial reports);

     (k) routine advances or loans to employees of the Company or any of its Subsidiaries not to exceed $200,000 in the aggregate at any one time;

     (l) deposit accounts maintained in the ordinary course of business by the Company or any of its Subsidiaries maturing within one year from the date of creation thereof with any bank or trust company organized in a country in which a Restricted Subsidiary is then doing business or in which it owns Property;

     (m) investments, loans or advances in an aggregate amount not to exceed $10,000,000, net of cash received during such period as a return of capital or return on investment from any such investment, loan or advance previously made, to or for the benefit of the Government of Equatorial Guinea or any Governmental Authority thereof;

     (n) (i) investments, loans or advances (including any guarantee or other surety obligation constituting Debt under Section 9.01(m)(i) and the amount of any Letters of Credit issued on account of Lion, but excluding obligations under
Section 9.01(m)(ii)) in the Abidjan LPG plant or in Lion or in any Person that directly or indirectly controls such plant in an aggregate amount not to exceed $25,000,000, net of cash received during such period as a return of capital or return on investment, loan or advance from any such investment, loan or advance previously made, and (ii) investments, loans or advances in Havre (including any guarantee or other surety obligation constituting Debt under Section 9.01(j) or
(m)(i) and the amount of any Letters of Credit issued on account of Havre, but excluding obligations under Section 9.01(m)(ii)) in an aggregate amount not to exceed $21,000,000, net of cash received during such period as a return of capital or return on investment, loan or advance from any such investment, loan or advance previously made;

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     (o) investments by the Company or any of its Restricted Subsidiaries under
Risk Management Agreements entered into in the ordinary course of their business for the purposes of protecting against fluctuations in interest rates, oil and gas prices or foreign currency exchange rates;

     (p) investments, loans and advances in or to Unrestricted Subsidiaries of the Company other than Havre and Lion; provided that the aggregate amount of investments, loans and advances (including (i) guarantee or other surety obligations by the Company or any Restricted Subsidiary constituting Debt under
Section 9.01(m)(i), but excluding obligations under Section 9.01(m)(ii), (ii) Letters of Credit issued on account of obligations of such Unrestricted Subsidiary and (iii) if UMC Equatorial Guinea Corporation, a Delaware corporation, or its successor, is designated as an Unrestricted Subsidiary, the aggregate amount of investments, loans or advances made under Section 9.03(m)) in and to all Unrestricted Subsidiaries (other than Havre and Lion) by the Company and its Restricted Subsidiaries hereunder, net of cash received as a return of capital or return on any investment, loan or advance previously made, does not exceed $20,000,000;

     (q) deposits in money market funds investing exclusively in investments described in Section 9.03(h), 9.03(i) or 9.03(j);

     (r) other investments, loans or advances not to exceed $1,000,000 in the aggregate at any time; and

     (s) advances to operators under operating agreements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

     SECTION 9.04 DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS. Except with prior approval of the Required Lenders, the Company will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders as such, or permit any of its Restricted Subsidiaries to purchase or otherwise acquire for value any stock of the Company, except the Company may, so long as no Default or Event of Default has occurred and is continuing: (i) declare and deliver stock dividends; (ii) redeem or repurchase stock with the proceeds received from the issuance of new shares of any class of stock within the 12 month period prior to such redemption or repurchase; provided that the aggregate amount redeemed or repurchased under this clause (ii) during such 12 month period does not exceed $100,000,000; and
(iii) (A) declare and pay cash dividends, and (B) if, but only if, the 12 month redemption/repurchase period allowed in Section 9.04(ii) is not applicable, redeem or repurchase stock, in either case in an aggregate amount not to exceed $25,000,000 plus 50% of the Consolidated Net Income generated after March 31, 1998; provided that no Borrowing Base Deficiency exists either immediately before declaration of such dividend and after payment of such dividend or immediately after any such stock redemption or repurchase.

     SECTION 9.05 FINANCIAL COVENANTS.

     (A) INTEREST COVERAGE RATIO. The Company will not permit its Interest Coverage Ratio, as of the end of any fiscal quarter of the Company, to be less than 3.0 to 1.0.

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     (B) DEBT COVERAGE RATIO. The Company will not permit its Debt Coverage
Ratio, at any time to be greater than 3.5 to 1.0.

     (C) TANGIBLE NET WORTH. On and after the Initial Funding, the Company will not permit its Consolidated Tangible Net Worth to be less than $580,000,000 plus the amount equal to seventy-five percent (75%) of the net cash proceeds of any sale or other issuance of any equity security by the Company at any time after the Effective Date, plus the amount equal to 50% of its positive Consolidated Net Income for the period from March 31, 1998 to the date of such determination, taken as a single accounting period.

     SECTION 9.06 NATURE OF BUSINESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any material change in the character of its business as carried on at the date hereof.

     SECTION 9.07 LIMITATION ON OPERATING LEASES AND SALE-LEASEBACK TRANSACTIONS. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal), under leases or lease agreements (other than (a) leases or lease agreements which constitute Debt, (b) leases of Hydrocarbon Interests, and (c) leases directly related to oil and gas field operations, including without limitation, leases for drilling, workover or other rig related activities) which would cause
(i) the aggregate amount of all payments made by the Company and its Restricted Subsidiaries, other than Ocean Canada and its Restricted Subsidiaries (in each case, determined on a consolidated basis), pursuant to such leases or lease agreements to exceed $15,000,000 in any period of twelve consecutive calendar months or (ii) the aggregate amount of all payments made by Ocean Canada and its Restricted Subsidiaries (determined on a consolidated basis) pursuant to such leases or lease agreements to exceed $2,000,000 in any period of twelve consecutive calendar months. Neither the Company nor any of its Restricted Subsidiaries will enter into any arrangement, directly or indirectly, with any Person whereby the Company or any of its Restricted Subsidiaries shall sell or transfer any of their Property, whether now owned or hereafter acquired, and whereby the Company or any of its Restricted Subsidiaries shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Company or any of its Restricted Subsidiaries intends to use for substantially the same purpose or purposes as the Property sold or transferred.

     SECTION 9.08 MERGERS, ETC. The Company will not, and will not permit any of its Restricted Subsidiaries, to (a) merge into or with or consolidate with, any other Person, (b) sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or any substantial part of its Property or assets to any other Person, or (c) dissolve or take other similar actions; provided that if the Company gives prior written notice to the Administrative Agent, and no Default or Event of Default has occurred and is continuing or will result from the action proposed to be taken, then: any Restricted Subsidiary of the Company (other than Ocean Canada) may (i) merge or consolidate with the Company or with any other Subsidiary of the Company, including an Unrestricted Subsidiary so long as the requirements of Sections
9.16 and 9.21 are met, (ii) sell, lease or otherwise dispose of (at fair market value) all or any substantial part of its Property or assets to the Company or to any other Subsidiary of the Company, including an Unrestricted Subsidiary so long as the requirements of Sections 9.16 and 9.21 are met, or (iii) dissolve or take other similar actions.

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     SECTION 9.09 PROCEEDS OF NOTES. The Company will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.07.

     SECTION 9.10 ERISA COMPLIANCE. The Company will not at any time permit any Plan maintained by it or any of its Subsidiaries to:

     (a) engage in any "prohibited transaction" as such term is defined in
Section 4975 of the Code;

     (b) incur any "accumulated funding deficiency" as such term is defined in
Section 302 of ERISA; or

     (c) terminate any such Plan in a manner which could result in the imposition of a Lien on the Property of the Company or any of its Subsidiaries pursuant to Section 4068 of ERISA.

     SECTION 9.11 SALE OR DISCOUNT OF RECEIVABLES. Except for receivables obtained by the Company out of the ordinary course of its business, the Company and its Restricted Subsidiaries will not discount or sell (with or without recourse) any of its notes receivable or accounts receivable except for settlement of joint interest billing accounts (other than with respect to Restricted Subsidiaries) in the normal course of business.

     SECTION 9.12 RISK MANAGEMENT AGREEMENTS. The Company will not, and will not permit any of its Restricted Subsidiaries to, incur any obligations under Risk Management Agreements, except that the Company may incur such obligations either with investment grade counterparties or as disclosed in Schedule 7.21; provided Risk Management Agreement relating to commodity prices shall not cover more than
(i) 80% of the Company's and its Restricted Subsidiaries' applicable production estimates from their Oil and Gas Properties for the 24 month period measured as of the end of each fiscal quarter of the Company and its Consolidated Subsidiaries, (ii) 65% of the Company's and its Restricted Subsidiaries' applicable production estimates from their Oil and Gas Properties for the period commencing at the end of such 24-month period and ending on the date which is 36 months after the date of determination, and (iii) 50% of the Company's and its Restricted Subsidiaries' applicable production estimates from their Oil and Gas Properties for the period thereafter.

     SECTION 9.13 TRANSACTIONS WITH AFFILIATES. The Company and its Restricted Subsidiaries shall not enter into any transaction, including without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than the Company, OEI-Louisiana, Ocean Canada or any other Restricted Subsidiary of the Company) unless such transactions are in the ordinary course of the Company's or its Restricted Subsidiary's business and are upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained in a comparable arm's length transaction with a Person not an Affiliate.

     SECTION 9.14 NEGATIVE PLEDGE AGREEMENTS. Except for (a) any of the Loan Documents; (b) the Indentures or any other agreement evidencing the Subordinated Debt; (c) agreements permitted by Sections 9.02(c), (d), (e), (f), (g) or (h) but only with respect to the Property subject of the Lien permitted thereby; (d) customary provisions in leases, licenses, asset

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

sale agreements and other customary agreements not related to the borrowing of money and entered into in the ordinary course of business, (e) Liens or restrictions imposed on investments (or Property related thereto) of the type described in Section 9.03(c)(iii), but only on such investments or Property; and
(f) restrictions imposed by agreements governing Excepted Liens, the Company and its Restricted Subsidiaries will not create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any Property of the Company or any of its Restricted Subsidiaries or which requires the consent of or notice to other Persons in connection therewith.

     SECTION 9.15 SUBSIDIARIES AND PARTNERSHIPS. The Company and any of its Restricted Subsidiaries may create additional Subsidiaries or partnerships, provided that the Company shall give the Administrative Agent prompt notice thereof.

     SECTION 9.16 SALE OF OIL AND GAS PROPERTIES. Except for Hydrocarbons sold in the ordinary course of business as and when produced or after the production thereof, the Company will not sell, assign, transfer or convey, or permit any of its Restricted Subsidiaries to sell, assign, transfer or convey, any interest in any of the Oil and Gas Properties that constitute part of the Borrowing Base. This provision shall not apply to:

     (a) Routine farm-outs and other dispositions of non-proven acreage; and

     (b) Sales or other dispositions of Properties, provided that if the aggregate fair market value of such Properties sold or otherwise disposed of during any Redetermination Period exceeds five percent (5%) of the then current SEC Value of the Oil and Gas Properties included in the Borrowing Base (as in effect immediately prior to such sale), then simultaneously with any such disposition the Borrowing Base is reduced by an amount reasonably determined at the time by the Technical Agents to reflect the contribution to the Borrowing Base of the Properties so disposed of.

     SECTION 9.17 ENVIRONMENTAL MATTERS. The Company will not cause or permit, or permit any of its Subsidiaries to cause or permit, any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws if the effect of such violation could reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries will establish and implement such procedures as may be necessary to promptly and properly respond in the event that: (i) solid wastes are disposed of on any of its respective Property in quantities or locations that would require remedial action under any Environmental Laws; (ii) hazardous substances are released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA; (iii) hazardous substances are released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment; or (iv) oil is released or threatened to be released in violation of OPA.

     SECTION 9.18 PAYMENT RESTRICTIONS. Except for (a) any of the Loan Documents, (b) the Indentures or other agreements evidencing any of the Subordinated Debt, (c) the agreements relating to Non-recourse Debt permitted by
Section 9.01, but only with respect to the Restricted

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

Subsidiary that is liable for such Non-recourse Debt, and (d) restrictions imposed relating to investments (or Property related thereto) of the type described in Section 9.03(c)(iii), but only with respect to such investments or Property, the Company and its Restricted Subsidiaries will not enter into any agreements which would restrict payments from any Restricted Subsidiary of the Company to the Company or any other Restricted Subsidiary.

     SECTION 9.19 SUBORDINATED AND LONG-TERM PARI PASSU DEBT. Neither the Company nor any of its Restricted Subsidiaries shall, without the prior written consent of the Majority Lenders:

     (a) defease, redeem, offer to purchase or purchase any of the Subordinated Debt or the Long-Term Pari Passu Debt, unless the Indebtedness shall have been paid in full and the Commitments of each Lender and Canadian Lender terminated; provided that the Company may optionally defease, redeem, offer to purchase and purchase all or any part of the Subordinated Debt and the Long-Term Pari Passu Debt (i) with the proceeds of the issuance of any equity securities or (ii) with the proceeds of any other Debt (which, in the case of Subordinated Debt, is subordinated on terms substantially identical to the Subordinated Debt or on terms more advantageous to the Lenders and the Canadian Lenders and) which has an average life and final maturity later than the average life and final maturity date, respectively, of the Subordinated Debt or Long-Term Pari Passu Debt being refinanced; provided further that the Company and OEI-Louisiana may
(1) make the payments required under the Pledge of Production Trust Agreements in accordance with the terms thereof, and (2) make mandatory prepayments and repurchases of the Long-Term Pari Passu Debt to the extent required under the instruments governing such Debt; or

     (b) amend, supplement or modify the provisions of the Indentures or any instrument evidencing or guaranteeing the Debt incurred pursuant to the terms thereof; provided that the foregoing shall not apply to the following: (i) any amendment, supplement or modification, that, subject to the concurrence of the Administrative Agent, the Syndication Agent and the Documentation Agent, causes such Debt to have terms generally less restrictive than its terms immediately prior thereto, (ii) any amendment or supplement to the 95 Indenture, the 96 Indenture or the 97 Indenture to conform the provisions thereof to the corresponding provisions of the 98 Senior Subordinated Indenture; and (iii) the Company and OEI-Louisiana (and the trustee, if applicable) may enter into supplemental indentures to the instruments governing such Debt of the type described in Section 9.1 of each of the Indentures.

     SECTION 9.20 MAINTENANCE OF DEPOSITS. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, maintain deposits of funds in any bank or financial institution outside of the United States, Canada and nations that are members of the European Union, except for operating accounts in jurisdictions where the Company or any of its Restricted Subsidiaries is doing business or owns Property, which operating accounts shall contain only such minimum amounts as may be necessary for the conduct of business or the maintenance and exploitation of such Property.

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     SECTION 9.21 UNRESTRICTED SUBSIDIARIES.

     (a) The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise designate any Subsidiary as an Unrestricted Subsidiary if
(i) a Borrowing Base Deficiency exists, (ii) a Default or Event of Default exists or would result from such creation or designation, including under
Section 9.03(p), (iii) such Subsidiary owes or incurs Debt other than Non-Recourse Debt, Debt under Section 9.01(j), and Debt owed to the Company and any of its Restricted Subsidiaries in connection with investments, loans or advances (including, without limitation, contingent obligations) made in compliance with
Section 9.03(n) or (p), or (iv) such creation or designation shall result in the creation or imposition of any claim or Lien on any assets of the Company or any Restricted Subsidiary. Notwithstanding the foregoing, in no event may the Board of Directors of the Company designate OEI-Louisiana, OERI or Ocean Canada as an Unrestricted Subsidiary.

     (b) Without limitation of Section 9.21(a), the Company will not, and will not permit any Restricted Subsidiaries to, without the prior written consent of the Majority Lenders, change the characterization of a Subsidiary from a Restricted Subsidiary to an Unrestricted Subsidiary or an Unrestricted Subsidiary to a Restricted Subsidiary; provided, however, the prior written consent of the Majority Lenders shall not be required to (i) change the characterization of an Unrestricted Subsidiary to a Restricted Subsidiary if (A) no Default or Event of Default shall have occurred and be continuing at such time or would result therefrom, (B) after giving effect to such re-characterization, each of the representations and warranties made by the Company and OEI-Louisiana in the Loan Documents to which each is a party shall be true and correct in all material respects, and (C) the Company provides the Administrative Agent five (5) days advance written notice of its intent to re-characterize such Subsidiary or (ii) change the characterization of a Restricted Subsidiary to an Unrestricted Subsidiary if (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom (including a violation of Section 9.03(p)), and on the date of such recharacterization, all investments made by the Company or any other Restricted Subsidiary in such Restricted Subsidiary prior to the date of such re-characterization shall be investments in an Unrestricted Subsidiary subject to Section 9.03(p), (B) if the Restricted Subsidiary owns any Oil and Gas Properties which are included in the Borrowing Base, the Borrowing Base shall be reduced by an amount reasonably determined at the time by the Technical Agents to reflect the contribution to the Borrowing Base of the Properties so owned, and (C) the Company provides the Administrative Agent five (5) days advance written notice of its intent to re-characterize such Subsidiary.

     SECTION 9.22 GAS IMBALANCES, TAKE-OR-PAY OR OTHER PREPAYMENTS. The Company and its Restricted Subsidiaries will not enter into any contracts or agreements which warrant production of Hydrocarbons and will not hereafter allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Company and its Restricted Subsidiaries which would require the Company or such Restricted Subsidiaries to deliver Hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor to exceed 10,000,000 mcf of gas in the aggregate on a net basis.

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                                   ARTICLE X
                               EVENTS OF DEFAULT

     SECTION 10.01 EVENTS OF DEFAULT. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

     (a) The Company shall default in the payment or mandatory prepayment when due of any principal of any Loan or of any reimbursement obligation for disbursement made under any Letter of Credit; or the Company shall default in the payment when due of any interest on any Loan, any fees payable hereunder or under any other Loan Document or other amount payable by it hereunder or thereunder and such default shall continue for a period of five (5) Business Days; or

     (b) The Company or any of its Restricted Subsidiaries shall default in the payment when due (after expiration of all applicable grace periods, if any) of any principal of or interest on any of its other Debt, or default in the payment of any termination or settlement payments under any futures contracts, or similar Risk Management Agreement, in any case, in an amount in excess of $15,000,000; or any event specified in any note, agreement, indenture or other document evidencing or relating to any Debt of the Company or any of its Restricted Subsidiaries in an amount in excess of $15,000,000 shall occur (including the giving of all required notices and the expiration of all applicable grace periods, if any) and be continuing if the effect of such event is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt in excess of $15,000,000 to become due prior to its stated maturity; or the Company shall under any circumstances become obligated to redeem, defease or offer to buy all or any of the subordinated notes issued under the 95 Indenture, the 96 Indenture, the 97 Indenture or the 98 Senior Subordinated Indenture; or

     (c) Ocean Canada shall default in the payment or mandatory prepayment when due of any principal of or interest on any Loan (as defined in the Canadian Credit Agreement) or of any Bankers Acceptance; or Ocean Canada shall default in the payment when due any fees or other amount payable by it under the Canadian Credit Agreement and such default shall continue for a period of five (5) Business Days; or

     (d) Any representation, warranty or certification made or deemed made herein or in any other Loan Document by the Company or any of its Restricted Subsidiaries or in any certificate furnished to any Lender or any Agent pursuant to the provisions hereof or any other Loan Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

     (e) The Company shall default in the performance of any of its obligations under Article IX; Ocean Canada shall default in the performance of any of its obligations under Article IX of the Canadian Credit Agreement; or the Company or any of its Restricted Subsidiaries shall default in the performance of any of their respective other obligations in this Agreement or under any other Loan Document to which it is party and such default shall continue unremedied for a period of 30 days after notice thereof to the Company by the Administrative Agent or any Lender; or

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

     (f) The Company or any Restricted Subsidiary shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

     (g) The Company or any Restricted Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property,
(ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

     (h) A proceeding or case shall be commenced, without the application or consent of the Company or any Restricted Subsidiary in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for such Person or of all or any substantial part of its assets, or (iii) similar relief in respect of any such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against such Person shall be entered in an involuntary case under the Bankruptcy Code; or

     (i) A final judgment or judgments for the payment of money in excess of $15,000,000 in the aggregate in excess of insurance coverage shall be rendered by a court or courts against the Company or any of its Restricted Subsidiaries and either the same shall not be discharged or provision shall not be made for such discharge, or a stay of execution thereof shall not be procured, in either case, within 30 days from the date of entry thereof and the judgment debtor shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

     (j) An event or condition specified in Section 9.10 shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Required Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is in excess of $15,000,000; or

     (k) The Guaranty Agreement or other material Loan Document, after delivery thereof, shall for any reason, except to the extent permitted by the terms of this Agreement or thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms (subject to customary exceptions therefrom); or

     (l) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding underwriters in the course of their

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

distribution of Voting Stock in an underwritten public offering, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the SEC under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the total Voting Stock of the Company; or during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

     (m) The Company shall cease to directly or indirectly own 100% of each class of stock of OEI-Louisiana, OERI, Ocean Canada or any Restricted Subsidiary (except for (i) directors' qualifying shares and (ii) shares of Wholly Owned Restricted Subsidiaries of the type described in clause (ii) of the definition of Wholly Owned Restricted Subsidiaries).

THEREUPON: (i) in the case of an Event of Default other than one referred to in clause (f), (g) or (h) of this Section 10.01 with respect to the Company, OEI-Louisiana or Ocean Canada, the Administrative Agent may and, upon request of the Majority Lenders, shall, by notice to the Company, cancel the Commitments and/or declare the principal amount of the Loans, together with accrued interest, and all other amounts payable by the Company hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Company; and (ii) in the case of the occurrence of an Event of Default referred to in clause (f), (g) or (h) of this Section 10.01 with respect to the Company, OEI-Louisiana or Ocean Canada, the Commitments shall be automatically canceled and the principal amount of the Loans, together with accrued interest, and all other amounts payable by the Company hereunder and under the Notes shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Company on its behalf and on behalf of OEI-Louisiana and Ocean Canada.

     SECTION 10.02 CASH COLLATERAL FOR LETTERS OF CREDIT. If an Event of Default exists, the Administrative Agent and the Paying Agent may, or upon the request of the Majority Lenders, shall, proceed to enforce remedies under the Loan Documents. Upon realization of any of the collateral consisting of cash, or of any cash proceeds from any disposition of the collateral, all such cash and cash proceeds shall be applied as set forth in the Intercreditor Agreement.

                                  ARTICLE XI
                                  THE AGENTS

     SECTION 11.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent, the Syndication Agent, the Documentation Agent, the Technical Agents, the Competitive Bid Auction Agent and each Co-Agent to act as its agent hereunder with such powers as are specifically delegated to it by the terms of this Agreement or any Loan Document, together with such other powers as are reasonably incidental

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thereto. (As of the Effective Date, the Co-Agents have been delegated no specific powers or responsibilities under this Agreement, except in their capacities as Lenders.) Each Agent (which term as used in this sentence and in
Section 11.05 and the first sentence of Section 11.06 shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents and shall not by reason of this Agreement or any other Loan Document be a trustee for any other Agent or Lender; (b) shall not be responsible to any other Agent or the Lenders (i) for the accuracy of any recitals, statements, representations or warranties contained in this Agreement or any Loan Document or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement; (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any Loan Document or any other document referred to or provided for herein; or (iii) for any failure by the Company, OEI-Louisiana or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder except as may be expressly required under this Agreement or any other Loan Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document, except for its own gross negligence or willful misconduct. The Agents may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Each Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the written consent of the Company to such assignment or transfer.

     SECTION 11.02 RELIANCE BY AGENTS. Each Agent shall be entitled to rely: (a) upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons; and (b) upon advice and statements of legal counsel, independent accountants and other experts selected by any Agent in good faith. As to any matters not expressly provided for by this Agreement or any Loan Document, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Lenders; and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

     SECTION 11.03 DEFAULTS. No Agent shall be deemed to have knowledge of the occurrence of a Default (other than, in the case of the Administrative Agent, the non-payment of principal of or interest on Loans or of fees or the non-payment of reimbursement obligations of the Company in connection with Letters of Credit) unless it has received notice from either a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that any Agent receives such a notice of the occurrence of a Default, it shall promptly give notice to the Administrative Agent who shall thereafter give prompt notice thereof to the Lenders.

      SECTION 11.04 RIGHTS AS A LENDER. With respect to its Commitment and the Loans made by it and the Letters of Credit issued by it or in which it is participating, each Agent (and any successor acting as an Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not

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

acting as an Agent, and the term "Lender" or "Lenders" shall include each Agent in its individual capacity. Each Agent (and any successor acting as an Agent) and its Affiliates may (without having to account therefor to any other Agent or Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company and its Subsidiaries or any of the Company's Affiliates as if it were not acting as an Agent. Each Agent and its Affiliates may accept fees and other consideration from the Company or any of its Affiliates for services in connection with this Agreement, any Loan Document or otherwise without having to account for the same to any other Agent or the Lenders.

     SECTION 11.05 INDEMNIFICATION. The Lenders agree to indemnify each Agent (to the extent not reimbursed under Section 12.03, but without limiting the obligations of the Company under Section 12.03), ratably in accordance with the aggregate principal amount of the Loans made by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all Indemnity Matters of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of: (a) this Agreement or any other Loan Document or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under
Section 12.03 but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder); or (b) the enforcement of any of the terms hereof or of any other Loan Document; provided that no Lender shall be liable for any Indemnity Matter to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified; and provided further that no Lender shall be liable for any Indemnity Matters arising solely by reason of claims among the Agents and their shareholders. THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND BY A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OR BY AGREEMENT TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF THE PARTY SEEKING INDEMNIFICATION. IN ADDITION, THE FOREGOING INDEMNITIES EXCLUDE ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS AMONG INDEMNIFIED PARTIES AND THEIR SHAREHOLDERS.

     SECTION 11.06 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender agrees:
(a) that it has, independently and without reliance on any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement; and (b) that it will, independently and without reliance upon any Agent or any other Lender, and based on such

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documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. No Agent shall be required to keep itself informed as to the performance or observance by the Company, OEI-Louisiana or any other Person of its obligations under this Agreement or any other Loan Document or document referred to or provided for herein or to inspect the Properties or books of the Company and its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by an Agent hereunder or under a Loan Document, no Agent shall have any duty or responsibility to provide any other Agent or Lender with any credit or other information concerning the affairs, financial condition or business of the Company and its Subsidiaries (or any of their Affiliates) which may come into the possession of such Agent or any of their Affiliates.

     SECTION 11.07 ACTION BY AGENTS. Except for action or other matters expressly required of an Agent hereunder, such Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Lenders specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Administrative Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes it to personal liability or which is contrary to this Agreement and the Loan Documents or applicable law.

     SECTION 11.08 RESIGNATION OR REMOVAL OF AGENTS. Subject to the appointment and acceptance of a successor Agent as provided in this Section 11.08, any Agent may resign at any time by giving notice thereof to the Lenders and the Company, and any Agent may be removed at any time, for cause, by the Required Lenders. Upon any such resignation or removal, the Required Lenders, with the consent of the Company (which consent shall not be unreasonably withheld or delayed), shall have the right to appoint a successor Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after either the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint its successor. Upon the acceptance of any appointment as an Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

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                                  ARTICLE XII
                                 MISCELLANEOUS

     SECTION 12.01 WAIVER. No failure on the part of any Agent or any Lender to exercise, no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Loan Document shall operate as a waiver thereof; and no single or partial exercise of any right, power or privilege under this Agreement or any Loan Document shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     SECTION 12.02 NOTICES. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telecopy, telegraph, cable or in writing and telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

     SECTION 12.03 PAYMENT OF EXPENSES, INDEMNITIES, ETC. The Company agrees to:

     (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable expenses of the Administrative Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agents and the Lenders with respect thereto) of, and in connection with the negotiation, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, this Agreement, the Notes and the other Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and in the case of enforcement for any of the Lenders); and promptly reimburse each Agent or Lender for all amounts expended, advanced or incurred by such Agent or Lender to satisfy any obligation of the Company or OEI-Louisiana under this Agreement or any Loan Document; and

     (b) pay and hold each of the Agents and the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each Agent and Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and

     (c) Indemnify the agents and each lender, their officers, directors, employees, representatives, agents and affiliates (collectively, the "indemnified parties") from, hold each of them harmless against, promptly upon demand pay or reimburse each of them for, and refrain from creating or asserting against any of them, any and all indemnity matters of any kind or nature whatsoever which may be

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

incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (i) offsets, reductions, rebatements or other claims, counterclaims or defenses of any nature whatsoever (including, without limitation, claims of usury) of the company or any of its subsidiaries or any other person, whether in tort or in contract, fixed or contingent, in law or in equity, known or unknown, whether now existing or hereafter arising, in connection with other lenders whose debt may be refinanced with any proceeds of the loans (in their capacity as lenders or as agent for the lenders in connection with the loan documents executed in connection with such refinanced debt and not otherwise), the loan documents executed in connection with such refinanced debt or any actions or relationships relating to any of the foregoing, (ii) any actual or proposed use by the company or any of its subsidiaries of the proceeds of any of the loans or letters of credit or (iii) any other aspect of this agreement, the notes and the other loan documents, including, without limitation, the reasonable fees and disbursements of counsel and all other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim, but excluding herefrom all indemnity matters arising solely by reason of claims among indemnified parties and their shareholders.

     (d) INDEMNIFY AND HOLD EACH AGENT AND LENDER, ITS OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS AND AFFILIATES HARMLESS AGAINST, AND PROMPTLY TO PAY ON DEMAND OR REIMBURSE EACH OF THEM WITH RESPECT TO, ANY AND ALL INDEMNITY MATTERS OF ANY AND EVERY KIND OR NATURE WHATSOEVER ASSERTED AGAINST OR INCURRED BY ANY OF THEM BY REASON OF OR ARISING OUT OF OR IN ANY WAY RELATED TO
(I) THE BREACH OF ANY REPRESENTATION OR WARRANTY AS SET FORTH HEREIN REGARDING ENVIRONMENTAL LAWS, OR (II) THE FAILURE OF THE COMPANY OR ANY OF ITS SUBSIDIARIES TO PERFORM ANY OBLIGATION HEREIN REQUIRED TO BE PERFORMED PURSUANT TO ENVIRONMENTAL LAWS.

     (e) In the case of any indemnification hereunder, the Agent or Lender seeking indemnification, as appropriate shall give notice to the Company of any such claim or demand being made against the Indemnified Party; and the Company shall have the non-exclusive right to join in the defense against any such claim or demand.

     (F) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND BY A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OR BY AGREEMENT TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT,

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THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY
EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF THE PARTY SEEKING INDEMNIFICATION. IN ADDITION, THE FOREGOING INDEMNITIES EXCLUDE ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS AMONG INDEMNIFIED PARTIES AND THEIR SHAREHOLDERS.

     (g) The Company's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

     (h) The Company shall pay any amounts due under this Section 12.03 within thirty (30) days of the receipt by the Company of notice of the amount due.

     SECTION 12.04 AMENDMENTS, ETC. Subject to the terms of the Intercreditor Agreement, any provision of this Agreement or any other Loan Documents may be amended, modified or waived with the Majority Lenders' consent; provided that
(a) the Commitment of a Lender may not be increased without the express written consent of such Lender; (b) no amendment, modification or waiver which amends, modifies or waives the definition of "Majority Lender" or "Required Lenders" or any provision of Sections 2.03, 2.09 or 12.04 shall be effective without the express written consent of all Lenders and the Canadian Lenders; (c) no amendment, modification or waiver which amends or modifies the definition of "Applicable Margin" or reduces the interest rate (other than as a result of waiving the applicability of any post-Default increases in such rates), modifies the amount of principal due on any payment date or modifies the payment dates for payments of either principal or interest on any Loan, modifies any fees payable hereunder, increases the Borrowing Base or releases or modifies the obligations of OEI-Louisiana under the Guaranty Agreement or of the Company or OEI-Louisiana under the Intercreditor Agreement shall be effective without consent of all Lenders and Canadian Lenders; and (d) no amendment, modification or waiver which modifies the rights, duties or obligations or fees of any Agent shall be effective without the consent of such Agent.

     SECTION 12.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     SECTION 12.06  ASSIGNMENTS AND PARTICIPATIONS.

     (a) The Company may not assign its rights or obligations hereunder, under the Notes or under any Letter of Credit Agreement without the prior consent of all of the Lenders and the Administrative Agent.

     (b) Each Lender may, upon the written consent of the Company and the Administrative Agent which consent shall not be unreasonably withheld or delayed (provided that if an Event of Default has occurred and is continuing, assignments may be made hereunder without the Company's consent), assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance Agreement substantially in the form of Exhibit G (an "Assignment and Acceptance"); provided that (i) any

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

such assignment shall be in the aggregate amount of at least $5,000,000, the entire amount of a Lender's Commitment, if less, or such other lesser amount to which the Company has consented, and (ii) the assignee shall pay to the Administrative Agent a processing and recordation fee of $3,500; provided that such fee shall not be payable in conjunction with any assignments occurring within 30 days of the Effective Date. Any such assignment will become effective upon the issuance by the Administrative Agent of a letter of acknowledgment reflecting such assignment and the resultant effects thereof on the Commitments of the assignor and assignee, and the principal amount outstanding of the Conventional Loans owed to the assignor and assignee, the Administrative Agent hereby agreeing to effect such issuance no later than five (5) Business Days after its receipt of an Assignment and Acceptance executed by all parties thereto. Promptly after receipt of an Assignment and Acceptance executed by all parties thereto, the Administrative Agent shall send to the Company a copy of such executed Assignment and Acceptance. Upon receipt of such executed Assignment and Acceptance, the Company, will, at its own expense, execute and deliver new Conventional Loan Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear on the Administrative Agent's letter of acknowledgment. Upon the effectiveness of any assignment pursuant to this Section, the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the other Loan Documents. Subject to the terms of Section 12.10 of this Agreement and the Sections referred to therein, the assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder). The Administrative Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this Section 12.06(b), a new Annex I giving effect to all such assignments effected during such month, and will promptly provide the same to the Company and each of the Lenders. If an assignment is made to a Person which had not previously been a Lender, the Company will promptly execute and deliver to such Lender a Bid Rate Note as described in Section 2.07(b).

     (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this subsection to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of this Agreement, the Notes or any Loan Document except to the extent such amendment or waiver would (x) extend the Termination Date, (y) reduce the principal amount of any Loan outstanding , the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitments or Loans in which such participant is participating, or postpone the payment of any thereof, or (z) release OEI-Louisiana from its obligations under the Guaranty Agreement. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Loan Documents (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Company hereunder shall be determined as if such Lender had not sold such participation, provided that if such participant has made and complied with the representations contained in Section 5.08, such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender other than amounts paid by reason of such participant's noncompliance with Section 5.08. In addition, each agreement creating any participation must include agreements by the participant to

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be bound by the provisions of Section 12.14 if such participant is to receive any confidential information.

     (d) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Company to file a registration statement with the SEC or to qualify the Loans or any interest therein under the "Blue Sky" laws of any state.

     (e) The Lenders may furnish any information concerning the Company in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree in writing to be bound by the provisions of Section 12.14 hereof.

     (f) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge all or any of its Notes to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

     SECTION 12.07 INVALIDITY. In the event that any one or more of the provisions contained in the Notes, this Agreement or in any other Loan Document shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of such Note, this Agreement or any other Loan Document.

     SECTION 12.08 ENTIRE AGREEMENT. The Notes, this Agreement, the Guaranty Agreement and the other Loan Documents embody the entire agreement and understanding between the Lenders, the Agents, the Company and its Subsidiaries party thereto and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. There are no unwritten oral agreements between the parties.

     SECTION 12.09 REFERENCES. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

     SECTION 12.10 SURVIVAL. The obligations of the Company, each Agent and the Lenders under Sections 5.01, 5.05, 5.06, 12.03 and 12.14 shall survive the repayment of the Loans, the expiration of the Letters of Credit and the termination of the Commitments and any assignment by a Lender of all its Loans or Commitments pursuant to Section 12.06(b).

     SECTION 12.11 CAPTIONS. Captions and section headings appearing herein or any Loan Document are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement or such Loan Document.

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     SECTION 12.12 COUNTERPARTS. This Agreement and each Loan Document (other than the Notes) may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement or any such Loan Document by signing any such counterpart.

     SECTION 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION.

     (a) THIS AGREEMENT AND THE NOTES (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF AND THEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS TO WHICH THE COMPANY IS A PARTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NONEXCLUSIVE AND DOES NOT PRECLUDE THE ADMINISTRATIVE AGENT OR ANY LENDER FROM OBTAINING JURISDICTION OVER THE COMPANY IN ANY COURT OTHERWISE HAVING JURISDICTION.

     (c) The Company irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it, as the case may be, at its said address, such service to become effective 30 days after such mailing.

     (d) Nothing herein shall affect the right of any Agent or any Lender or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

     (e) THE COMPANY, EACH AGENT AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY

REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.

     SECTION 12.14 CONFIDENTIALITY. Each Lender and each Agent agree that they will use their best efforts not to disclose without the prior written consent of the Company (other than to their employees, auditors or counsel or to another Lender if the Lender or such Lender's holding or parent company or the Administrative Agent in its sole discretion determines that any such party should have access to such information) any information with respect to the Company or any of its Subsidiaries which is furnished pursuant to this Agreement and which is designated by the Company to the Lenders and the Administrative Agent in writing as confidential, provided that any Lender and the Administrative Agent may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or the Administrative Agent or to the Federal Reserve Board, the Federal Deposit Insurance Company, National Association of Insurance Commissioners or similar organizations (whether in the United States or elsewhere) or their successors,
(c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender or the Administrative Agent, and
(e) to the prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender or to any Affiliate of a Lender, provided that such prospective transferee, participant or Affiliate executes an agreement with the Company containing provisions substantially identical to those contained in this Section.

     SECTION 12.15 INTEREST. It is the intention of the parties hereto that each Agent and Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Agent or Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Agent or Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or any other Loan Document, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Agent or Lender that is contracted for, taken, reserved, charged or received by such Agent or Lender under the Notes, this Agreement or under any of the other aforesaid Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Agent or Lender to the Company); and (b) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Agent or Lender to the Company). All sums paid or agreed to be paid to any Agent or Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or Lender, be amortized, prorated, allocated and spread throughout the term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans or other amounts hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Agent or Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or Lender pursuant to this Section
12.15 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or Lender would be less than the amount of interest payable to such Agent or Lender computed at the Highest Lawful Rate applicable to such Agent or Lender, then the amount of interest payable to such Agent or Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or Lender until the total amount of interest payable to such Agent or Lender shall equal the total amount of interest which would have been payable to such Agent or Lender if the total amount of interest had been computed without giving effect to this Section 12.15.

     To the extent that the Texas Credit Title is relevant to any Agent or Lender for the purpose of determining the Highest Lawful Rate, each such Agent and Lender hereby elects to determine the applicable rate ceiling under the Texas Credit Title by the weekly rate ceiling from time to time in effect.

     SECTION 12.16 EFFECTIVENESS. This Agreement and the Loan Documents shall not be effective until the date (the "Effective Date") that (a) each of them is delivered to the Administrative Agent in the State of Texas, (b) each of them is accepted by the Administrative Agent in such State, and (c) the conditions set forth in Section 6.01 have been satisfied or waived.

     SECTION 12.17 SURVIVAL OF OBLIGATIONS. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Paying Agent's (held for the benefit of the Agents and the Lenders) Liens (if any), rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Company shall, and shall cause each of its Restricted Subsidiaries to, take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

     SECTION 12.18 DEBT CHARACTERIZATION FOR INDENTURE PURPOSES; SPECIFIED OR DESIGNATED SENIOR INDEBTEDNESS.

     (a) If so designated by the Company in its internal records (which designation may be made in its sole and absolute discretion), any Debt incurred hereunder and under the Canadian Credit Agreement and all guarantees thereof shall constitute "Indebtedness" other than "Permitted Indebtedness" or "Permitted Subsidiary Indebtedness" (as such terms are defined in the 95 Indenture, the 96 Indenture, the 97 Indenture and the 98 Senior Subordinated Indenture) for purposes of any Indenture.

     (b) The Company hereby acknowledges and declares that:

          (i) this Agreement, the Notes, the Loan Documents and the obligations of the Company and OEI-Louisiana hereunder and thereunder are "Senior Indebtedness" and "Specified Senior Indebtedness" and "Guarantor Senior Indebtedness" and "Specified Guarantor Senior Indebtedness", respectively, under and for purposes of the 95 Indenture; and

          (ii) this Agreement, the Notes, the Loan Documents and the obligations of the Company and OEI-Louisiana hereunder and thereunder are "Senior Indebtedness" and "Designated Senior Indebtedness" and "Guarantor Senior Indebtedness" and "Designated Guarantor Senior Indebtedness", respectively, under and for purposes of the 96 Indenture, the 97 Indenture and the 98 Senior Subordinated Indenture;

     and that as such, the Lender Group is entitled to the rights and privileges afforded holders of Senior Indebtedness, Specified Senior Indebtedness or Designated Senior Indebtedness, Senior Guarantor Indebtedness, Specified Guarantor Senior Indebtedness or Designated Guarantor Senior Indebtedness under each of said Indentures.

     SECTION 12.19 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

     The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                         OCEAN ENERGY, INC., a Delaware corporation

                         By: ___________________________________________________

                             Jonathan M. Clarkson
                             Executive Vice President
                             Chief Financial Officer

                         1201 Louisiana, Suite 1400
                         Houston, Texas 77002
                         Telecopier No.: (713) 654-5124
                         Telephone No.:  (713) 654-9110
                         Attention:  Frank Willoughby

                         with copy to:

                         1201 Louisiana, Suite 1400
                         Houston, Texas 77002
                         Telecopier No.: (713) 653-1920
                         Telephone No.:  (713) 654-9110
                         Attention:  Robert K. Reeves

                              [Signature Page 1]

AGENTS:                  CHASE BANK OF TEXAS, NATIONAL
                         ASSOCIATION, as Administrative Agent

                         By:____________________________________________________
                            Russell Johnson
                            Vice President

                         Address for Notices to Chase as Administrative Agent:

                         Chase Bank of Texas, National Association
                         1111 Fannin
                         Houston, Texas 77002
                         Telecopier No.: (713) 750-3810
                         Telephone No.: (713) 750-2784
                         Attention:  Loan Syndication Services

                         with copy to:

                         Chase Securities Inc.
                         600 Travis, 20th Floor
                         Houston, Texas  77002
                         Telecopier No.: (713) 216-4295
                         Telephone No.:  (713) 216-4147
                         Attention:  Robert Mertensotto

                              [Signature Page 2]

                         MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Syndication Agent

                         By:   _________________________________________________
                         Name: _________________________________________________
                         Title:_________________________________________________

                         Address for Notices for Morgan as Syndication Agent:

                         Morgan Guaranty Trust Company
                          of New York
                         C/O J.P. Morgan Services, Inc.
                         500 Stanton Christiana Road
                         Newark, Delaware  19713-2107
                         Telecopier No.:   (302) 634-1094
                         Telephone No.:   (302) 634-4671
                         Attention:  Allison Hollis

                              [Signature Page 3]

                         BARCLAYS BANK PLC, as Documentation Agent

                         By:   _________________________________________________
                         Name: _________________________________________________
                         Title:_________________________________________________

                         Address for Notices to Barclays as Documentation Agent:

                         222 Broadway
                         New York, New York  10038
                         Telecopier No.: (212) 412-7585
                         Telephone No.: (212) 412-1306
                         Attention:  Darryl Neider

                              [Signature Page 4]

                         ABN AMRO BANK, N.V., as Co-Agent


                         By:____________________________________________________
                            Charles W. Randall
                            Senior Vice President

                         By:____________________________________________________
                            Cheryl Lipshutz
                            Senior Vice President

                         Address for Notices for ABN AMRO as Co-Agent:

                         Three Riverway, Suite 1700
                         Houston, Texas  77056
                         Telecopier No.:  (713) 621-5801
                         Telephone No.:  (713) 964-3348
                         Attention:  Chuck Randall

                         with copy to:

                         Credit Administration
                         135 South LaSalle Street, Suite 2805
                         Chicago, Illinois  60603
                         Telecopier No.: (312) 904-8840
                         Telephone No.: (312) 904-1133

                              [Signature Page 5]

                         BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                         ASSOCIATION, as Co-Agent

                         By:   _________________________________________________
                         Name: _________________________________________________
                         Title:_________________________________________________

                         Address for Notices for Bank of America as Co-Agent:

                         231 S. LaSalle Street
                         Chicago, Illinois  60697
                         Telecopy No:  (312) 974-9626
                         Telephone No: (312) 828-5239
                         Attn:  Ida Rubens

                              [Signature Page 6]

                         PARIBAS, as Co-Agent

                         By:   _________________________________________________
                         Name: _________________________________________________
                         Title:_________________________________________________

                         By:   _________________________________________________
                         Name: _________________________________________________
                         Title:_________________________________________________

                         Address for Notices for Paribas as Co-Agent:

                         1200 Smith Street, Suite 3100
                         Houston, Texas 77002
                         Attn:  Leah Evans Hughes or Kimberly Miller
                         Telecopy No:  (713) 659-5305
                         Telephone No: (713) 659-4811

                         with copy to:

                         Paribas
                         Houston Agency
                         1200 Smith Street, Suite 3100
                         Houston, Texas 77002
                         Telecopy:  (713) 659-6915
                         Telephone: (713) 659-4811
                         Attn:  Doug Liftman

                              [Signature Page 7]

                         NATIONSBANK, N.A., as Co-Agent

                         By:____________________________________________________
                            Paul Squires
                            Senior Vice President

                         Address for Notices for NationsBank as Co-Agent:

                         901 Main Street
                         Dallas, Texas 75201
                         Attn:  Karen Dumond

                         Telecopy No:  (214) 508-1285
                         Telephone No: (214) 508-2513

                         with copy to:

                         NationsBank, N.A.
                         700 Louisiana, 8th Floor
                         Houston, Texas   77002
                         Telecopy:  (713) 247-6568
                         Telephone: (713) 247-6952
                         Attn:  Paul Squires
                                Senior Vice President

                              [Signature Page 8]

                         SOCIETE GENERALE, SOUTHWEST AGENCY, as Co-Agent

                         By:____________________________________________________
                            Richard Erbert
                            Vice President

                         Address for Notices for Societe Generale as Co-Agent:

                         2001 Ross Avenue, Suite 4800
                         Dallas, Texas  75201
                         Attention:  Loan Administration

                         Telecopy No:  (214) 754-0171
                         Telephone No: (214) 979-2792

                         with copy to:

                         Societe Generale
                         1111 Bagby, Suite 2020
                         Houston, Texas 77002
                         Telecopy:  (713) 650-0824
                         Telephone: (713) 759-6318
                         Attention:  Richard Erbert
                                    Vice President

                         WELLS FARGO BANK (TEXAS), N.A., as Co-Agent

                         By:____________________________________________________
                            J. Alan Alexander
                            Vice President

                         Address for Notices for Wells Fargo Bank as Co-Agent:

                         201 Third Street, 8th Floor
                         San Francisco, California  94103
                         Telecopy: (415) 979-0675
                         Telephone: (415) 477-5425
                         Attention:  Oscar Enriquez

                         with copy to:

                         Wells Fargo Bank (Texas), NA
                         Energy Department
                         1000 Louisiana, Third Floor
                         Telecopy No:  (713) 250-7912
                         Telephone No: (713) 250-1651
                         Attention:  J. Alan Alexander

                              [Signature Page 10]

                         LENDER: CHASE BANK OF TEXAS, NATIONAL
                         ASSOCIATION

                         By:____________________________________________________
                            Russell Johnson
                            Vice President

                         Lending Office for all Loans:

                         Chase Bank of Texas, National Association
                         1111 Fannin
                         Houston, Texas 77002
                         Telecopier No.: (713) 750-3810
                         Telephone No.: (713) 750-2784
                         Attention:  Loan Syndication Services

                         with copy to:

                         Chase Securities Inc.
                         600 Travis, 20th Floor
                         Houston, Texas  77002
                         Telecopier No.: (713) 216-4295
                         Telephone No.:  (713) 216-4147
                         Attention:  Robert Mertensotto

                              [Signature Page 11]

                         MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                         By:   _________________________________________________
                         Name: _________________________________________________
                         Title:_________________________________________________

                         Lending Office for all Loans:

                         Morgan Guaranty Trust Company
                          of New York
                         60 Wall Street
                         New York, New York 10260

                         Address for Notices:

                         Morgan Guaranty Trust Company
                          of New York
                         C/O J.P. Morgan Services, Inc.
                         500 Stanton Christiana Road
                         Newark, Delaware  19713-2107
                         Telecopier No.: (302) 634-1094
                         Telephone No.: (302) 634-4671
                         Attention:  Allison Hollis

                         with a copy to:

                         Morgan Guaranty Trust Company
                          of New York
                         60 Wall Street
                         New York, New York 10260
                         Telex No.:  177615MGTUT
                         Telecopier No.: (212) 648-5348
                         Telephone No.: (212) 648-7612
                         Attention:  John Kowalczuk

                              [Signature Page 12]

                         BARCLAYS BANK PLC

                         By:   _________________________________________________
                         Name: _________________________________________________
                         Title:_________________________________________________

                         Lending Office for all Loans:

                         Barclays Bank PLC - New York Branch
                         ABA #020-002574
                         CLAD Control Account #050-019104
                         Credit: Ocean Energy

                         Address for Notices:

                         222 Broadway
                         New York, New York  10038
                         Telecopier No.: (212) 412-7585
                         Telephone No.: (212) 412-1306
                         Attention:  Darryl Neider

                              [Signature Page 13]

                         ABN AMRO BANK, N.V.

                         By:____________________________________________________
                            Charles W. Randall
                            Senior Vice President

                         By:____________________________________________________
                            Cheryl Lipshutz
                            Senior Vice President

                         Lending Office for all Loans:

                         135 South LaSalle Street, Suite 2805
                         Chicago, Illinois  60603
                         Attention:  Credit Administration

                         Address for Notices:

                         135 South LaSalle Street, Suite 2805
                         Chicago, Illinois  60603
                         Telecopier No.: (312) 904-8840
                         Telephone No.: (312) 904-1133
                         Attention:  Credit Administration

                         with copy to:

                         ABN AMRO North America, Inc.
                         Three Riverway, Suite 1700
                         Houston, Texas  77056
                         Telecopier No.:  (713) 621-5801
                         Telephone No.:  (713) 964-3348
                         Attention:  Chuck Randall

                              [Signature Page 14]

                         BANK OF AMERICA NATIONAL TRUST AND
                         SAVINGS ASSOCIATION

                         By:   _________________________________________________
                         Name: _________________________________________________
                         Title:_________________________________________________

                         Lending Office for all Loans:

                         Bank of America NT & SA
                         231 S. LaSalle Street
                         Chicago, IL 60697


                         Address for Notice:

                         231 S. LaSalle Street
                         Chicago, Illinois  60697
                         Telecopy No:  (312) 974-9626
                         Telephone No: (312) 828-5239
                         Attention:  Ida Rubens

                         with copy to:

                         333 Clay Street, Suite 4550
                         Houston, Texas  77002
                         Telecopy No: (713) 651-4841
                         Telephone No: (713) 651-4881
                         Attention:  Ronald E. McKaig

                              [Signature Page 15]

                         PARIBAS

                         By:____________________________________________________
                            Doug Liftman
                            Vice President

                         By:____________________________________________________
                            Barton D. Schouest
                            Managing Director

                         Lending Office for all Loans:

                         1200 Smith Street, Suite 3100
                         Houston, Texas 77002

                         Address for Notice:

                         1200 Smith Street, Suite 3100
                         Houston, Texas 77002
                         Attn:  Leah Evans-Hughes or Kimberly Miller
                         Telecopy No:  (713) 659-5305
                         Telephone No: (713) 659-4811

                         with copy to:

                         Paribas
                         Houston Agency
                         1200 Smith Street, Suite 3100
                         Houston, Texas 77002
                         Telecopy:  (713) 659-6915
                         Telephone: (713) 659-4811
                         Attn:  Doug Liftman
                                Vice President

                              [Signature Page 16]

                         NATIONSBANK, N.A.

                         By:____________________________________________________
                            Paul Squires
                            Senior Vice President

                         Lending Office for all Loans:

                         901 Main Street
                         Dallas, Texas 75201

                         Address for Notice:

                         901 Main Street
                         Dallas, Texas 75201
                         Attn:  Karen Dumond

                         Telecopy No:  (214) 508-1285
                         Telephone No: (214) 508-2513

                         with copy to:

                         NationsBank, N.A.
                         700 Louisiana, 8th Floor
                         Houston, Texas   77002
                         Telecopy:  (713) 247-6568
                         Telephone: (713) 247-6952
                         Attn:  Paul Squires
                                Senior Vice President

                              [Signature Page 17]

                         SOCIETE GENERALE, SOUTHWEST AGENCY

                         By:____________________________________________________
                            Richard Erbert
                            Vice President

                         Lending Office for all Loans:

                         2001 Ross Avenue, Suite 4800
                         Dallas, Texas  75201

                         Address for Notice:

                         2001 Ross Avenue, Suite 4800
                         Dallas, Texas  75201
                         Telecopy No:  (214) 754-0171
                         Telephone No: (214) 979-2792
                         Attention:  Loan Administration

                         with copy to:

                         Societe Generale
                         1111 Bagby, Suite 2020
                         Houston, Texas 77002
                         Telecopy:  (713) 650-0824
                         Telephone: (713) 759-6318
                         Attention:  Richard Erbert
                                     Vice President

                              [Signature Page 18]

                         WELLS FARGO BANK (TEXAS), N.A.

                         By:__________________________________________________
                            J. Alan Alexander
                            Vice President

                         Lending Office for all Loans:

                         201 Third Street, 8th Floor
                         San Francisco, California  94103

                         Address for Notice:

                         201 Third Street, 8th Floor
                         San Francisco, California  94103
                         Telecopy: (415) 979-0675
                         Telephone: (415) 477-5425
                         Attention:  Oscar Enriquez

                         with copy to:

                         Wells Fargo Bank (Texas), NA
                         Energy Department
                         1000 Louisiana, Third Floor
                         Telecopy No:  (713) 250-7912
                         Telephone No: (713) 250-1651
                         Attention:  J. Alan Alexander

                              [Signature Page 19]

                         HIBERNIA NATIONAL BANK

                         By:___________________________________________________
                            Colleen McEvoy
                            Vice President

                         Lending Office for all Loans:

                         313 Carondelet Street
                         New Orleans, LA  70130

                         Address for Notices:

                         313 Carondelet Street, Suite 1300
                         New Orleans, LA  70130
                         Telecopier No.:  (504) 533-5434
                         Telephone No.:  (504) 533-5395
                         Attention:  Energy/Maritime Department


                              [Signature Page 20]

                         TORONTO DOMINION (TEXAS) INC.

                         By: _________________________________________
                         Name:________________________________________
                         Title:_______________________________________

                         Lending Office for all Loans:

                         909 Fannin, Suite 1700
                         Houston, Texas  77002

                         Address for Notices:

                         909 Fannin, Suite 1700
                         Houston, Texas  77002
                         Telecopier No.: (713) 652-2647
                         Telephone No.: (713) 653-8201
                         Attention:  Mark Green


                              [Signature Page 21]

                         U.S. BANK NATIONAL ASSOCIATION

                         By:_______________________________________________
                         Name:_____________________________________________
                         Title:____________________________________________

                         Lending Office for all Loans:

                         918 17th Street, Suite 300
                         Denver, Colorado  80202

                         Address for Notice:

                         918 17th Street, Suite 300
                         Denver, Colorado  80202
                         Telecopy No:  (303) 585-4362
                         Telephone No: (303) 585-4209
                         Attention:  Charles S. Searle


                              [Signature Page 22]

                         BANK ONE, TEXAS, N.A.

                         By:_______________________________________________
                         Name:_____________________________________________
                         Title:____________________________________________

                         Lending Office for all Loans:

                         910 Travis, 6th Floor
                         Houston, Texas 77002

                         Address for Notices:

                         Bank One, Texas, N.A.
                         910 Travis, 6th Floor
                         Houston, Texas 77002
                         Telecopier No.:  (713) 751-3544
                         Telephone No.:  (713) 751-3564
                         Attention:  John Lane

                              [Signature Page 23]

                         CREDIT SUISSE FIRST BOSTON

                         By:____________________________________________
                         Name:__________________________________________
                         Title:_________________________________________

                         By:____________________________________________
                         Name:__________________________________________
                         Title:_________________________________________

                         Lending Office for all Loans:

                         11 Madison Avenue, 20th Floor
                         New York, New York 10010

                         Address for Notices:

                         11 Madison Avenue, 20th Floor
                         New York, New York 10010
                         Telecopier No.: (212) 325-8314
                         Telephone No.: (212) 325-9069
                         Attention:  Charlie Thompson
                                     James Moran

                         with copy to:

                         600 Travis, 30th Floor
                         Houston, Texas  77002
                         Telecopier No.: (713) 237-0325
                         Telephone No.: (713) 220-6774
                         Attention:  Scott Brown

                              [Signature Page 24]

                         FIRST NATIONAL BANK OF COMMERCE

                         By:________________________________________________
                            David R. Reid
                            Senior Vice President

                         Lending Office for all Loans:

                         210 Baronne Street
                         New Orleans, Louisiana 70112

                         Address for Notices:

                         First National Bank of Commerce
                         210 Baronne Street
                         New Orleans, Louisiana
                         Telecopier No.: (504) 561-1316
                         Telephone No.:  (504) 561-2085
                         Attention:  Shelia Mason

                         with copy to:

                         600 Jefferson Street, 3rd Floor
                         Lafayette, Louisiana  70501
                         Telecopier No: (318) 265-3228
                         Telephone No: (318) 265-3455
                         Attention:  David R. Reid
                                     Senior Vice President

                              [Signature Page 25]

                         BANK OF NEW YORK

                         By:_____________________________________________
                         Name:___________________________________________
                         Title:__________________________________________

                         Lending Office for all Loans:

                         One Wall Street, 19th Floor
                         New York, New York  10286

                         Address for Notices:

                         One Wall Street, 19th Floor
                         New York, New York  10286
                         Telecopier No.: (212) 635-7923
                         Telephone No.: (212) 635-7861
                         Attention:  Felicia La Forgia

                              [Signature Page 26]

                         SOUTHWEST BANK OF TEXAS, N.A.

                         By:______________________________________________
                            A. Stephen Kennedy
                            Vice President/Manager Energy Lending

                         Lending Office for all Loans:

                         5 Post Oak Park
                         4400 Post Oak Parkway
                         Houston, Texas  77027

                         Address for Notices:

                         5 Post Oak Park
                         4400 Post Oak Parkway
                         Houston, Texas  77027
                         Telecopier No.: (713) 621-2031
                         Telephone No.: (713) 235-8881 x1707
                         Attention:  A. Stephen Kennedy

                              [Signature Page 27]

AGENT:                   THE CHASE MANHATTAN BANK, as Competitive Bid Auction
                         Agent

                         By:__________________________________________________
                         Name:________________________________________________
                         Title:_______________________________________________

                         Address for Notices to Chase as Competitive Bid Auction Agent:

                         The Chase Manhattan Bank
                         Loan and Agency Services
                         One Chase Manhattan Plaza, 8th Floor
                         New York, New York  10081
                         Telecopier No.: (212) 552-5627
                         Telephone No.:  (212) 552-7259
                         Attention:  Chris Consomer


                              [Signature Page 28]

                                    ANNEX I

                  LIST OF COMMITMENTS AND CANADIAN COMMITMENTS
                  --------------------------------------------

                               as of July 8, 1998


                       U.S. Lenders and U.S. Commitments

                  Canadian Lenders and Canadian Subcommitments

                                    U.S. Commitment                          Global
         Name of Lender                Percentage      Commitment    Commitment Percentage
---------------------------------   ----------------   -----------   ----------------------

Chase Bank of Texas,                        7.76451%   $35,000,000                 8.75000%
 National Association

Morgan Guaranty Trust Company               8.19112%   $32,000,000                 8.00000%
 of New York

Barclays Bank PLC                           8.19112%   $32,000,000                 8.00000%

NationsBank, N.A.                           8.19112%   $32,000,000                 8.00000%

ABN Amro Bank, N.V.                         7.67918%   $30,000,000                 7.50000%

Bank of America NT & SA                     7.67918%   $30,000,000                 7.50000%

Bank One, Texas, N.A.                       7.67918%   $30,000,000                 7.50000%

Paribas                                     7.67918%   $30,000,000                 7.50000%

Societe Generale, Southwest                 7.67918%   $30,000,000                 7.50000%
 Agency

Wells Fargo Bank (Texas), N.A.              7.67918%   $30,000,000                 7.50000%

Hibernia National Bank                      4.60751%   $18,000,000                 4.50000%

Toronto Dominion (Texas) Inc.               3.41297%   $18,000,000                 4.50000%

U.S. Bank National Association              4.60751%   $18,000,000                 4.50000%

Credit Suisse First Boston                  3.83960%   $15,000,000                 3.75000%

Bank of New York                            2.55973%   $10,000,000                 2.50000%

Southwest Bank of Texas, N.A.               2.55973%   $10,000,000                 2.50000%


                                   Annex-I-1

                  Canadian Lenders and Canadian Subcommitments

Name of Lender                          Subcommitment Percentage      Commitment
-------------------------------------   -------------------------   ---------------
The Chase Manhattan Bank of Canada                            50%   CDN $12,500,000

Toronto Dominion Bank                                         50%   CDN $12,500,000

                          Affiliated Canadian Lenders


     Lender                      Canadian Affiliate
     ------                      ------------------

Chase Bank of Texas,             The Chase Manhattan Bank of Canada
  National Association

Toronto Dominion (Texas) Inc.    Toronto Dominion Bank

                                   Annex-I-2

                                  EXHIBIT A-1

                                   [FORM OF]

                                PROMISSORY NOTE
                              (CONVENTIONAL LOANS)

$______________                                       _______________, 199_/200_


     FOR VALUE RECEIVED, Ocean Energy, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of _____________________ (the "Lender"), for the account of its respective Applicable Lending Offices provided for by the Credit Agreement as hereinafter defined, at the principal office of Chase Bank of Texas, National Association, 707 Travis, Houston, Texas 77002, the principal sum of _____________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Conventional Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The date, amount, Type, interest rate and maturity date of each Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof.

     This Note is one of the Conventional Loan Notes referred to in the Amended and Restated Global Credit Agreement (such Global Credit Agreement together with all amendments and supplements thereto being the "Credit Agreement") dated as of July 8, 1998 among the Company, the Lenders named therein (including the Lender), Chase Bank of Texas, National Association, as Administrative Agent, Morgan Guaranty Trust Company of New York, as Syndication Agent, Barclays Bank PLC, as Documentation Agent, and ABN Amro Bank, N.V., Bank of America National Trust & Savings Association, Paribas, NationsBank, N.A., Societe Generale, Southwest Agency and Wells Fargo Bank (Texas), N.A., as Co-Agents, and evidences the Conventional Loans made by the Lender thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

     This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Conventional Loans upon the terms and conditions specified therein and other pertinent terms.

                                     A-I-1

     THIS NOTE (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

     This Note is "Senior Indebtedness" and "Specified Senior Indebtedness" under and for purposes of the 95 Indenture; and "Senior Indebtedness" and "Designated Senior Indebtedness" under and for purposes of the 96 Indenture, the 97 Indenture and the 98 Senior Subordinated Indenture.

     It is the intent of the Company and the Lender to conform strictly to the usury laws applicable to the Lender. Accordingly, reference is made to Section
12.15 of the Credit Agreement which is incorporated herein by reference for all purposes.


                                    OCEAN ENERGY, INC., a Delaware corporation



                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                     A-I-2

                                  EXHIBIT A-2

                                   [FORM OF]

                                PROMISSORY NOTE
                                (BID RATE LOANS)


                                                          __________, 199_/200_


     FOR VALUE RECEIVED, Ocean Energy, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of _________________ (the "Lender"), for the account of its respective Applicable Lending Offices provided for by the Credit Agreement as hereinafter defined, at the principal office of Chase Bank of Texas, National Association, at 707 Travis, Houston, Texas 77002, the aggregate unpaid principal amount of the Bid Rate Loans made by the Lender to the Company under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Bid Rate Loan, at such office, in like money and funds, for the period commencing on the date of each such Bid Rate Loan until such Bid Rate Loan shall be paid in full, at the rates per annum and on the dates provided in the Bid Loan Quote provided by such Lender in connection with such Loan and accepted by the Company.

     The date, amount, Type, interest rate and maturity date of each Bid Rate Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof.

     This Note is one of the Bid Rate Notes referred to in the Amended and Restated Global Credit Agreement (such Global Credit Agreement together with all amendments and supplements thereto being the "Credit Agreement") dated as of July 8, 1998 among the Company, the Lenders named therein (including the Lender), Chase Bank of Texas, National Association, as Administrative Agent, Morgan Guaranty Trust Company of New York, as Syndication Agent, Barclays Bank PLC, as Documentation Agent, and ABN Amro Bank, N.V., Bank of America National Trust & Savings Association, Paribas, NationsBank, N.A., Societe Generale, Southwest Agency and Wells Fargo Bank (Texas), N.A., as Co-Agents, and evidences Bid Rate Loans made by the Lender thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

     This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events.

                                     A-2-1

     THIS NOTE (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

     This Note is "Senior Indebtedness" and "Specified Senior Indebtedness" under and for purposes of the 95 Indenture; and "Senior Indebtedness" and "Designated Senior Indebtedness" under and for purposes of the 96 Indenture, the 97 Indenture and the 98 Senior Subordinated Indenture.

     It is the intent of the Company and the Lender to conform strictly to the usury laws applicable to the Lender. Accordingly, reference is made to Section
12.15 of the Credit Agreement which is incorporated herein by reference for all purposes.


                                    OCEAN ENERGY, INC., a Delaware corporation



                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                     A-2-2

                                  EXHIBIT B-1

                            [FORM OF LEGAL OPINION]


                                     B-1-1

                                  EXHIBIT B-2

                       [FORM OF LOUISIANA LEGAL OPINION]


                                     B-2-1

                                  EXHIBIT C-1

                                   [FORM OF]

                 BORROWING, CONTINUATION AND CONVERSION REQUEST
                 ----------------------------------------------


                                                    _______________, 199__/200_

     Ocean Energy, Inc., a Delaware corporation (the "Company"), pursuant to that certain Amended and Restated Global Credit Agreement dated as of July 8, 1998 among the Company, Chase Bank of Texas, National Association, as Administrative Agent, Morgan Guaranty Trust Company of New York, as Syndication Agent, Barclays Bank PLC, as Documentation Agent, and ABN Amro Bank, N.V., Bank of America National Trust & Savings Association, Paribas, NationsBank, N.A., Societe Generale, Southwest Agency and Wells Fargo Bank (Texas), N.A., as Co-Agents, and the lenders parties thereto (such Global Credit Agreement together with all amendments and supplements thereto being the "Credit Agreement"), hereby makes the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):

   1.  Conventional Loans:
   (a) Aggregate amount of new Conventional Loans to be $________________;
   (b) Requested funding date is _________________, 199__/200_;
   (c) $_____________________ of such borrowings are to be Eurodollar Loans; $_____________________ of such borrowings are to be Base Rate Loans; and
   (d) Length of Interest Period for Eurodollar Loans is: ____________________.

   2. Eurodollar Loan Continuation for Eurodollar Loans maturing on _____________:
   (a) Aggregate amount to be continued as Eurodollar Loans is $_______________;
   (b) Aggregate amount to be converted to Base Rate Loans is $_______________;
   (c) Length of Interest Period for continued Eurodollar Loans is _________________.
   3.  Conversion of Outstanding Base Rate Loans to Eurodollar Loans:

       Convert $__________________ of the outstanding Base Rate Loans to Eurodollar Loans on _________________________ with an Interest Period of ______________________.

                                     C-1-1

   4.  Letter of Credit
   (a) Account Party: _________________________
   (b) Issuance Date: _________________________
   (c) Beneficiary:_________________________
   (d) Expiration Date: _________________________
   (e) Delivery Instructions:____________________
       ___________________________________________

     The undersigned certifies that he[she] is the _____________________ of the Company, and that as such he[she] is authorized to execute this certificate on behalf of the Company. The undersigned further certifies, represents and warrants on behalf of the Company that the Company is entitled to receive the requested borrowing, continuation or conversion under the terms and conditions of the Credit Agreement, including the condition set forth in Section 6.02(c).

     In connection with the foregoing, attached hereto are (with calculations demonstrating such ratio) [(i)] the Percentage Usage for the Company, after giving effect to the requested borrowing or issuance [to the extent necessary] [and (ii) the Fixed Charge Coverage Ratio (as defined in the Indentures) for the Company after giving effect to the requested borrowing or issuance].


                                    OCEAN ENERGY, INC., a Delaware corporation



                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

                                     C-1-2

                                  EXHIBIT C-2

                       [Form of Competitive Bid Request]
                                              [Date]


TO:    The Chase Manhattan Bank,
       As Competitive Bid Auction Administrator
       One Chase Manhattan Plaza, 8th Floor
       New York, New York  10081

FROM:  Ocean Energy, Inc., a Louisiana corporation

RE:    Competitive Bid Request

     Pursuant to Section 2.02(g) of that certain Amended and Restated Global Credit Agreement (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") dated as of July 8, 1998 among Ocean Energy, Inc., a Delaware corporation (the "Company"), the Lenders parties thereto, Chase Bank of Texas, National Association, as Administrative Agent, Morgan Guaranty Trust Company of New York, as Syndication Agent, Barclays Bank PLC, as Documentation Agent, and ABN Amro Bank, N.V., Bank of America National Trust & Savings Association, Paribas, NationsBank, N.A., Societe Generale, Southwest Agency and Wells Fargo Bank (Texas), N.A., as Co-Agents, we hereby give notice that we request quotes for the following proposed Bid Rate Loan(s):

     Borrowing      Quotation                                      Interest
       Date           Date/1/   Amount/2/  Type  Duration/3/    Payment Dates
  --------------  ------------  ---------  ----  -----------    -------------

     Terms used herein have the meanings assigned to them in the Credit
Agreement.

[insert other terms, if any]

                                    OCEAN ENERGY, INC., a Delaware corporation


                                    By:_______________________________________
                                    Title:____________________________________

-------------------
/1/ For use if an Absolute Rate is requested to be submitted before the borrowing date.
/2/ Each amount must be at least $5,000,000.
/3/ 1, 2, 3 or 6 months, or 9 or 12 months, if available, in the case of a Eurodollar Loan or, in the case of an Absolute Rate Loan, a period of not less than 7 days and not more than 360 days after the making of such Absolute Rate Loan and ending on a Business Day.

                                     C-2-1

                                  EXHIBIT C-3

                            [Form of Bid Loan Quote]


The Chase Manhattan Bank,
 as Competitive Bid Auction Administrator

Attention:

Re:  Bid Rate Loan Quote to
     Ocean Energy, Inc., a Delaware corporation (the "Company")

     This Bid Rate Loan quote is given in accordance with Section 2.02(g) of that certain Amended and Restated Global Credit Agreement (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") dated as of July 8, 1998 among the Company, the Lenders parties thereto (including the Lender), Chase Bank of Texas, National Association, as Administrative Agent, Morgan Guaranty Trust Company of New York, as Syndication Agent, Barclays Bank PLC, as Documentation Agent, and ABN Amro Bank, N.V., Bank of America National Trust & Savings Association, Paribas, NationsBank, N.A., Societe Generale, Southwest Agency and Wells Fargo Bank (Texas), N.A., as Co-Agents. Terms defined in the Credit Agreement are used herein as defined therein.

     In response to the Company's invitation dated _______________, 19___/200_, we hereby make the following Bid Loan Quote(s) on the following terms:

     1.  Quoting Lender:
     2.  Person to contact at Quoting Lender:
     3. We hereby offer to make Bid Rate Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Borrowing   Quotation                                     Interest
   Date        Date    Amount(s)/s/  Type  Duration/5/  Payment Dates   Rate/6/
---------   ---------  ------------  ----  -----------  -------------  --------


-----------------
/4/ The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $5,000,000.
/5/ 1, 2, 3 or 6 months, or 9 or 12 months, if available, in the case of a Eurodollar Loan or, in the case of an Absolute Rate Loan, a period of up to 360 days after the making of such Absolute Rate Loan and ending on a Business Day, as specified in the related Competitive Bid Request.
/6/ For a Eurodollar Loan, specify margin over or under the Eurodollar Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/100 of 1%) and specify whether "PLUS" or "MINUS". For an Absolute Rate Loan, specify rate of interest per annum (rounded to the nearest 1/100 of 1%).


                                     C-3-1

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Bid Rate Loan(s) for which any offer(s) [is] [are] accepted, in whole or in part.

     This offer expires ___________ [a.m.] [p.m.] Houston time on
___________________, 199___/200_.

                              Very truly yours,


                              [Name of Lender]



Dated:                        By:_________________________________
                                    Authorized Officer

                                     C-3-2

                                   EXHIBIT D

                                  SUBSIDIARIES


     Unless otherwise indicated in this Exhibit D, 100% of the capital stock of each of the Subsidiaries listed below is legally and beneficially owned by OEI-Louisiana.

     Unless otherwise indicated in this Exhibit D, the principal place of business and chief executive office of each of the Subsidiaries listed below is located at 1201 Louisiana, Suite 1400, Houston, Texas 77002.

     Unless otherwise indicated in this Exhibit D, each of the Subsidiaries listed below is a Delaware corporation.

     Unless otherwise indicated in this Exhibit D, each of the Subsidiaries listed below is a Restricted Subsidiary for purposes of the Global Credit Agreement.

     UMC Pipeline Corporation

     United Meridian International Corporation

     UMIC Cote d'Ivoire Corporation

     UMC Cayman Islands Corporation (a Cayman Islands corporation)

     Ocean Energy Resources, Inc.

          Ocean Energy Resources Canada, Ltd. (a British Columbia company).
          100% of the capital stock of this corporation is legally and beneficially owned by Ocean Energy Resources, Inc. The principal place of business and chief executive office of Ocean Energy Resources Canada, Ltd. is located at First Canada Centre, Suite 1000, 350 Fifth Avenue S.W., Calgary, Alberta T2P 3N9.

     UMC Equatorial Guinea Corporation

     Silver Eagle Resources (an Alberta company)

     UMC Bangladesh (________________)

     Havre Pipeline Company, LLC (Unrestricted Subsidiary)

     Lion GPL, S.A. (Unrestricted Subsidiary)

     F&R International (________________)

                                   EXHIBIT E

                                  PARTNERSHIPS
                                  ------------

     [List Partnerships]

                                   EXHIBIT F

                             LIST OF LOAN DOCUMENTS
                             ----------------------

1.  The Notes
2.  Guaranty Agreement.
3.  Canadian Credit Agreement.
4.  Promissory Notes issued by Ocean Canada under the Canadian Credit Agreement.
5.  Ocean Canada Guaranty Agreement executed by OEI-Louisiana.
6.  Ocean Canada Guaranty Agreement executed by the Company.
7.  Fee Letter.
8.  Intercreditor Agreement.

                                   EXHIBIT G

                                   [FORM OF]

                           ASSIGNMENT AND ACCEPTANCE
                           -------------------------

                         Dated: __________, 199__/200_


     Reference is made to that certain Amended and Restated Global Credit Agreement dated as of July 8, 1998 among Ocean Energy, Inc., a Delaware corporation (the "Company"), Chase Bank of Texas, National Association, as Administrative Agent, Morgan Guaranty Trust Company of New York, as Syndication Agent, Barclays Bank PLC, as Documentation Agent, and ABN Amro Bank, N.V., Bank of America National Trust & Savings Association, Paribas, NationsBank, N.A., Societe Generale, Southwest Agency and Wells Fargo Bank (Texas), N.A., as Co-Agents, and the lenders parties thereto (such Credit Agreement together with all amendments and supplements thereto being the "Credit Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance, between the Assignor (as defined and set forth on Schedule I hereto and made a part hereof) and the Assignee (as defined and set forth on Schedule I hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule I hereto and made a part hereof).

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Credit Agreement respecting those, and only those, Commitments and Loans contained in the Credit Agreement as are set forth on Schedule I, in a principal amount as set forth on
Schedule I.

     2. The Assignor (i) represents and warrants that it owns the Assigned Interest free and clear from any Lien or adverse claim; (ii) other than the representation and warranty set forth in clause (i) above, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument, document or agreement delivered in connection therewith, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any of its Subsidiaries or the performance or observance by the Company and its Subsidiaries of any of their respective obligations under the Credit Agreement or any Loan Document to which it is a party; and (iv) attaches the Notes held by it evidencing the Assigned Interest and requests that the Company exchange such Notes for new Notes payable to the Assignor (if the Assignor has retained any interest in the Assigned Interest) and new Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on or before the Effective
Date).

     3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the Financial Statements, or if later, the most recent financial statements delivered pursuant to Section 8.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon either the Administrative Agent, any other Agent, any other Lender or the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it; and (v) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Company effective as of the Effective Date (which Effective Date shall, unless otherwise agreed, be at least five (5) Business Days after the execution of this Assignment and Acceptance).

     5. Upon receipt by the Company, all payments under the Credit Agreement in respect of the Assigned Interest (including without limitation, all payments of principal, interest and fees with respect thereto) for the period up to, but not including, the Effective Date, shall be made to the Assignor, and for the period from and after the Effective Date shall be made to the Assignee. Assignor and Assignee hereby agree that if Assignor receives any of the payments referred to in the preceding sentence which should have been made to Assignee, or if Assignee receives any of the payments referred to in the previous sentence which should have been made to Assignor, such payments shall promptly be paid by Assignor to Assignee, or by Assignee to Assignor, as the case may be, in full.

     6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance and Section 12.06 of the Credit Agreement, shall have the rights and obligations thereunder, including without limitation, rights under the Intercreditor Agreement, to which Assignee hereby agrees to be bound, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance and
Section 12.06 of the Credit Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. THIS ASSIGNMENT AND ACCEPTANCE (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on
Schedule I hereto.


                              ---------------------------------------------
                                             as Assignor


                              By:__________________________________________
                              Name:________________________________________
                              Title:_______________________________________



                              ---------------------------------------------
                                               as Assignor


                              By:__________________________________________
                              Name:________________________________________
                              Title:_______________________________________

                              APPROVED:

                              Ocean Energy, Inc., a Delaware corporation



                              By:__________________________________________
                              Name:________________________________________
                              Title:_______________________________________


                              Chase Bank of Texas, National Association, as Administrative Agent


                              By:__________________________________________
                              Name:________________________________________
                              Title:_______________________________________

                    SCHEDULE I TO ASSIGNMENT AND ACCEPTANCE


Assignor: _____________________

Commitment of Assignor Prior to Effective Date:  $______________


Commitment of Assignor After Effective Date:    $______________


Assignee: _____________________

Commitment of Assignee Prior to Effective Date:  $______________


Commitment of Assignee After Effective Date:    $______________


Effective Date of Assignment: _____________, 199__/200_

Amount of Commitment Hereby Assigned:      $___________


                      Outstanding
   Commitment      Principal Amount
    Assigned           Assigned
 --------------    ----------------

$______________  $______________


                                 SCHEDULE 1-1

                              Assignee's Base Rate
                              Lending Office:

                              _____________________________
                              _____________________________
                              _____________________________


                              Assignee's Eurodollar
                              Lending Office:

                              _______________________________
                              _______________________________
                              _______________________________


                              Address for Notice:

                              ____________________________
                              ____________________________
                              ____________________________
                              Attn:_______________________
                              Telex No:___________________
                              Telecopy No:__________________
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                                 SCHEDULE 1-2